U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10 /A-2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

DIGITILITI, INC.

 (Exact name of Registrant as specified in its charter)

000-53235

(SEC File No.)

Delaware	26-1408538
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

266 East 7th Street, 4th Floor

St. Paul, Minnesota  55101

(Address of Principal Executive Office)

Registrant's Telephone Number, including Area Code:  (651) 925-3200

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each Exchange on which each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class
$0.001 par value common stock

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

[  ]

Large Accelerated Filer

[  ]

Accelerated Filer

[  ]

Non-Accelerated Filer

[  ]

Smaller Reporting Company

(Do not check if a smaller reporting company)

The Exhibit Index is located on page 89 ..

TABLE OF CONTENTS

Item 1.  Business.

3

Item 1A.  Risk Factors

19

Item 2.  Financial Information

27

Item 3.  Properties

35

Item 4.  Security Ownership of Certain Beneficial Owners and Management

35

Item 5.  Directors and Executive Officers, Promoters and Control Persons.

38

Item 6.  Executive Compensation

41

Item 7.  Certain Relationships and Related Transactions, and Director Independence

42

Item 8.  Legal Proceedings

46

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder

Matters

46

Item 10.  Recent Sales of Unregistered Securities

50

Item 11.  Description of Registrant’s Securities to be Registered

57

Item 12.  Indemnification of Directors and Officers

57

Item 13.  Financial Statements and Supplementary Data

58

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

89

Item 15.  Financial Statements and Exhibits

89

SIGNATURES

91

Item 1.  Business.

Introduction

Digitiliti, Inc. (“Digitiliti,” our “Company,” “we,” “us,” and “our” or words of similar import) was organized pursuant to the laws of the State of Delaware on March 31, 2006, under the name “Cyclone Holdings, Inc.”  We became a holding company under the Delaware General Corporation Law in 2006; at that time, we had no operations or assets.

Storage Elements, Inc., a Minnesota corporation (“Storage”), acquired a controlling interest in us in January, 2007. We effected a pro rata recapitalization comprised of a reverse split and a dividend in March, 2007, and we completed a “reverse” merger with Storage, effective August 17, 2007, by which we became a successor to Storage and its business operations.

For additional information regarding these and other historical events about us, see the heading “Business Development,” Item 1, below.

Business Development

Holding Company Merger

Our predecessor, Themescapes, Inc., a publicly-held company (“Themescapes”), was incorporated in the State of Delaware on January 5, 1994, under the name “Fidelity Distributing Services, Inc.,” which changed its name to “Scotty’s Original Brew” on February 4, 1997.  Pursuant to an Agreement and Plan of Merger effective December 14, 1998, involving us and Digitial Interactive Computerized Education, Inc., a California corporation, the name was changed to “Themescapes, Inc.”  Pursuant to an Agreement and Plan of Merger dated as of March 31, 2006, between us, Themescapes and Bulldog Merger, Inc., a Delaware corporation (“Bulldog”), we became a holding company under Section 251 (G) of the Delaware General Corporation Law; Themescapes was merged with and into Bulldog; and shares of our common stock were exchanged for outstanding shares of common stock of Themescapes (the “Themescapes Merger”).  Themescapes had been inactive for over five (5) years and had no business operations at the time of the closing of the Themescapes Merger.  Bulldog was also formed in the State of Delaware on March 31, 2006, as part of the process by which we became a holding company.  Following the closing of the Themescapes Merger, our interest in Themescapes was disposed of for nominal consideration, leaving us as a publicly-held company with no assets or business operations.

Change in Control

Effective January 5, 2007, Storage acquired a controlling interest in us for $225,000 under a Stock Purchase Agreement dated December 15, 2006, for the purpose of effecting a “reverse” reorganization or merger of Storage, if approved by shareholders, with us and under which Storage would become a publicly-held company.

Name Change

On February 27, 2007, we filed a Certificate of Amendment changing our name to “Digitiliti, Inc.”

Storage Elements, Inc.

Storage was organized in the State of Minnesota on October 3, 2003, by Brad D. Wenzel, Ronald G. Wenzel and Laura Wenzel, to engage in the business of providing cost effective data protection solutions to enterprises and organizations of all sizes.  Brad D. Wenzel and Laura Wenzel are currently directors and executive officers of Digitiliti, and Ronald G. Wenzel is a former director and executive officer of Storage.  For detailed information about equity and debt financings of Storage that involved the  offer and sale of shares of its common stock, warrants convertible notes and stock option grants, see the heading “Recent Sales of Unregistered Securities,” Item 10.

Company Recapitalization

Effective February 27, 2007, we completed a recapitalization whereby we effected a 40,000 for one reverse split of our outstanding common stock, with all fractional shares being rounded up to the nearest whole share, followed by an immediate 200 for one pro rata stock dividend that required a mandatory exchange of stock certificates resulting in the dividend having the same effect as a 200 for one forward stock split, which became effective on March 5, 2007 (the “Recapitalization”).  Depository Trust Company (“DTC”) participants and the beneficial holders of our common stock held by DTC were deemed to be holders of record for all purposes of the Recapitalization, provided that we received advice of these respective positions from DTC participants within 30 days of the effective date of the Recapitalization; a number of extensions to that date were granted to reasonably ensure that all shareholders entitled to participate in the Recapitalization and to receive the dividend were accounted for; these extensions have all passed, and no further adjustments will be made as a result of the Recapitalization.  All common stock computations regarding our outstanding securities in this Registration Statement take in account this Recapitalization.

Storage Elements, Inc. Merger

Effective August 17, 2007, Cyclone Acquisition Corp., a Minnesota corporation formed by us and our wholly-owned subsidiary (“Cyclone Acquisition”), merged with and into Storage (the “Storage Merger”).  The Storage Merger was approved by persons owning a majority of the outstanding voting securities of Storage on August 16, 2007; by us as the sole stockholder of Cyclone Acquisition; and by the respective Boards of Directors of all of the parties.  There were no dissenting stockholders.  All outstanding shares of common stock of Storage were exchanged on a one for one basis for shares of our common stock; and all outstanding convertible debt and common stock equivalents of Storage such as options, warrants or convertible notes remained outstanding and were assumed by us, with our common stock to be issued on exercise or conversion of these convertible securities. All of these securities, including our shares of common stock that may be issued on exercise or conversion of these securities, are “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission.  Storage’s name was also changed to “Digitiliti, Inc.,” and Storage remains our wholly-owned Minnesota subsidiary.  We have used “Storage” for purposes of clarity, where deemed necessary, throughout this Registration Statement.  For information about the securities issued and exchanged in the Storage Merger, see the heading “Recent Sales of Unregistered Securities,” Item 10.  The following table reflects the outstanding securities of Digitiliti and Storage on a pre-Merger and combined post-Merger basis:

Digitiliti Pre-Merger Outstanding Shares	Storage Pre-Merger Outstanding Shares (1)	Storage Pre-Merger Outstanding Convertible Securities (2)	Digitiliti Post-Merger Outstanding Shares (3)	Digitiliti Post-Merger Outstanding Convertible Securities (2)
369,211 Shares	21,320,216 Shares	12,415,014 Shares	21,439,427 Shares	12,415,014 Shares

(1)

Includes 10,571 shares issued by us to Storage’s Chief Accounting Officer that were required to have been issued before closing; 4,000 shares issued by us to Storage’s public relations firm pursuant to a Letter Agreement executed prior to the closing of the Storage Merger that were required to have been issued before closing; 20,614 shares issued at $0.35 per share to four stockholders who had pre-emptive rights to acquire additional shares of common stock of Storage at the closing of the Storage Merger; and 3,051 shares issued pursuant to rounding in connection with the Recapitalization.

(2)

We assumed (i) 4,118,364 outstanding Storage warrants to acquire 4,118,364 shares of common stock at $0.35 - $0.50 per share; (ii) $1,618,550 in 12% convertible notes which are convertible into shares of our common stock at a conversion price of $0.50 per share (3,237,100 shares), and one (1) warrant for each $1.00 invested (1,618,550 warrants), half at an exercise price of  $1.50 per share and half at exercise price $2.25 per share; and (iii) 3,441,000 options to purchase shares of our common stock for shares underlying stock options granted by Storage pursuant to its 2007 Stock Option Plan, with the latter being subject to vesting requirements of the respective stock option grants.

(3)

Takes into account the one for one exchange of our shares of common stock for outstanding shares of common stock of Storage under the Storage Merger and the cancellation of 250,000 post-Recapitalization shares of our common stock owned and acquired by Storage on January 5, 2007, which were cancelled under the Storage Merger.

Digitiliti and Successor References

Under the Storage Merger, Storage became our wholly-owned subsidiary through which all of our business operations are currently conducted, and we succeeded to the business operations of Storage.  Therefore, unless specifically stated otherwise, all further references to “Digitiliti,” “we,” “our,” “us” and words of similar import refer to Digitiliti, Inc., a Delaware corporation and the registrant hereunder (the “Registrant”).  Where deemed appropriate for a clearer understanding of the information presented in this Registration Statement, information or data is described under certain captions or headings separately under Digitiliti or Storage and combined under Digitiliti.

The consolidated financial statements that are filed with this Registration Statement account for the Storage Merger as a capital transaction in substance (and not a business combination of two operating entities) that would be equivalent to Storage issuing securities to Digitiliti in exchange for the net monetary liabilities of Digitiliti, accompanied by a recapitalization, and, as a result, no goodwill relating to the Storage Merger was recorded.  See Items  13 and 15.

Recent Events in 2008

Recent Technology Acquisition

On March 13, 2008, we acquired a commercially-proven technology from StorageSwitch, LLC, a Colorado limited liability company (“StorageSwitch”). This technology compliments our current business model that is discussed below and also provides a base layer that we will build upon to develop enhanced storage service offerings.  These offerings will be positioned for the rapidly growing small to medium business, small to medium enterprise and the software as a service market spaces.  Due to the inherent simplicity of this technology, we believe will be able to deploy our next digitiliti storage offering through larger, less technical sales partners, thereby enabling faster growth.   See the heading “Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including Duration,” Item 1.

On May 13, 2008 (the date of the last signature received), our Board of Directors and certain persons who owned an aggregate of 50.66% of our outstanding voting securities adopted the following actions by written consent, as applicable, effective April 17, 2008:

Amended and Restated Certificate of Incorporation

•

Voted to amend and restate our Certificate of Incorporation to add the following provisions: (i) a class of preferred stock consisting of 10,000,000 shares, par value $0.001 per share, reserving to the Board of Directors the right to set the series, classes, rights, privileges and preferences of the preferred stock or any class or series thereof, by amendment to the Certificate of Incorporation, without shareholder approval; and (ii) allow the Board of Directors to adopt, amend or repeal the Bylaws of the Company, change the name of the Company under certain circumstances and to effect recapitalizations of the Company by way of forward or reverse splits that do not require amendments to the Certificate of Incorporation.  The Amended and Restated Certificate of Incorporation that contains all provisions of the initial Certificate of Incorporation and all prior and present amendments was filed with the State of Delaware on May 13, 2008.  The preferred stock was added to the authorized shares to other future funding possibilities, though no current use of the preferred stock for this or any other purpose has been proposed.  The amendments regarding potential name changes in certain circumstances and certain recapitalizations were added as a time and cost saving feature for the future, if required or necessary, as deemed by the Board of Directors; and the amendment regarding Board Bylaw adoption, amendment or repeal was deemed important for the same reasons and because it was believed that the Board of Directors should have this authority since it is its responsibility to manage our affairs; this authority could not be exercised unless it was specifically contained in the Certificate of

Incorporation, according to Section 109 of the Delaware General Corporation Law.  Regardless, such an amendment does not divest shareholders of the right to adopt, amend or repeal Bylaws under Section 109.

New Bylaws

The Board of Directors and these persons also adopted new Bylaws of the Company that set the current number of members of the Board of Directors at six.  Other changes in the new Bylaws were: (i) allowing 24 hours notice of special meetings by telegraphing, telexing, facsimile, email or similar electronic transmission; (ii) adding a Chairman, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer to the designation of positions of officers; (iii) allowing us by Board resolution to take action as may be necessary to make our shares eligible for trading via a direct registration system operation by a securities depository, including, without limitation, by authorizing uncertificated or electronic shares, subject to the Delaware General Corporation Law; (iv) allowing facsimile, emailed or electronic signatures of Board members or officers to be relied upon whenever provided after authorization of action by the Board of Directors; (v) indicating that our record books shall not be closed so long as we are authorized for trading on any National Securities Exchange (as defined in the Exchange Act); (vi) setting time tables for indemnitee demands for payment based upon indemnification prior to the institution of any actions against us for indemnification; (vii) allowing us to maintain insurance for all purposes to protect us and our directors, officers and agents, among others, where no provision previously existed;  and (viii) allowing our Board determine the number of directors that will constitute our Board.  This summary is modified in its entirety to the actual copy of our new Bylaws that is filed as an Exhibit to this Registration Statement.  See Item 15.

Increase and Additional Grants in Shares under 2007 Stock Plan

•

Resolutions were also adopted that changed the name of our 2007 Stock Plan to the “Digitiliti, Inc. Stock Option Plan” and increased the shares available for grant thereunder from 4,000,000 shares to 9,000,000 shares.  In April, 2008, an additional 3,900,000 grants were made at prices between $0.35 (persons who were non-directors and executive officers) and $0.385 (persons who were directors and executive officers). Director and executive officer grants included the following persons with these grants: William McDonald, CFO, 150,000, vesting pro rata over 36 months; Mark Savage, a director, 250,000, vesting pro rata over 24 months; and 2,850,000, 1,425,000 each to Messrs. Ingwersen (CEO, President and a director) and Johnson (COO), for services rendered through 5X Partners, vesting pro rata over 24 months.   These option grants were recommended by the Board of Directors of our wholly-owned subsidiary, Storage, on April 17, 2008, and as part of our adopting these option grants effective on April 17, 2008, we required that none of these stock options could be exercised for a period of six months from April 17, 2008.  Also, see the heading “Securities Authorized for Issuance under Equity Compensation Plans,” Item 9; the heading “Digitiliti, Inc. Stock Option Plan,” Item 10; and note 16 of our consolidated financial statements that accompany this Registration Statement.  See Items 13 and 15.  Our Board of Directors considered, at April 17, 2008, and May 13, 2008, the following, among other factors, in valuing the exercise price of these option grants: (i) since January 1, 2008, approximately 3,500 shares of our common stock have been publicly traded of the approximate amount of 105,462 shares that are believed to be presently publicly tradable, at prices ranging from $1.05 to $1.68 per share; (ii) all shares issued, according to the new Rule 144(i) and current Securities and Exchange Commission position set forth in its adopting Securities Act Release No. 33-8899, effective February 15, 2008, that amended Rule 144, cannot be sold under Rule 144 until the earliest of 12 months from the filing of our Registration Statement, assuming it is granted an effective date; (iii) in a few recent private sales by individuals, including some principals, shares of our common stock have been sold at $0.35 per share; (iv) the “going concern” qualification of our auditors in our consolidated financial statements; (v) our net stockholders’ deficit of approximately $819,630; (vi) our need for between $5 to $7 million for our operations during the next 12 months, and the difficulty we may have in raising these funds with the current limited trading market for our shares of common stock and the resale limitations on our shares under Rule 144(i); and  (vii) our substantial current liabilities that are far in excess of our 2007 revenue.  Storage’s Board used these same factors at April 17, 2008, in recommending the value of these option grants, but about 1,000 less shares of our common stock had traded on that date.  Regardless of this valuation method and process, we may be required to recognize additional expense for these grants, based upon the trading prices in the limited market for our shares of common stock under the Black Scholes method of valuation; that recognition could have a substantial adverse impact on our income (loss).

Director and Officer Changes

•

Mark Savage resigned as our President, retaining his position as a director; Brad D. Wenzel resigned as our Chief Executive Officer and was elected Chairman of the Board of Directors; Laura Wenzel resigned as our Chief Financial Officer and Treasurer, retaining her positions as Vice President, Secretary and a director; Larry D. Ingwersen was elected our Chief Executive Officer, our President and a director; Roderick D. Johnson was elected as our Chief Operating Officer; and William McDonald was elected as our Chief Financial Officer.

Other Information About Us

We were listed in the March 17, 2008, edition of Standard & Poor’s Daily News Section of Corporation Records, with our audited financial statements for the years ended December 31, 2006, and 2005, and our reviewed financial statements for the nine months ended September 30, 2007, along with other information about us; and just prior to the filing of this Registration Statement, we have provided Standard and Poor’s with our audited financial statements for the years ended December 31, 2007, and 2006, along with certain other updated information.  All of this information, including our press releases disseminated since March, 2007, along with the information required by Rule 15c2-11(a)(5) of the Securities and Exchange Commission, is also listed in our web site, www.digitiliti.com, under “Shareholder Information,” and in the web site of the Pink Sheets, that can be accessed by inserting our trading symbol, “DIGI,” in the “Get Quote” box and then clicking on the “Filings” link.

Material Business Development Exhibits

Copies of the following documents are filed as Exhibits to this Registration Statement.  See Item 15:

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Initial Certificate of Incorporation, filed March 31, 2006.

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Bylaws.

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Certificate of Amendment regarding our name change to “digitiliti, inc.” and the Recapitalization, filed February 27, 2007.

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Certificate Correction regarding our name change to “Digitiliti, Inc.,” filed March 12, 2007.

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Stock Purchase Agreement dated December 15, 2006, between Storage and our former principal shareholders, under which Storage acquired a controlling interest in us.

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Agreement and Plan of Merger between us, Themescapes and Bulldog under which we became a holding company, filed February 27, 2006.

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Agreement and Plan of Merger between us, Cyclone Acquisition and Storage under which Storage became our wholly-owned subsidiary, filed August 17, 2007.

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Amended and Restated Certificate of Incorporation.

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StorageSwitch Technology Purchase Agreement.

Issuers Involved in Bankruptcy Proceedings During the Past Five Years

We have not been involved in any bankruptcy, receivership or any similar proceeding, and have not had or been party to any material reclassifications, mergers or consolidations during the previous five years that are not outlined above under the heading “Business Development.”

Voluntary Filing of Registration Statement

We are voluntarily filing this Registration Statement so that we can become a “reporting issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); that will allow us to seek to have our common stock publicly quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority (“FINRA”).  Our

common stock is currently quoted in the Pink OTC Markets Inc. (the “Pink Sheets”) under the trading symbol (“DIGI”).  We cannot ensure that we will be successful in obtaining quotations of our common stock on the OTC Bulletin Board even if this Registration Statement becomes effective; however, our management believes that being a reporting issuer will facilitate this process for us.  Presently, FINRA requires companies seeking quotations on the OTC Bulletin Board to be reporting issuers, and management also believes that in the present corporate regulatory climate, being a reporting issuer will soon become a requirement for every nationally recognized medium on which securities of companies are publicly traded.  The information required to be filed by us with the Securities and Exchange Commission as a reporting issuer may also provide us with additional credibility that may be advantageous in the conduct of our business operations and shareholder and customer relations.

Business

Introduction

We presently focus on providing a cost effective data protection solution to the small to medium business (“SMB”) and small to medium enterprise (“SME”) markets.  This data protection solution is geared specifically to help organizations properly manage and protect their entire network from one centralized location, with offsite redundancy.  Our solution can backup and restore data on every machine in a network, including desktops, laptops, file and print servers.

We are dedicated to developing and delivering superior storage technologies and methodologies that will enable our customers to manage and protect massive data growth with ease.

We combine a powerful, agent-less backup software with our remote Fortress Storage Center to deliver to our customers a powerful and effective online-offsite data backup and restore solution.  We provide storage from a “utility based computing” philosophy, whereby customers pay only for the gigabytes of data they store in our Fortress Storage Center.

Our facilities allow us to provide offsite disaster recovery with an emphasis on intraday protection and restore for all our customers primary data centers and geographically dispersed offices or campus settings.  Our Fortress Storage Center is located in the base of the former Minneapolis Federal Reserve Bank.  It is a one of a kind facility that provides our web based on-demand backup/restore service (“digitiliti”) with all the benefits of direct fiber access to a “Level 5” data center.  The Fortress Storage Center has 24/7 onsite physical security, including security guards, motion detectors, security cameras, card-key access, separate cages with individual locking cabinets and ladder racking.  It also has battery generator back up power, temperature and humidity controls and fire suppression systems.  Geographically, we are located at the center point of the Metropolitan area network.  Being centrally located at the focal point of the Twin Cities Fiber Channel and Gig loop, the pipeline for data and load capabilities are immense.  This allows us to send data back and forth in real time.

The Fortress Storage Center houses all the hardware and software needed for the digitiliti solution to work.  At the customer site, digitiliti administrator software is loaded on as many or as few workstations as desired and will require a valid logon code, ensuring no unauthorized access.  At the customer site, the administrator software console acts as the interface with digitiliti in the Fortress Storage Center and enables the configuration of all backups and restores.  The digitiliti backup software is totally agent-less, requiring no additional software to be installed on any machines.  From the customer administration console, the customer sets retention policies, schedules automatic backups and initiates restores.  The customer decides what files to backup: emails, Windows, Linux, Mac, Lotus, AS400 or many more.  Customers typically start backing up one system and then add more systems to their backup sets as they continue to see how easily our digitiliti works.

For large data volumes, the initial data backup may be downloaded to a portable disk unit at the customer site.  When the full backup of data is complete, the disks are transported to the Fortress Storage Center where the data is loaded onto the equipment in the Fortress Storage Center.  From then on, all data is backed up in incremental changes over the Internet.  All data is encrypted at all times – before it leaves the customer site and when stored offsite.  The encryption key is known only to the customer.  The data can be unencrypted only by the customer, who would do so upon the need of a restore.  If a customer loses data, they simply enter commands to restore it via the administration console.  At that time, the data would flow from the Fortress Storage Center back to the customer site.  If the customer loses all their data, digitiliti can restore the latest data to a location of their choosing using a portable disk unit.  In addition to being encrypted, the data is also highly compressed, making it extremely safe and impenetrable from viruses.  We maintain two copies of the customer data at all times.

We have contracted with XO Communications for our data center and communications.  We lease our Fortress Storage Center space from them, and they own the Internet lines we use.  This relationship helps keep capital expenditures at a minimum, while maintaining the flexibility to set up a new data center in any one of 80 geographically dispersed locations throughout the world, thereby reducing any geographic concerns about our digitiliti.  XO Communications provides voice, data and IP services to businesses and other telecommunications companies in 75 metropolitan markets across the United States.

Our operations facilities currently include:

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14 full time employees.

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Fortress Storage Center in Minneapolis, MN, the former home of the Federal Reserve Bank.

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Leased administration offices in St. Paul, MN.

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Various servers, workstations, RAID systems that protect against data loss, networking gear, operating systems, storage area networks (“SAN”) and network attached storage (“NAS”) hardware.

•

In-house website development.

  Strategic partnerships with Network Engines, Inc. (“Network Engines”), a developer and manufacturer of server and appliance solutions that deliver software applications on server appliances; Asigra, Inc. (“Asigra”), a provider of comprehensive software solutions and IT expertise to back up data to customers secure vaults;  XO Communications, (“XO Communications”), a United States telecommunications firm and one of the largest Competitive Local Exchange Carriers (“CLEC”) in the country that provides voice, data and IP services to businesses and other telecommunications companies in 75 metropolitan markets across the United States; and Exanet, Inc. (“Exanet”), a network attached storage (“NAS”) software company that  addresses the trends that are driving the future of data centers: virtualization, standardized hardware and applications demanding the most extreme standards of performance, availability and scalability.  All of these partnerships were made in the ordinary course of our business; there are no written understandings; and none is a reseller for us; however, we are a standard licensee reseller for Asigra’s software product.  When we designed and constructed our Fortress Storage Center vault, we chose the Exanet/Asigra hardware/software solution to use in our facilities.  We chose to use Exanet because we believed it to be robust and the best fit with the Asigra software we were licensed to sell.  We built our software/hardware infrastructure around the Exanet product (hardware and software) and the Asigra product (software).  When we fully consume existing storage capacity, we purchase additional Exanet or Asigra licenses as needed, using standard purchase orders.  The purchase orders usually list the payment terms or the payment terms are reached in subsequent correspondence.

Our digitiliti Fortress Storage Center is made up of the following:

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XO Communications Level 5 RAID System Data Center.

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High performance fiber channel and iSCSI RAID Systems or Arrays (“RAID Systems”).

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Foundry Networks Fast Iron Gigabit Ethernet Switches.

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Qlogic fiber channel switches and iSCSI adapters.

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Dell Power Edge servers.

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N+1 Grid Architecture for backup.

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Diesel powered generators to protect against power outages.

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Unlimited bandwidth for digitiliti to grow into.

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Exanet Global Files System and IBM DS4100 RAID Systems.

Products, Software, Services and Related Technologies Utilized

The following describe various products, services, software and other amenities utilized at our Fortress Storage Center.  Alternative providers of these products, services, software and other amenities are reasonably available.

ISCSI or a methodology for computers to communicate without being in close proximity.

RAID Systems or a series of disks that hold the data and are considered fault-tolerant because they are automatically backed up, short for “Redundant Array of Independent (or Inexpensive) Disks,” a category of disk drives that employ two or more drives in combination for fault tolerance and performance and are configured in such a way that if one disk fails, the virtual volume that has the data will still remain intact.  It is more reliable than having all of your data on one spinning disk; if that disk fails, you have lost everything; RAID helps mitigate that loss.  RAID disk drives are used frequently on servers; they are not generally used on personal computers.

 “Level 5 or Block Interleaved Distributed Parity,” provides data striping at the byte level and also stripe error correction information. This results in excellent performance and good fault tolerance.  Level 5 is one of the most popular implementations of RAID.

A high performance fiber channel that is presently one of fastest transport mechanisms to move data from one system to another, or from a disk to a computer processor.  It still relies on a protocol like SCSI, to communicate with hardware from completely different vendors.  A fiber channel is simply the railroad car in a super fast train.

SCSI is a common format for the packing slips to be able to do something meaningful with the payload.  iSCSI is a language that allows the same SCSI protocol to be used over simple copper networks instead of expensive fiber-optic wires, and it is easier to manage and deploy and ultimately less expensive to own.

Foundry Networks Fast Iron Gigabit Ethernet Switches are simple network switches that can run at a gigabit line speed, which are able to move packets of data at one gigabit per second.  “Foundry” is the brand name.  Gig-E (Gigabit Ethernet) is the fast standardized networking line speed.  There are faster systems available, but the cost of those systems simply makes them un-usable for our business purposes.  The switches are like traffic cops at a busy intersection.  They ensure that the flow of traffic is clean and consistent and that there are no collisions.  The faster the switch is able to perform this function, the greater/faster the amount of traffic that can pass through the intersection.

Qlogic fiber channel switches and iSCSI adapters create network switches that can handle traffic over fiber-optic wires; iSCSI adapters are used on the computers that need to talk over the network using the iSCSI protocol.  Ologic is a brand name.

Dell Power Edge servers, one of Dell Computer’s brand names, are simply “workhorse” type computers.

N+1 Grid Architecture for backup describes a computing term that is made up of a series of computers.  All of the computers, as a collective, perform a specific task.  They rely on each other to perform this task and need each other around in order to perform the task.  N+1 means that the collective of computers need at least 1/2 + 1 of the computers to be working in order to complete the task.  If the number of computers is less than that amount, the entire collective stops working on its task.  As an example, if 10 computers were needed to perform a task working in an N+1 setup, four of the computers could crash, and the task would still be processed.  This is used for redundancy and processing power.  It is better than one computer performing the task or a series of computers performing individual tasks; and it is a very reliable configuration.  In our case, the task is performing backups of other computers.

Bandwidth is important because as we continue to add customers on to our service, there is a linear curve to the amount of networking capacity that the collection of our customers consume.  One customer may only consume a small percentage of our networking capacity, but if you add 10 or 50 or 100 customers, the network consumption climbs in a very linear curve.  In the case of our digitiliti, the building and facilities that our digitiliti relies on for our network capacity is capable of growing at a linear curve as well and its technology ceiling is very high, which means that we will be able to sustain linear customer growth for a very long time; and by the time that we hit any style of ceiling from a technology level, the technology will have also improved, again, allowing us to grow further.

Exanet Global Files System and IBM DS4100 RAID Systems take each computer’s storage and allows it to be accessed as if it were one large computer, creating a global namespace.  Each disk in a computer has a certain size. A modern computer system is only able to count so high, and ultimately is only able to use or consume a certain amount of storage.  This means that a single computer has a limit to the amount of storage that it realistically can use and work with. If you place a number of computers together, collectively you will have more storage capacity than one server alone, but each computer can only consume the storage that it is able to see.  Each would not be able to use the storage that other computers are consuming.  In a global file system, a virtual layer is placed on top of the physical systems and each system is actually responsible for figuring out where its data is, but the virtual layer placed on top of the file system knows about each individual computer’s file system without regard to each of the other computers.  This allows our digitiliti to expand past a single computer’s capacity and allows our digitiliti to grow almost infinitely.

Principal Products or Services and their Markets

Markets

The market for storage solutions can be divided into three basic tiers, Primary, Secondary and Archival. A description of each as follows.

Primary - This is where data is created and stored.  Solutions for primary storage consist of disk drives, disk arrays, Storage Area Networks (“SAN”), Network Attached Storage (“NAS”), Direct Attached Storage (“DAS”) and any other product in which primary data is stored and managed.  The best products for primary storage are those that offer the fastest read and write speed, scalability and fault tolerance.  The Primary is sometimes described as data accessibility, data availability and is the first part of the data management lifecycle where files are created, reside and accessed frequently.

Secondary - Secondary storage consists of solutions that protect the Primary data stored. These technologies include tape drives and libraries, backup software, mirroring, replication, snapshot, less expensive disk arrays and continuous data protection (“CDP”).  This tier of storage products is to protect the Primary.

Archival - Archival solutions consist of high quality tape, Magneto-Optical, CD-R, DVD-R and inexpensive disk technologies (“MAID”).  The goal for these products is to be durable and have a long shelf life.  More sophisticated solutions, like Hierarchical Storage Management (“HSM”), will automatically migrate and archive data to this these long term inexpensive solutions. Archiving is often confused with backup.  They actually differ in that an archive is the only copy of the data whereas a backup is not the only copy of data; it is the protection of the Primary. Eventually, depending on specific retention policies, the data is destroyed as it is no longer needed.

The remote online backup market is still in its infancy so we will be aggressively pricing our products to achieve significant market penetration to attempt to become an industry leader.  We will continue to manage our overhead and leverage our partnerships for software development, storage infrastructure, data center facilities, connectivity and referrals. Our goal is to concentrate on business development and refining/improving our sales methods to attract additional customers more rapidly.  In terms of marketing strategy, we are focusing on “No hardware and no software,” and on our data reduction technology, where customers backup less data than ever before.

The SMB/SME markets were labeled “fragmented” and “underserved” by the storage industry , in December, 2006; and we believe these labels are applicable to these markets today because they have not reached critical mass.  The regulatory compliance pressures that exist in these markets is a principal reason why customers and potential customers are beginning to outsource their data protection requirements more than ever before.

Products

Our core product is comprised of “digitiliti,” a web based online backup/restore service that backs up mission critical data for companies of any size.  We are currently working on expanding our digitiliti offering.  We are also working on positioning “Mythos,” an internally developed storage solution for the MAC Market.  Mythos has not been brought to market.  We are considering several options for Mythos, including but not limited to outright sale of the software or exclusive licensing.  We are in the process of development activity for the first release of an advanced storage solution offering that will serve the SMB/SME markets with a “Storage as a Service” product.  Currently, we anticipate having the first release of this product ready by the end of the third quarter of 2008; however, changes in the scope of work on this product that were not anticipated or the loss of key development personnel could delay the timing of this release.  The development budget for the first release is currently set at approximately $1,500,000, with these funds anticipated to come from operational cash flow and debt or equity financing.  There is no assurance that adequate funds for this development budget will be available to us from any of these or other sources.  We plan to unveil a series of storage product releases over the next 12 months; however, the exact number and budget of these releases have not been finalized.

Objectives

We deliver network storage, backup and restore solutions to small, medium and enterprise level businesses.  Digitiliti  enables companies to efficiently manage and protect data with “point and click” ease of use.   We will update the technological capabilities of our digitiliti product using a strategic product progression roadmap.

Mythos is intended to capture a significant portion of the market for Apple related storage products because it is one of the only iSCSI storage solutions that is administered from an Apple server.  In addition, Mythos is the only “end to end” solution that provides NAS, SAN and backup services for Apple users within a single product.  Mythos provides storage consolidation, business continuity, backup and disaster recovery from an “off the shelf” Apple computer running OSX Server, Apple’s premier operating system.  We have developed a unified storage solution for the enterprise Macintosh user.  We are working on positioning Mythos.

We believe that we can become a significant competitor in the backup and restore market, especially in the SMB/SME market.  In order for us to achieve our forecasts, an aggressive sales model and dealer channel is planned and will be implemented with branded sales partners with utility-oriented sales systems. We believe our experience in this area gives us an edge over the typical storage related companies that are tightly tied to box sales business models with large up-front revenues, and very different scalability parameters.  Many business plans of companies detail excellent products, but fall short in the area of sales.  This is an area where we believe we excel.  To support this mission, we will:

•

Deliver affordable storage solutions with enterprise level capabilities.

•

Utilize local and regional reseller partners and national level channel partners.

•

Align with major storage participants to cooperatively work together within the same opportunities.

•

Continue to build and deliver our Fortress Storage Center to support digitiliti’s growing customer base and continue to add valuable features to our digitiliti service to keep ahead of our competitors.

•

Require additional funding to fulfill our product development and sales and marketing objectives.

We have entered the mature data protection and backup market with a utility based backup service that has changed the way companies backup their data.  This market has been dominated for 30 years by tape devices and current software backup suppliers.  These suppliers charge for software and tape hardware to accomplish what digitiliti can do for amore economical monthly service fee.  The cost of locally managing tape backup systems is a serious concern because of the data explosion rate companies are experiencing and the complexity of managing it.  With digitiliti, customers no longer have to outlay capital for backup software and hardware.  They simply download the digitiliti data collection agent, install it and begin their first backup to our Fortress Storage Center in a matter of minutes.  If the data set is too large to transfer the first full backup over the Internet, a technician will send out a portable disk array where the customer backs up its data to it.  The customer will then send the array back to our Fortress Storage Center for the data to be loaded onto the system.  From there, the customer backs up only the daily changes to the data made each day.  The customer pays a monthly fee based on the number of compressed gigabytes of data they have stored in our Fortress Storage Center.

Targets

For 2007, we concentrated on our vertical markets and setting up key resellers of these storage solutions.  We will look to expand our reseller base first in the Midwestern states and then outward in 2008.  Our lead registration database will help us with identification of strong resellers.  We are working on partnerships with national level enterprise sales channel programs that will build revenue in the long run.  We recently began a focused regional level channel partner development program that will build sales in the short term.  In addition, we have identified 30,000 end-user prospects for our in-house sales team to call.  Our end-user customer base has expanded from approximately 20 in fiscal 2005, to approximately 100 in fiscal 2006, to 508 in fiscal 2007; and currently, to approximately 656 ..

Digitiliti Product Operational Methodology

Our digitiliti online backup and recovery solution simplifies the entire data backup and restore process into a few easy steps beginning with our data collection agent.  Load our collection agent on a Windows, Linux or Macintosh server to scan the entire network for all available data to protect.  This data may be a server’s operating system state, files, databases, messaging systems or even email messages.  Determine which data to backup and the number of revisions of each file or backup set.  Schedule and automate the backup.  When the backup executes, digitiliti looks for changed blocks within your files, eliminates common blocks, encrypts, compresses and transfers your data to the Fortress Storage Center.  Should a customer lose data at their site, the restore process is just as easy.  Determine what data to restore and from which generation.  Restore the data either from your local storage or from the Fortress Storage Center by entering a few commands.  The latest copy of your data can be stored locally for restoring massive amounts of data in a timely fashion.  The second copy and the third disaster recovery copy is ready and waiting at our Fortress Storage Center.

Our Fortress Storage Center is a one-of-a-kind facility that provides our customers with all the benefits of direct fiber access to a “Level 5” data center.  The data center delivers the highest speed telecommunications, data service, satellite and wireless capabilities in the region.  Being centrally located at the focal point of the Twin Cities Fiber Channel and Gig loop, the pipeline for data and load capabilities are immense.  This allows us to send data back and forth in real time.

Distribution Methods of the Products or Services

Our products are marketed in all traditional methods, including the web, trade publications, trade shows, advertising and direct sales methods.  We also use our web site at www.digitiliti.com.

Our customers typically sign a 36 month contract that provides for easy billing, stable recurring revenue and easy forecasting.  We believe growth can be controlled and managed through customer backup set retention policies.  Our success and size is based upon our ability to deliver a reliable cost effective storage solution, define our target market and effectively sell our storage solution over the telephone with ease.  Digitiliti has been sold successfully through resellers.  This is proven by the significant customers we have signed using our resellers.  Currently , approximately 614 of our 656 c ustomers have been signed using our resellers.  Due to the success of our resellers, we plan to aggressively set up key resellers at local, regional and national levels throughout the United States, concentrating first in the Midwest.  In addition to our marketing and sales efforts, operations consist of managing our customer’s data in our Fortress Storage Center.

Status of any Publicly Announced New Product or Service

Mythos (formerly “MYTHOS”) was introduced in January 2007, at Macworld.  A major development piece for Mythos was completed in the summer of 2007.  Management may consider exclusive licensing or the outright sale of this product.  There are many important benefits companies can realize by moving to Mythos from the DAS environment.  In a DAS environment, each server is locally attached, which prohibits other servers to access it.  The result is that if a server has excess capacity, another server cannot use it.  When a potential customer needs more storage, typically another server is required to be purchased.  This adds complexity to the customer’s OS software licensing and backup issues.  Our goal is server and storage consolidation for easier and more efficient data provisioning and protection.

Competitive Business Conditions, Competitive Position in the Industry and Methods of Competition

We compete with current and potential customers’ internal information protection and storage services capabilities. We can provide no assurance that these organizations will begin or continue to use an outside company like us for their future information protection and storage services.

We also compete with multiple information protection and storage services providers in all geographic areas where we operate.  We believe that competition for customers is based on price, reputation for reliability, quality of service and scope and scale of technology, and that we attempt to compete effectively based on these factors.

Some of our competitors may possess greater financial and other resources than we do.  If any such competitor were to devote additional resources to the information protection and storage services business and acquisition candidates in these areas or focus their strategy in our markets, our results of operations could be adversely affected.

The following are know material direct competitors to our digitiliti, and their products are:

Competing Enterprise Name	Competing Product Name

Live Vault/Iron Mountain, Inc.	Live Vault Online Backup Service
EVault	EVault InControl

   LiveVault /Iron Mountain Incorporated

   Marlborough, MA

LiveVault was recently purchased by Iron Mountain, Inc. (“Iron Mountain”).  LiveVault is targeted for customers of less than 250GB. It can backup Windows, Linux and Solaris.  We believe that LiveVault’s service is very expensive in relation our digitliti.  There is believed to be no common file elimination and agents are believed to be required on every single computer you backup.

We believe LiveVault does not scale as elegantly as we do because they require agents and only offer 30 days worth of backups, while we offer three years.  We are priced more competitively to customers with over 250GB.  When customers exceed 100GB, we become even more cost effective.

Iron Mountain has an estimated  net worth of over $1.5 billion, with over $2.73 billion in estimated storage related products and services income.

EVault

Emeryville, CA

EVault was acquired by Seagate Technology (“Seagate”) in January, 2007, for $186 million.  Seagate’s core business is as a disk drive manufacturer.  EVault is a competitor in the small business market, primarily serving customers having well under 100GB.  EVault is believed to be much more expensive in the small to medium business and the small to medium enterprise market.  We believe that it charges for consulting, setup, software fees and data stored so this service may end up costing as much as a tape solution with the benefit of getting data offsite.  EVault requires agents on all servers/workstations and charge for these software agents.  EVault only allows customers to keep some of their data online; the rest has to be archived or deleted.  Our product is so easy to use that it is possible to engage the customer for no more than a couple hours for a complete setup, often without a charge.

If our competitive position in this industry is based solely upon assets, current cash resources and the number of customers we now have, our present competitive position in this industry would not be deemed to be significant; however, we believe our business strategy, management, employees and products will result in us becoming a competitive force in this industry.

Sources and Availability of Raw Materials and Names of Principal Suppliers

Our business solutions require software and related products and suppliers that are readily available.

Dependence on One or a Few Major Customers

We are not dependent upon one or a few major customers, the loss of which could have an adverse material effect on our business operations or financial condition.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including Duration

We have customary software licenses required to conduct current and intended operations; and we are in the process of filing certain service mark applications that are deemed to be necessary or beneficial to us.  We have no patents.

We have the following service agreements that are deemed to be material:

M2 Capital Advisors, Inc.

On May 3, 2006, Storage executed a Consulting Agreement with M2 Capital Advisers, Inc., a Minnesota corporation (“M2”), and a related party of which Mark Savage, our former President and a current director (see Item 5), is the President and a principal shareholder, to render various consulting services, including introducing it to various sources of funding and providing management consulting services.  As consideration for these services, M2 was to be paid $3,000 per month for one year; 10% fee for introduction of funding sources that actually provided  funding; receive 1,050,000 seven year $0.50 warrants, subject to the introduction and receipt of not less than the sum of $750,000; 1.4 seven year warrants for every additional $1.00 of funding introduced and received; piggy-back registration and “cashless” rights on all warrants; and other fees based upon a sliding scale for the introduction of a merger or acquisition to which Storage was introduced and that was actually completed.  An Addendum to this Consulting Agreement was entered into in March, 2007, effective May 6, 2006, that raised the monthly fee from $3,000 to $5,000, as compensation to Mr. Savage for filling the role as President of Storage; reduced the warrant exercise price to $0.35, which coincided with the then current offering price of Storage common stock; and that indicated that the total warrants issuable under the Consulting Agreement were 3,726,520.  This Consulting Agreement was extended by us on February 28, 2008, until May 31, 2008.  M2 was paid approximately $350,000 under this Consulting Agreement for funding introduced and received by Storage in the approximate amount of $3,500,000 in connection with the offer and sale of certain shares of Storage common stock that were restricted securities and was (it and its designees) issued the 3,726,520 warrants to acquire shares of common stock of Storage as outlined in Item 10.  In September and October, 2007, warrants for 3,643,270 shares were exercised cashless with the issuance of 3,359,397 shares of our common stock in accordance with our assumption of these warrants under the Storage Merger.

M2 was also paid $319,955 through December 31, 2007, in connection with the introduction of persons who acquired $3,199,550 in 12% convertible notes in an aggregate offering of up to $5.5million commenced by Storage in the first quarter of 2007and extended by us following the closing of the Storage Merger on August 17, 2007; this 12% convertible note offering  is presently being continued by us.

Effective on or about April 25, 2007, Storage executed and completed a Consulting Agreement with M2 whereby it agreed to issue 750,000 shares of Storage common stock that were restricted securities to M2 and its associates for the introduction of us as a potential reverse merger candidate to Storage.  297,166 of these shares were issued directly to Mr. Savage.  All of these shares were exchanged under the Storage Merger.  All of these securities were restricted securities.

M2 was also paid a 5% introduction fee of $28,550 for a computer lease executed by us in November, 2006; $15,448 for the introduction of two additional computer equipment leases executed by us in January and February, 2007; and $13,600 for the introduction of an additional computer equipment lease we executed in December, 2007.

A Letter Agreement was entered into between M2 and us on June 19 , 2008, to cover compensation for M2 for any additional funding source introductions made by M2 to us in the completion of our current 12% convertible note offering, anticipated to be completed by the end of our third quarter.  M2 will be paid a 10% introduction fee on any funds realized from any introductions; all sales efforts in connection with these introductions will be conducted by us.  A copy of this Letter Agreement is filed as an Exhibit to this Registration Statement.  See Item 15.

These Consulting Agreements contain various provisions regarding independent contractor status, confidentiality, due performance and care in performing services and mutual indemnification, among other provisions.

See the headings “Recent Sales of Unregistered Securities,” Item 10, for additional information on securities issued under these two Consulting Agreements and the 12% convertible note offering by Storage and us.  Copies of these Consulting Agreements are filed as Exhibits to this Registration Statement.  See Item 15.

5X Partners, LLC.

We executed a Corporate Development Services Agreement (the “Agreement”) with 5X Partners, LLC, a Minnesota limited liability company (“5X Partners”) on August 20, 2007, that was extended by an Addendum on November 15, 2007 (the “First Addendum”), and by an additional Addendum effective April 17, 2008 (the “Second Addendum”).  This Agreement and the Addendums focus on services in senior leadership, business development , sales and marketing, product packaging, infrastructure scaling methods and other key areas of management, business assessment and strategies.  5X Partners will apply its implementation skills to fill in needed strengths and improve functional areas including corporate strategy and revenue generation (sales, marketing, pricing, positioning, partnering, etc).  5X Partners will add value in business development by leading M&A or divestiture functions as needed.  It is also anticipated that 5X Partners will assist us in financing, investor relations and company positioning. Compensation under the initial Agreement was $16,800, divided between Larry D. Ingwersen (who became our CEO and President on April 17, 2008 [see Item 5]) and Roderick D. Johnson (who became our Chief Operating Officer on April 17 [see Item 5]), two of its principals, $8,400 to each for 25% of the time of each, less 50% shared risk of $8,400; the First Addendum increased this amount to $30,241, $15,121 to each for 50% of the time of each, with a provision to discuss deferred compensation in the form of warrants; and the Second Addendum, a 12 month extension, provides that we will pay 5X Partners $60,484 consisting of a 50% cash payment and 50% converted into common stock with a price of $0.35 per share. We will also pay a monthly fee of $28,000 of which $8,000 will be deferred until reaching a financial funding goal, and issuance of 2,850,000 shares of stock options at a strike price of $0.385 per share to the two principals of 5X Partners, which will vest over 24 months.  These securities are all restricted securities.  These two principals of 5X Partners were elected as our new CEO/President and COO, respectively; no additional compensation is presently anticipated for service in these capacities.

5X Partners was instrumental in the introduction, negotiation, due diligence process and the closing of the transactions with StorageSwitch, LLC and the introduction of Vision to Practice, Inc. to us.

The Agreement and these Addendums contain various provisions regarding independent contractor status, confidentiality, due performance and care in performing services, notice of disputes and time for correction, arbitration of disputes and indemnification by 5X Partners, among other provisions.

Copies of the initial Agreement and the First and Second Addendums are filed as Exhibits to this Registration Statement.  See Items 13 and 15.

StorageSwitch, LLC

In January 2008, we executed a nonbinding Letter of Intent (LOI) with StorageSwitch to purchase selective existing software technology.  In addition, this LOI addressed the compensation paid for any related software product development consulting services and sales/marketing consulting services.  The LOI had a due diligence period to confirm required compatibility with our present technology base.  The due diligence process was completed in March, 2008, and we signed and completed a Technology Purchase Agreement for a purchase of certain technology software with a total payment of $250,000 cash and 500,000 shares of our common stock that were restricted securities.  We also entered into a Consulting Service Agreement with a monthly payment of $25,000 and monthly issuance of 24,960 shares of our common stock that were also restricted securities.  5X Partners was instrumental in the introduction, negotiation, due diligence process and the closing of this acquisition.

These Agreement contain various provisions regarding independent contractor status, confidentiality, due performance and care in performing services, various representations and warranties, notice, venue for disputes and indemnification, among other provisions.

Copies of the Consulting Services Agreement, the Covenant Not to Compete Agreement and the Technology Purchase Agreement with StorageSwitch are filed as Exhibits to this Registration Statement.  The Scope of Work outline referenced in any of these documents is not filed as an Exhibit as it considered confidential and proprietary information to us and our storage technology.  See Items 13 and 15.

   Vision to Practice, Inc.

On February 6, 2008, we entered into a Consulting Agreement with Vision to Practice, Inc., a Minnesota corporation (“Vision”), to assist in bringing our new product initiatives to market utilizing the technology software purchased from StorageSwitch. We will pay semi-monthly payments of $7,680 based on full-time service provided to us under this Consulting Agreement.  We will also issue to the consultant’s principal 225,000 stock options at $0.35 per share, which vest over 36 months.

Vision is owned by Rodd Johnson; he is not related to our new COO, Roderick D. Johnson, who is a partner of 5X Partners.

This Consulting Agreement contains various provisions regarding independent contractor status, confidentiality, due performance and care in performing services, notice of disputes and time for correction, arbitration of disputes and indemnification by Vision, among other provisions.  The Scope of Work outline referenced in the Consulting Agreement is not filed as an Exhibit as it considered confidential and proprietary information to us and our storage technology.

A copy of this Consulting Agreement is filed as an Exhibit to this Registration Statement.  See Items 13 and 15.

Need for any Governmental Approval of Principal Products or Services

None of our products are subject to prior governmental approvals.

Effect of Existing or Probable Governmental Regulations on the Business

Once our Registration Statement has been filed and becomes effective (sixty (60) days after its filing date,) this will allow us to become a reporting issuer under the Exchange Act, and may allow us to seek to qualify our shares of common stock for public quotations on the OTC Bulletin Board of FINRA.  Following the effective date of our Registration Statement, the following will be applicable to us:

Smaller Reporting Company

We will become subject to the reporting requirements of Section 13 of the Exchange Act, subject to the disclosure requirements of Regulation S-K of the Securities and Exchange Commission, as a “smaller reporting company.”  That designation will relieve us of some of the informational requirements of Regulation S-K.

Sarbanes/Oxley Act

We will also become subject to the Sarbanes-Oxley Act of 2002.  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; auditor attestation to management’s conclusions about internal controls (anticipated to commence with the December 31, 2009, year end); prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A.  Matters submitted to shareholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our shareholders with the information outlined in Schedules 14A (where proxies are solicited) or 14C (where consents in writing to the action have already been received or anticipated to be received) of Regulation 14, as applicable; and preliminary copies of this information must be submitted to the Securities and Exchange Commission at least 10 days prior to the date that definitive copies of this information are forwarded to our shareholders.

We will also be required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

Research and Development Costs During the Last Two Fiscal Years

We had the following research and development expenses during the fiscal years ended December 31, 2007, and 2006: $24,784 and $150,214, respectively.  In fiscal 2006, the CORESX (MYTHOS) product was renamed Mythos. Research and development was conducted on the Mythos software that allowed for functionality to be bundled into the software.  Mythos has not been brought to market.

Cost and Effects of Compliance with Environmental Laws

We do not believe that our current or intended business operations are subject to any material environmental laws, rules or regulations that would have an adverse material effect on our business operations or financial condition or result in a material compliance cost.

Number of Total Employees and Number of Full Time Employees

We currently have 14 full time employees and no part time employees.

Reports to Security Holders

We are required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

You may read and copy any materials that we file with the Securities and Exchange Commission at the Securities and Exchange Commissions’ Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm.   You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.   You may also find all of the reports that we have filed electronically with the Securities and Exchange Commission at their Internet site www.sec.gov.

Item 1A.  Risk Factors

An investment in us involves a high degree of risk, and is suitable only for persons of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors, which are not all inclusive, along with all types of risk factors that generally relate to undercapitalized companies and companies that have limited revenues and that depend upon equity or debt financing to continue operations:

Risks Related to Our Business

We have not recorded annual profitable operations since our inception , and continued losses may require us to curtail or terminate our business operations ..

We have experienced operating losses each year since our inception.  Even though our revenues increased $926,748 to $1,329,386 for the year ended December 31, 2007, our net loss increased $4,097,008 for the year ended December 31, 2007, compared to the year ended December 31, 2006, and we may still incur additional future operating losses.  Continued losses on our operations may require us to curtail or terminate our business operations.

Our operating results may fluctuate significantly and any failure to meet financial expectations may disappoint securities analysts or investors and result in a decline in our common stock price on the Pink Sheets or any other nationally recognized quotation system upon which our common stock may be publicly traded in the future.

Our substantial short term debt could adversely affect our financial condition and our ability to continue our present and planned business operations ..

As of December 31, 2007, and March 31, 2008, we had short term debt in the form of our 12% convertible notes in the amount of $1,062,631 and $ 1,760,288 , respectively.   Though these 12% convertible notes are convertible into the purchase of shares of our common stock that are restricted securities at a conversion price of $0.50 per share, with the extremely current limited public trading market for our shares of common stock, it is highly unlikely that many of the holders of these debt instruments will convert them to purchase shares of our common stock.  The amendments that have been approved by the Securities and Exchange Commission to shorten the holding period for unlimited sales of restricted securities by non-affiliates after a six month holding period under Rule 144 are not effective for former “shell companies” like we are; and for resales under Rule 144(i), holders of shares of shell companies must satisfy a minimum holding period of one year following the filing of this Registration Statement, among other conditions.  See the heading “Rule 144,” Item 9.  Our inability to pay these 12% convertible notes and accruing interest when they become due may require us to curtail or terminate our business operations.  See the heading “Known trends, events or uncertainties that have or are reasonably likely to have a material impact on the small business issuer’s short-term or long-term liquidity,” Item 2.

We continue to sell units comprised of our 12% convertible notes and warrants.

If we are unable to pay these notes when due, including interest, and the holders of these notes do not elect to convert them to purchase shares of our common stock, our financial condition could worsen substantially, and we may be required to cease operations entirely.

We also have substantial other current liabilities as of December 31, 2007, in the form of a note payable ($45,906); capital lease obligations ($687,159); notes payable to related parties ($241,540); trade accounts payable ($92,000); accrued expenses ($377,308) and amounts due to a stockholder ($60,176), for total current liabilities of $2,566,720, which includes the $1,062,631 in 12% convertible notes.

Our substantial indebtedness could have important adverse consequences on our ability to carry on our present and planned business operations ..

 For example, it could:

•

make it more difficult for us to satisfy our obligations with respect to the current or new 12% convertible notes still being offered;

•

make us more sensitive to adverse economic conditions than some of our competitors with less debt;

•

limit our ability to fund future working capital, acquisitions, capital expenditures and other general corporate requirements;

•

limit our flexibility in planning for, or reacting to, changes in our business and the records and information management services industry; and

•

make it more difficult for us to obtain additional financing for future working capital needs or for possible future acquisitions or other purposes, including possible required payments of the past and new 12% convertible notes.

Despite our current debt position, we may still need to incur substantial additional debt or we will be unable to continue our planned operations ..

We continue to sell units comprised of our 12% convertible notes and warrants.  See the heading “Recent Sales of Unregistered Securities,” Item 10.  However, if we are unable to pay the currently outstanding 12% convertible notes and accrued interest, our financial condition may be adversely affected to the point that no debt or equity financing may be available to us.  That could require us to cease or substantially limit our business operations, including termination of employees and business associations necessary for us to continue in our business.

We have deficiencies in our internal controls that could adversely affect our financial statements reporting, which could cause our financial statements to be inaccurate or unauditable ..

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control system is intended to provide reasonable assurance to our management and board of directors regarding the preparation and fair presentation of published financial statements and that we have controls and procedures designed to ensure that the information required to be disclosed by us in our reports that we will be required to file under the Exchange Act is accumulated and communicated to our management, including our principal executive and our principal financial officers or persons performing similar functions, as appropriate to allow timely decisions regarding financial disclosure ..  Management’s current assessment of the effectiveness of our internal controls is based principally on our financial reporting as of December 31, 2007, and 2006 , and the quarterly period ended March 31, 2008 ..  In making our assessment of internal control over financial reporting, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control – Integrated Framework.

Accordingly, our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, as of December 31, 2007, and 2006.  Based on such evaluation of the above referenced periods, due to the material weaknesses of our internal controls over financial reporting further described below, our Chief Financial Officer concluded that such disclosure controls and procedures were not effective in providing reasonable assurance that information required to be disclosed by us in the reports we intended to file under the Exchange Act were recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commissions rules, regulations and forms.

For the periods referenced above, management’s assessment identified material deficiencies in our internal control over financial reporting.   These deficiencies include lack of segregation of duties, lack of adequate documentation of our system of internal control, deficiencies in our information technology systems, limited capability to interpret and apply United States generally accepted accounting principles and lack of formal accounting polic ies and procedures and related documentation.

Management’s efforts to resolve these internal control weaknesses started with the hiring of a full-time Controller on October 1, 2007.  In April 2008, our Board of Directors approved this person’s promotion to Chief Financial Officer. Beginning in October 2007, management prepared a written review of every facet of our information processing system, like cash disbursements, sales and billing, cash receipts and other procedures.  We continue to evaluate and address these weaknesses to ensure adherence to written policy, completeness of reporting, segregation of incompatible duties and compliance with generally accepted accounting principles; and we intend to continue to monitor and evaluate these and other factors affecting our internal controls. The cost of these remediation efforts were primarily reflected in the compensation package provided our new Controller who is now our Chief Financial Officer.

It is management’s intent to correct all identified material deficiencies in our internal controls as reported in previous periods.  Until such time, our internal control over financial reporting may be subject to additional material weaknesses and deficiencies that we have not yet identified.  Management has determined that these significant deficiencies, in the aggregate, constitute material weakness es in the design and operation of our internal controls in effect prior to December 31, 2007, and 2006, and for the quarterly period ended March 31, 2008.  We continue to address and evaluate these issues.

Our former auditors (see Item 14) advised us of certain other material weaknesses and significant deficiencies in our internal controls in connection with auditing our consolidated financial statements for the years ended December 31, 2007, and 2006, including, in summary: (i) lack of accounting expertise, with recommended additional training for our CFO; (ii) issues regarding reimbursement of unsubstantiated expenses; (iii)  segregation of duties of accounting functions among various personnel; (iv) segregation of cash distribution responsibilities; (v) establishment of initial control over cash receipts; (vi) material weaknesses on preparation of our consolidated financial statements; and  (vii) the establishment of an audit committee.  We are also addressing these concerns.

Our current costs to remediate our material weaknesses in internal controls include the increase in salary of a full-time CFO at an annual cost of approximately $50,000 more than our former part-time chief accounting officer, together with substantial time and expense of other employees involved in addressing these issues.  Future costs will include fees and costs associated with attendance at seminars and other programs by our CFO and certain employees relative to recognizing and resolving these types of issues.

If we fail to develop new products, or if we incur unexpected expenses or delays in product development, we may lose our competitive position and incur substantial additional losses on our operations or may be required to curtail or terminate our present and planned business operations ..

Although we currently have fully developed products available for sale, we are also developing various products and technologies that we will rely on to remain competitive.  Due to the risks in developing new products and technologies, limited financing, competition, obsolescence, loss of key personnel and other factors, we may fail to develop these technologies and products, or we may experience lengthy and costly delays in doing so.  Although we may be able to license some of our technologies in their current stage of development, we cannot assure you that we will be able to do so.

Our business may be adversely affected by downturns in the economy that may limit the sale of storage solutions and our present and planned business operations may fail as a result ..

We are subject to the capital spending patterns of this industry.  If our customers and potential customers do not increase their capital spending budgets, we could face a weaker demand for our products; however, such an event may not be materially adverse to us as our storage solution products offers a more cost-effective methodology of data backup and restoring services.

We depend on our key personnel, and the loss of any would impair our ability to compete and gain any market share in the storage solutions industry that we presently serve and intend to serve ..

We are highly dependent on the principal members of our management. The loss of services of any of these persons could seriously harm the growth and success of our current and intended business operations.  In addition, research, product development and commercialization will require additional skilled personnel in the backup and storage retention services industry procedures and products.  Competition for and retention of personnel, particularly for employees with technical expertise, is intense and the turnover rate for these qualified personnel is high.  If we are unable to hire, train and retain a sufficient number of qualified employees, our ability to conduct and expand our business could be reduced.  The inability to retain and hire qualified personnel could also hinder the planned expansion of our business.

Our intellectual property rights or contractual provisions may not protect us and our products and as a result, our business may fail ..

Our storage solution products could infringe on the intellectual property rights of others, which may involve us in costly litigation and, if we are not successful in defending such claims, could also cause us to pay substantial damages and prohibit us from selling our products.  Third parties may assert infringement or other intellectual property claims against us.  Even if these claims are without merit, defending lawsuits takes significant time, may be expensive and may divert management’s attention from other business concerns.  We are not currently aware of any third-party patents claims against us or other legal proceedings.

We may need to initiate lawsuits to protect or enforce our proprietary rights in our products, which would also be expensive and, if we unsuccessful, may cause us to lose some of our intellectual property rights, which would reduce our ability to compete in the market.  In the future, we may rely on patents to protect our intellectual property and our competitive position.  The rights we rely upon to protect the intellectual property underlying our products may not be adequate, which could enable third parties to use this technology and would reduce our ability to compete in our markets.

We presently have no patents.  We rely on a combination of trade secrets, nondisclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights.  Nevertheless, these measures may not be adequate to safeguard the technology underlying our storage solutions products.

Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal or superior to our technology and storage solutions products without infringing on any of our intellectual property rights or design around our proprietary technologies.

We need additional capital to continue or expand our current business operations, and our business operations may prove unsuccessful without additional funding.

Failure to raise additional capital or generate the significant capital necessary to continue and expand our operations and launch, sell or license our Mythos product could reduce our ability to compete and result in lower revenue.  We anticipate that our existing capital resources will only enable us to maintain currently planned operations at least through the second quarter of 2008; and we continue to seek funding through the sale of our units consisting of our 12% convertible notes and warrants.  See the caption “Recent Sales of Unregistered Securities,” Item 10, for a complete description of our funding efforts.  However, we premise this expectation on our current operating plans, which may change as a result of many factors.  Consequently, we may need additional funding sooner than anticipated.  Our inability to raise needed capital would harm our business.  In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current operating plans.  To the extent that additional capital is raised through the sale of equity, debt, convertible debt securities or other combinations of our securities, including our newly authorized preferred stock, the issuance of these securities could result in substantial dilution to our stockholders.

We currently have no credit facility or committed sources of capital.  To the extent operating and capital resources are insufficient to meet our future funding requirements, we will have to raise additional funds to continue the commercialization of our products.  These funds may not be available on favorable terms, or at all.  If adequate funds are not available on attractive terms, we may be required to cease or curtail operations significantly or to obtain funds by entering into financing, supply or collaboration agreements on unfavorable terms.

We face a higher risk of failure and loss of our entire business because we cannot accurately forecast our future revenues and operating results.

Our short operating history , lack of adequate internal controls and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results.  Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

•

the timing of sales of our products and services;

•

the timing of product implementation;

•

unexpected delays in introducing new products and services;

•

increased expenses, whether related to sales and marketing, product development or administration;

•

the mix of product license and services revenue; and

•

costs related to possible acquisitions of technology or businesses.

Our limited resources may make it harder for us to manage growth , and the future of our business model may be adversely harmed if we are unable to adequately manage this growth ..

We have a limited basis upon which to evaluate our Storage Management Solutions systems ability to handle controlled or full commercial availability of our products and services.  We anticipate that we will expand our operations significantly in the near future, and we will have to expand further to address the anticipated growth in our user base and market opportunities.  To manage the expected growth of operations and personnel, we will need to improve existing, and implement new systems, procedures and internal controls.  In addition, we will need to expand, train and manage an increasing employee base.  We will also need to expand our finance, administrative and operations staff.  We may not be able to effectively manage this growth.  Our planned expansion in the near future will place, and we expect our future expansion to continue to place, a significant strain on our managerial, operational and financial resources.  Our planned personnel, systems, procedures and controls may be inadequate to support our future operations.  If we can not manage growth effectively or if we experience disruptions during our expansion, the expansion may not be cost-effective.

If we do not respond effectively to technological change, our products and services could become obsolete and our business may fail ..

The development of our products and services and other technology entails significant technical and business risks.  To remain competitive, we must continue to improve our Storage Management Solutions products and their responsiveness, functionality and features.

High technology industries are characterized by:

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rapid technological change;

•

changes in user and customer requirements and preferences;

•

frequent new product and services introductions embodying new technologies; and

•

the emergence of new industry standards and practices.

The evolving nature of the Internet could render our existing technology and systems obsolete.  Our success will depend, in part, on our ability to:

•

license or acquire leading technologies useful in our business;

•

develop new services and technologies that address our users’ increasingly sophisticated and varied needs; and

•

respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely way.

Future advances in technology may not be beneficial to, or compatible with, our business.  Furthermore, we may not use new technologies effectively or adapt our technology and systems to user requirements or emerging industry standards in a timely way.  In order to stay technologically competitive, we may have to spend large amounts of money and time.  If we do not adapt to changing market conditions or user requirements in a timely way, our business, financial condition and results of operations could be adversely affected.

We face competition for customers that could effectively keep us from being successful in our planned business operations ..

We compete with our current and potential customers’ internal records and information management services capabilities.  We can provide no assurance that these organizations will begin or continue to use an outside company, such as us, for their future records and information management services needs or that they will use us to provide these services.  We also compete with multiple records and information management services providers in all geographic areas where we operate.

Potential competitors with established market share and greater financial resources may introduce competing products.  Thus, there can be no assurance that we will be able to compete successfully in the future, or that competition will not have a material adverse affect on our results of operations.

We also compete with multiple information protection and storage services providers in all geographic areas where we operate.

Our storage systems may fail , and we may be subject to substantial liabilities and could lose a substantial portion of our customer base ..

Our disaster recovery framework to control and address systems risks is not fully redundant, and we may incur and/or suffer the costs, delays and customer complaints associated with system failures and may not be able to efficiently and accurately provision new orders for services on a timely basis to begin to generate revenue related to those services.

Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties , all of which would increase our cash requirements and may cause our business to fail ..

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally.  However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to:

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user privacy;

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pricing;

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content;

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copyrights;

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distribution; and

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characteristics and quality of products and services.

The adoption of any additional laws or regulations may decrease the expansion of the Internet.  A decline in the growth of the Internet could decrease demand for our products and services and increase our cost of doing business.  Moreover, the applicability of existing laws to the Internet is uncertain with regard to many issues, including property ownership, export of specialized technology, sales tax, libel and personal privacy.  Our business, financial condition and results of operations could be seriously harmed by any new legislation or regulation.  The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could also harm our business.

Our Storage Management Solutions products rely substantially on the Internet in multiple states. These jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each state or foreign country.  Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties.  Other states and foreign countries may also attempt to regulate our business or prosecute us for violations of their laws.  Further, we might unintentionally violate the laws of foreign jurisdictions and those laws may be modified and new laws may be enacted in the future.

The United States Congress has enacted legislation limiting the ability of the states to impose taxes on Internet access or to impose multiple or discriminatory taxes on electronic commerce.  This legislation, known as the Internet Tax Nondiscrimination Act, imposed a moratorium, which commenced November 1, 2003 and ended on November 1, 2007, on state and local taxes on electronic commerce, where such taxes are discriminatory, and Internet access, unless the taxes were generally imposed and actually enforced prior to October 1, 1998.  Though there are various bills pending in the United States Congress to extend these prohibitions, failure to renew this legislation beyond November, 2007 or adopt new similar legislation, will allow various states to impose taxes on Internet-based commerce.  The imposition of these taxes could seriously adversely affect Internet commerce and hinder our ability to become profitable.

The Internet may fail or providers of these services may increase their costs for these and related services , which could increase our costs and make our services less attractive to customers .

The secure transmission of confidential information over public networks is a significant barrier to electronic commerce and communications.  Anyone who can circumvent our security measures could misappropriate confidential information or cause interruptions in our operations.  We may have to spend large amounts of money and other resources to protect against potential security breaches or to alleviate problems caused by any breach.

Peering agreements of our business partners like XO Communications with Internet service providers, allow access to the Internet and exchange traffic with these providers.  Depending on the relative size of the providers involved, these exchanges may be made without settlement charges.  Recently, many Internet service providers that previously offered peering have reduced or eliminated peering relationships or are establishing new, more restrictive criteria for peering and an increasing number of these providers are seeking to impose charges for transit.  Increases in costs associated with Internet and exchange transit could have an adverse effect on our revenues for our services, most of which require Internet access.  Our providers may not be able to renegotiate or maintain peering arrangements on favorable terms, which could increase our costs and expenses and impair our growth and performance.

Our auditor’s “Going Concern” qualification in our consolidated financial statements might create additional doubt about our ability to stay in business , which could result in a total loss on investment by our shareholders ..

The following is a quotation from our auditor’s report that is filed as a part of this Registration Statement (see Items 13 and 15): “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a stockholders’ deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”  Note 2 of our consolidated financial statements states: “The Company continues to be dependent on its ability to generate future revenues, positive cash flows and additional financing.  During 2006 and through  May 12, 2008, the Company received net proceeds of approximately $3.2 million from the sale of common stock, issued debt of $150,000 and issued convertible debt of $4.5 million towards a total of $5.5 million of convertible debt.  Management acknowledges that its ability to continue executing its current business plan, even on a short-term basis, is dependent on its ability to obtain additional debt or equity financing.  There can be no guarantee that the Company will be successful in generating future revenues, in obtaining additional debt or equity financing, or that such additional debt or equity financing will be available on terms acceptable to the Company.”

Multiple acts of God could result in data loss and subject us to substantial liabilities and the loss of our business and customers ..

The operation of our business depends on the efficient and uninterrupted operation of the Internet and our Storage Management Solutions hardware systems.  Our systems and operations will be vulnerable to damage or interruption from many sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events.  Our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.  Any substantial interruptions in the future could result in the loss of data and could destroy our ability to generate revenues from operations.

Risks Related to Our Common Stock

Our common stock is “penny stock” under Securities and Exchange Commission Rules and Regulations , which means there is a very limited trading market for our shares ..

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 of the Securities and Exchange Commission.  Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years); or $5,000,000 (if in continuous operation for less than three years); or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.   Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.”

Moreover, Rule 15g-9 of the Securities and Exchange Commission requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to (i) obtain from the investor information concerning his, her or its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor, and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

(iii) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

Due to the substantial instability in our common stock price, you may not be able to sell your shares at a profit or at all , and as a result, any investment in our shares could be totally lost ..

The public market for our common stock is very limited and volatile. As with the market for many other small companies, any market price for our shares is likely to continue to be very volatile.  In addition, factors such as the following may significantly affect our share price:

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Our competitors’ announcements and successes or failures;

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Other evidence about the safety or efficacy of our products;

•

Announcements of new competitive products or successes by our competitors;

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Increased or new governmental regulation of our products;

•

Our competitors’ developments of competing patents or proprietary rights or other technology; and

•

Fluctuations in our operating results.

Our common stock has a limited trading history , and it will be difficult to determine any market trends or prices for our shares where this present limited market is believed to be based primarily on supply and demand ..

Our common stock currently is quoted on the Pink Sheets, under the symbol “DIGI.”  However, with very little trading history, a trading market that does not represent an “established trading market,” a limited current public float of approximately 105,462 shares, volatility in the bid and asked prices and the fact that our common stock is very thinly traded, you could lose all or a substantial portion of your funds if you make an investment in us.

The sale or potential sale of shares of our common stock that may become publicly tradable under Rule 144 in the future will have a severe adverse impact on any market that develops for our common stock , and you may lose your entire investment or be unable to resell any shares in us that you purchase ..   We presently have a very limited public float in our shares of common stock that can adversely affect the market price.

Presently, there are only 105,462 of our outstanding shares that are freely publicly tradable; however, 12 months from the filing of this Registration Statement, if it becomes effective in the normal course of events in 60 days from its filing as anticipated and provided that we are “current” in the filing of all of our reports that are then required to have been filed with the Securities and Exchange Commission, all shares of our common stock that have been held for at least six months will be available for public sale under Rule 144.  That will substantially increase the shares available to be freely publicly traded.  See the heading “Recent Sales of Unregistered Securities, Item 10, for information about the number of shares that may become available for resale under Rule 144.  Also, see the heading “Rule 144,” Item 9, for information about the possibility of certain shares of common stock that are restricted securities as defined in Rule 144 being available for public resale under Section 4(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.  Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-looking Statements

Statements made in this Registration Statement which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and our business, including, without limitation, (i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “expects,” ”projects,” “anticipates,” “believes,” “estimates,” “plans,” “intends,” “targets” or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which we may conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Plan of Operation

Our primary focus for fiscal 2008 is increasing the number of customers using our digitiliti services.  We will aggressively promote the benefits of secure, online data storage and highlight the discernible differences between digitiliti and other solutions available in the marketplace. We will expand our digitiliti product offering by developing leading edge software.  We will strive to become a technology leader in the data storage marketplace.  This will require us to refine our digitiliti products, our sales and marketing systems, our product packaging, our infrastructure scaling methods and revenue generation offerings.  We will focus on technology, pricing, product positioning and building solid partnerships with a goal of reducing our cost of goods sold percentage.

We will be seeking other distribution channels of our services, in addition to our in-house sales group.  We will be targeting resellers that have extensive data storage knowledge and expertise and an established customer base.  Our sales plan for 2008 focuses on establishing strong reseller and OEM and channel partnerships at the regional and national level that possess utility-oriented sales systems.  Regional and national level partners will become our sales force.  We will define and attack vertical markets specifically in the SMB/SME market. Our ability to provide outstanding training and support utilizing teleconferencing will allow us to develop a national distribution network without incurring significant support and travel costs.  We will also provide our sales partners with marketing and technical material to assist their sales efforts.   These marketing efforts will include development of brochures, testimonials, white papers, trade journal advertising and enhancements to our website, as well as attending a number of trade shows and speaking engagements, both locally and nationally, which will also assist in building the digitiliti brand.   Finally, our sales and technical staff will be available to assist with sales opportunities as appropriate.

As a result of our sales and marketing efforts, our customer base has expanded from approximately 20 in fiscal 2005; to approximately 100 in fiscal 2006; to 508 in 2007; and currently to approximately 656.

Operationally, we will be adding experienced technical personnel and expanding our vault system infrastructure to accommodate the expected growth in storage capacity required as new customers are added.

We will need to raise additional capital in order to execute our Plan of Operation.  We estimate the funds required through 2008 will be in the range of $5 million to $7 million and will be a combination of equity, bank debt and equipment leases.  The capital will cover the acquisition of computer hardware and software, as well as covering operating losses until we reach the breakeven point.

We may launch the marketing of our Mythos Storage Management Solutions or consider granting an exclusive license or negotiating an outright sale of this technology, depending upon our cash requirements.  In terms of Mythos development, a significant amount of servers, workstations, networking and storage hardware is required for testing and development.

Results of Operations

For the three month periods ended March 31, 2008, and 2007

Our sales for the first quarter of 2008 increased $352,905 to $563,20 6 compared to $210,301 for the quarter ended March 31, 2007.   The increase in revenue is a direct result of an increase in customers under contract and the resulting terabytes of data added to our Fortress Storage Center, combined with the growth in existing customer data. Consistent with the pattern of growth as detailed above, our customer base grew from 154 as of March 31, 2007, to 572 as of March 31, 2008. The growth of customer contracts is a direct result of the heavy emphasis we placed on marketing our digitiliti service.  Our efforts included attending industry tradeshows throughout the country as well as revamping our website.  We also concentrated significant resources refining our product presentation, product positioning and pricing models.  Finally, we continued to enhance our network of resellers throughout the country by providing strong dealer support services and offering a compelling pricing program.

Our quarterly gross margin reflects an increase of $264,233 with a gross margin of $135,585 through March 31, 2008, versus a negative margin of ( $128,648 ) through March 31, 2007. Factors contributing to this increase in our gross margin are our deliberate targeting of a larger profile customer, which resulted in (1) more efficient customer pricing; (2) a significant increase or growth in customer base; and (3) an increase in organic growth of our customer’s data.  In short, we have learned that our sales and marketing efforts are better expended targeting larger customers in the SMB and SME markets.  We have learned how to sell our digitiliti service to this larger profile customer, which has increased our revenue, proportionately reduced our costs of revenue and has allowed us to leverage our infrastructure and efficiently bill for our customer’s data growth in our Fortress Storage Center vault.

Research and development expenses increased $669,295 to $670,079 for the first quarter of 2008 compared to $784 in the first quarter of 2007.  This increase is primarily due to the purchase of certain software that was classified as research and development. On March 13, 2008, Digitiliti executed a Technology Purchase Agreement (“TPA”) with

StorageSwitch, LLC, a Colorado limited liability company (“StorageSwitch”), to acquire a commercially-proven technology software. This technology software compliments Digitiliti’s current business model and also provides a base layer that Digitiliti will build upon to develop enhanced storage service offerings.

In connection with the purchase, we made initial cash payment of $10,000 upon execution of the Letter of Intent in January 2008, and a cash payment of $200,000 on the date of closing. In addition, we will make a  $40,000 cash payment payable when the software is fully developed and in production. We also issued 250,000 shares of common stock in connection with the purchase, valued at $375,000 based upon the quoted market price of our stock on the date of the purchase. We will issue an additional 250,000 shares when the software is fully developed and in production. These shares will be valued based on the quoted market price of our stock on the date of issuance.

The software was not technologically feasible on the date of the acquisition. As a result, this transaction was accounted for as purchased research and development costs and was expensed as research and development expense in accordance with SFAS No. 2.

In conjunction with the execution of the TPA, Digitiliti and StorageSwitch also signed the following agreements; (1) a Non-Compete Agreement, (2) a Non-Disclosure Agreement, (3) a Statement of Work Agreement and (4) a Consulting Services Agreement. Under the Consulting Service Agreement, we will make the following payments to 2 principals of StorageSwitch: (1) semi-monthly cash payments of $6,250 (totaling $25,000 per month) and (2) the issuance of 12,480 shares of Digitiliti common stock (totaling 24,960 share of common stock per month). Stock issued under this arrangement is accounted for in accordance with EITF 96-18 and valued using the quoted market price of our common stock at the end of each month.

This purchase reflects our efforts in new product development as we learn from the successes of our digitiliti service.  As outlined under the heading “Recent Events in 2008,” Item 1, we are in the process of developing enhanced storage service offerings that we can deploy through larger, more economical sales channels, thereby enabling faster growth.

Selling and marketing expenses decreased $118,318 to $161,690 for the first quarter of 2008 compared to $280,008 in the first quarter of 2007. This decrease principally reflects our success in learning to market our service to resellers who have the requisite expertise to produce immediate results.  Again, we have not only learned to market our digitiliti service to larger profile customers, but also to larger profile and more technically proficient resellers, thereby resulting in increased sales with fewer (or more efficient) marketing expenditures.

General and administrative expenses increased $395,565 to $769,864 for the first quarter of 2008 compared to $374,299 in the first quarter of 2007.  This increase is attributable to consulting fees, stock-based compensation, legal and accounting expense associated with completing the Storage Merger, upgrading the financial information in preparation for Securities and Exchange Commission anticipated filings and the issuance of convertible debt with associated warrants.

Interest expense increased $289,590 to $331,833 for the first quarter of 2008 compared to $42,243 in the first quarter of 2007.  The increase is primarily due to the issuance of $4,000,050 of convertible debt and the amortization of the related deferred financing costs and the debt discount associated with the warrants issues along with the convertible debt.

For the 12 month periods ended December 31, 2007 and 2006

Our sales for 2007 increased $926,748 to $1,329,386 compared to $402,638 in 2006.   The increase in revenue is a direct result of an increase in customers under contract and the resulting terabytes of data added to our Fortress Storage Center combined with the growth in existing customer data.   At the end of 2007, we had 508 customers with digitiliti service contracts compared to 100 at the end of 2006.  The dramatic growth of customer contracts is a direct result of the heavy emphasis we placed on marketing our digitiliti service.  Our efforts included attending industry tradeshows throughout the country as well as revamping our website.  We also concentrated significant resources refining our product presentation, product positioning and pricing models.  Finally, we continued to enhance our network of resellers throughout the country by providing strong dealer support services and offering a compelling pricing program.

Gross margin for 2007 was ($125,143) compared to ($182,755) in 2006.  Our negative margin as a percentage of sales has improved as compared to prior years.  This improvement reflects the beginning of our ability to leverage the infrastructure we have invested in during the past few years as the amount of data on the Fortress Storage Center continues to grow.  At the same time at our current level of revenues we do not have a positive gross margin.

Research and development expenses for 2007 were $24,784 compared to $150,214 in 2006.  The significant decrease is a result of the completion of currently planned development of the Mythos software.  The Mythos software product facilitates more cost effective back ups on Apple networks.  The software development was performed by a third party development firm in India.   We are evaluating the market potential and analyzing various distribution channels for the Mythos product.

Selling and marketing expenses increased by $473,980 to $794,431 in 2007 compared to $320,451 in 2006.  The increase is related to additional sales commissions, increased advertising and promotion expenses and additional sales/marketing payroll costs.

General and administrative expenses increased by $1,302,437 to $2,606,977 in 2007 compared to $1,304,504 in 2006.  The increase is attributable to consulting fees, stock-based compensation, legal and accounting expenses associated with completing the merger between Storage and Digitiliti, upgrading the financial information in preparation for Securities and Exchange Commission anticipated filings and the issuance of convertible debt with associated warrants.

Interest expense for 2007 increased by $464,999 to $545,673 compared to $80,674 for 2006.  The increase reflects interest expense associated with the convertible debt issued during 2007 and the related amortization of the deferred financing costs and discount of the associated warrants.

Liquidity

In order to fund the 2007 net loss of $4,097,008, as well as the need to continue investing in property and equipment and software licenses to expand the capacity of the Fortress Storage Center, we relied on a combination of the proceeds of the issuance of convertible debt of $3,149,550, the receipt of $755,393 from the sale of our common stock and entering into capital leases for equipment and software licenses totaling $607,153.  In 2006, the net loss of $2,038,634 and capital expenditure requirements were met by issuing $2,499,929 of common stock and obtaining debt from a bank and related parties of $180,000.  At December 31, 2007, our cash balance was $241,333 compared to $188,670 at December 31, 2006.

For the three month periods ended March 31, 2008, and 2007

In order to fund the first quarter of 2008 net loss of $1,797,882 , as well as the need to continue investing in property and equipment and software licenses to expand the capacity of the Fortress Storage Center and our efforts to leverage our new product developments, we relied on a combination of the proceeds of the issuance of convertible debt of $808,500 and the financing of capital leases for equipment and software licenses totaling $291,174.

Net cash used by operating activities during the first quarter of 2008 was $505, 342 compared to $662,663 during the first quarter of 2007.  Net cash used by operating activities during the first quarter of 2008 was primarily impacted by:

•

Net loss of ($1,797,881 ).

•

Depreciation and amortization of $254,032 ..

•

Amortization of discount on convertible debt issued of $112,459 ..

•

Decrease in accounts receivable of $90,064 ..

•

Reduction in accounts payable and accrued expenses of $505,821 ..

Net cash used by operating activities during the first quarter of 2007 was primarily impacted by:

•

Net loss of ($825,982).

•

Depreciation and amortization of $144,847.

•

Increase in other current assets of $99,758.

•

Increase in trade accounts payable and accrued expenses of $131,516.

Net cash used by investing activities during the first quarter of 2008 was $276, 357, primarily related to the purchase of software licenses totaling $211,0 00 and equipment of $65,357.  Net cash used by investing activities during the first quarter of 2007 was $807,901 and was comprised of $300,405 for equipment purchases, $332,496 for the purchase of software licenses and for a $175,000 investment in Cyclone Holdings, Inc.

Net cash provided by financing activities during the first quarter of 2008 was $594,408 , primarily comprised of $808,500 from the issuance of convertible debt.  Offsetting these items were $80,850 in payments of financing costs and $156,207 in principal payments on capital leases.  Net cash provided by financing activities during the first quarter of 2007 was $1,322,60 9, primarily comprised of $748,179 from the sale of common stock, $401, 500 from the sale of convertible securities and $322,782 in proceeds from equipment financing.  Offsetting these items were $35,018 in principal payments on capital leases, $40,150 in payments of financing costs and $105,000 stock rescission payable.

At March 31, 2008, our cash balance was $54,042 compared to $40,295 at March 31, 2007.

See Item 10 for additional information about our financings for the quarterly period ended March 31, 2008.

For the 12 month periods ended December 31, 2007, and 2006

In order to fund the 2007 net loss of $4,097,008, as well as the need to continue investing in property and equipment and software licenses to expand the capacity of the Fortress Storage Center, we relied on a combination of the proceeds of the issuance of convertible debt of $3,149,550, the receipt of $755,393 from the sale of our common stock and entering into capital leases for equipment and software licenses totaling $607,153.  In 2006, the operating loss of $2,038,634 and capital expenditure requirements were met by issuing $2,499,929 of common stock and obtaining debt from a bank and related parties of $966,276.  At December 31, 2007, our cash balance was $241,333 compared to $188,670 at December 31, 2006.

Net cash used by operating activities in 2007 was ($2,266,486) compared to ($1,595,555) in 2006.  Net cash used by operating activities for 2007 was primarily impacted by:

•

Net loss of ($4,097,008).

•

Depreciation and amortization of $709,831.

•

Amortization of discount on convertible debt issued of $177,783.

•

Stock issued for professional services of $525,000.

•

Employee stock option compensation expense of $359,194.

•

Increase in accounts receivable of $190,588.

•

Reduction in accounts payable of $220,376.

•

Increase in accrued expenses of $311,935.

Net cash used by operating activities in 2006 was primarily impacted by:

•

Net loss of ($2,038,634).

•

Depreciation and amortization of $201,218.

•

Increase in other current assets of $149,739.

•

Increase in trade accounts payable of $306,339.

Net cash used by investing activities in 2007 was $656,284, primarily related to the purchase of software licenses totaling $436,655 and the investment of $175,000 in Cyclone Holdings, Inc.  Net cash used by investing activities in 2006 was $650,881 and was comprised of $234,304 for equipment purchases, $366,577 for the purchase of software licenses and $50,000 for a deposit on the investment in Cyclone Holdings, Inc.

Net cash provided by financing activities in 2007 was $2,975,433, primarily comprised of $3,149,550 from the issuance of convertible debt and $755,393 from the sale of common stock.  Offsetting these items were $319,955 in payments of financing costs and $448,419 in principal payments on capital leases.  Net cash provided by financing activities in 2006 was $2,347,126, primarily comprised of $2,499,929 from the sale of common stock and $180,000 in proceeds from bank and related party debt.  Offsetting the 2006 proceeds were $209,970 in payments on long term debt and bank note, $59,689 in principal payments on capital leases and $63,144 in principal payments on related party debt.

See Item 10 for additional information about our financings through December 31, 2007.

Known trends, events or uncertainties that have or are reasonably likely to have a material impact on the small business issuer's short-term or long-term liquidity

We have a limited public trading market for the shares of our common stock.  See Item 9.  As a result, we have been primarily limited to debt financing during the year ended December 31, 2007, and the quarterly period ended March 31, 2008, to fund our present and planned business operations.  We anticipate that trend to continue at least until there is an “established trading market” in our shares of common stock that may result in prospective investors in us having an interest in purchasing our equity securities rather than our debt securities.   If we are unable to pay our debt securities and accrued interest when these obligations become due, the prospects of selling debt securities will also be minimal, if at all.  The following table reflects certain material information about our current convertible debt that we have outstanding, on a quarter by quarter basis, beginning on January 1, 2007, and through the quarterly period ended March 31, 2008:

		Total	Total	Due Date
		Accrued	Accrued	For Accrued
	Total of	Interest on	Interest &	Interest &
	Convertible	Convertible	Convertible	Convertible
Periods	Notes Sold	Notes	Notes	Notes
1st Qtr 2007	$ 401,050.00	$ 51,688.10	$ 452,738.10	Sep-08
2nd Qtr 2007	$ 707,500.00	$ 72,915.00	$ 780,415.00	Dec-08
3rd Qtr 2007	$1,165,000.00	$ 87,061.67	$ 1,252,061.67	Mar-09
4th Qtr 2007	$ 926,000.00	$ 48,922.67	$ 974,922.67	Jun-09
1st Qtr 2008	$ 808,500.00	$ 5,925.33	$ 814,425.33	Sep-09
Totals:	$4,008,050.00	$266,512.77	$ 4,274,562.77

The headings “For the three month periods ended March 31, 2008, and 2007” and “For the 12 month periods ended December 31, 2007, and 2006,” of this “Liquidity” heading of Item 2, details substantial debt expenditures for capital leases for equipment and software licenses, a process that is also expected to continue in the financing of our business operations.

Internal and external sources of liquidity

During the 12 month periods ended December 31, 2007, and 2006, we had no sources of internal liquidity.

Critical Account Policies

Warrants Issued with Convertible Debt

In 2007, we initiated a private placement of 12% convertible debt with a maturity date of 18 months.  For each $1.00 of convertible debt issued, the debt holder receives one half warrant with an exercise price of $1.50 and one half warrant with an exercise price of $2.25.  See Item 10 for additional information about this offering.  The proceeds of the debt are allocated to the relative fair value of the debt and warrants.  The value assigned to the warrants is accounted for as a discount to the debt with a corresponding increase in additional-paid-in-capital. During 2007, the fair value of the warrants was determined using the Black-Scholes option pricing model with the following weighted-average assumptions: (1) expected volatility - 65.6%; (2) expected term (years) – five years; (3) risk-free interest rate - 5.0%; and (4) expected dividend yield – 0. A significant change in any of these assumptions could significantly impact the fair value calculation.

As of December 31, 2007, we had issued $3,199,550 in convertible debt and 1,599,775 warrants at $1.50 and 1,599,775 warrants at $2.25.  We recorded $1,260,412 as a discount to the convertible debt related to the issuance of the warrants, which is also being amortized over the term of the convertible debt.

Effective January 1, 2008, we reevaluated the assumptions used in the Black-Scholes model in light of new information obtained after the year end.  Based on this new information, we used an expected volatility assumption of 113% in computing the fair value of warrants issued with convertible debt in the first quarter of 2008.  We are accounting for this change in volatility as a change in accounting estimate under SFAS No. 154, which requires us to apply this change prospectively.  Consequently, we are not restating or retrospectively adjusting amounts reported in our prior financial statements.

During the three months ended March 31, 2008, we issued $808,500 in convertible debt, along with 404,250 warrants with an exercise price of $1.50 and 404,250 warrants with an exercise price of $2.25. We recorded $125,108 as a discount to the convertible debt related to the issuance of the warrants, which is being amortized using the effective interest rate over the term of the convertible debt.

Beneficial Conversion Feature Associated with our Convertible Debt

Our 12% convertible notes, as described above, are convertible at $0.50 per share, subject to an effective registration statement to register the underlying common stock. During 2007, as these convertible instruments were issued, our common stock price ranged from $1.40 per share to $6.00 per share.  EITF 98-5 requires the beneficial conversion feature to be measured separately at issuance and recognized by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital.  That amount should be calculated at the commitment date as the difference between the conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible.  Under EITF 00-27, a contingent beneficial conversion feature is measured using the commitment date fair value of the underlying common stock but does not require it to be recognized unless the triggering event occurs and the contingency is resolved.  At December 31, 2007, the additional debt discount attributable to the beneficial conversion feature was $579,000, which will be recognized upon a successful registration of the underlying shares. This discount will be amortized, using the effective interest method, over the remaining term of the debt.

Factors Considered by Board of Directors in Common Stock Valuations

Prior to the Storage Merger that was effective on August 17, 2007, our Board of Directors based its determination that $0.35 per share reflected the fair market value of our common stock, based upon our completion of a capital funding initiated in the mid-summer of 2006 that ran through January, 2007.  As reflected in Item 10, this capital funding resulted in the sale of 10,011,455 shares of our common stock at a price of $0.35 per share, generating aggregate proceeds of $3,504,010.  Other factors considered were limited private resales of our common stock by a few shareholders in privately negotiated prices at $0.35 per share; and that there was no public market for the Storage shares.  Since our Board’s fair market valuation of our common stock at $0.35 did not exceed the conversion prices associated with the warrants or the 12% convertible notes, no beneficial conversion feature existed.

Subsequent to the Storage Merger on August 17, 2007, our Board of Directors based the fair market value of our common stock on the public trading prices of our common stock in the Pink Sheets; and, as referenced above, the fair market value of our common stock, traded, on average, at a price above the exercisable warrant prices of $1.50 and $2.25, and the conversion price of the 12% convertible notes of $0.50 per share, thereby reflecting a beneficial conversion feature requiring the accounting treatment detailed above.  Adjustments regarding the 12% convertible notes have been deferred until we file a registration statement with the Securities and Exchange Commission covering the underlying shares that are subject to such conversion and it is declared effective, because these 12% convertible notes cannot be converted until there is an effective registration statement, unless this condition is waived by us.

Revenue Recognition

We realize revenue from the design, installation and support of data storage solutions, which may include hardware, software and services. We recognize revenue when we have met our obligations for installation or other services and collectability is reasonably assured.

Valuation of Long-Lived Assets, Including Finite-Lived Intangibles

We evaluate long-lived assets and intangible assets with finite lives for impairment, as well as the related amortization periods, to determine whether adjustments to these amounts or useful lives are required based on current events and circumstances.  We base the evaluation on our projection of the undiscounted future operating cash flows of the underlying assets.  To the extent such projections indicate that future undiscounted cash flows are not sufficient to recover the carrying amounts of related assets, we record a charge to reduce the carrying amount to its estimated fair value.  The test for impairment requires us to make several estimates about fair value, most of which are based on projected future cash flows.  We consider the estimates associated with the asset impairment tests critical due to the judgments required in determining fair value amounts, including projected future cash flows. Changes in these estimates may result in the recognition of an impairment loss.

Stock-Based Compensation

SFAS 123(R) requires us to measure and recognize in our statements of operations the expense associated with all share-based payment awards made to employees and directors based on estimated fair values.  SFAS 123(R) requires the use of an option pricing model to determine the fair value of share-based payment awards.  Our common stock price, as well as assumptions regarding a number of highly complex and subjective variables, will affect our determination of fair value.  During 2007, the fair value of our employee stock options was determined using the Black-Scholes option pricing model with the following weighted-average assumptions: (1) expected volatility - 65.6%; (2) expected term (years) – five years; (3) risk-free interest rate -5.0%; and (4) expected dividend yield – 0.  A significant change in any of these assumptions could significantly impact the fair value calculation.  We account for non-employee share-based awards in accordance with EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquisition, or in Conjunction with Selling, Goods or Services.”

Effective January 1, 2008, we reevaluated, in light of new information obtained after the year end, the assumptions used in the Black-Scholes model for valuing employee stock options and non-employee stock warrants issued in connection with share-based compensation.  Although no such employee stock option or non-employee stock warrants were issued during the first quarter of 2008, with the exception for warrants issued in conjunction with the convertible debt, we anticpate that the expected volatility assumption will range from 100% to 125% for future issuances.  We are accounting for this change in volatility as a change in accounting estimate under SFAS No. 154, which requires us to apply this change prospectively. Consequently, we are not restating or retrospectively adjusting amounts reported in our prior financial statements.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements, as amended,” in February 2008 by FASB Staff Position (“FSP”) “FAS 157-2, Effective Date of FASB Statement No. 157.”   SFAS 157 defines fair

value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FSP FAS 157-2 defers the effective date of SFAS 157 for all nonfinancial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, until January 1, 2009.   As such, we partially adopted the provisions of SFAS 157 effective January 1, 2008. The partial adoption of this statement did not have a material impact on our financial statements.   We expect to adopt the remaining provisions of SFAS 157 beginning in 2009.   We do not expect this adoption to have a material impact on our financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities–including an Amendment of FASB Statement No. 115.”   This standard permits an entity to choose to measure many financial instruments and certain other items at fair value.   Most of the provisions in SFAS 159 are elective; however, the amendment to SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale securities.   The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates.   A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.   The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. We have adopted this statement as of January 1, 2008. The adoption created no impact to our financial statements.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements during the years ended December 31, 2007, and 2006.

Item 3.  Properties

Our Fortress Storage Center is located at 250 Marquette Plaza, Minneapolis, MN 55401, and we have contracted with XO Communications for data center space and communications (the “XO Communications Contract”); XO Communications is a vendor that provides cabinet space, power and Internet connectivity.  This arrangement ensures capital expenditures are at a minimum, while maintaining the flexibility to set up a new data center in any one of the 80 geographically dispersed locations throughout the world.  Our digitiliti service is not limited by geographic concerns.  As new customers are added, we will also add capacity to our Fortress Storage Center that has virtually unlimited scalability.  Our Fortress Storage Center occupies approximately 1,500 square feet of this facility, at a cost of $3,300 per month, and houses our equipment and software.

Also located at 250 Marquette Plaza, we lease office space comprised of approximately 3,093 rentable square feet,  at a monthly base rent of $2,576.67 and $2,834.33 in 2006 and 2007, respectively (the “FRM Associates Lease”).  With monthly operating expenses and monthly real estate tax assessments added to these base monthly rental amounts, the overall monthly lease cost on this space approximates to $4,726.00 and $5,153.00 for 2006 and 2007, respectively.  We vacated these premises in August, 2007.  This office space lease has been sublet to a local company effective May, 2008, throughout the duration of the lease period.  Sublease income is $3,607.33 for June 1, 2008 – April 30, 2009, and $3,865 for May 1, 2009 – September 30, 2010 (the “EBC Minneapolis, Inc. Sublease Agreement”).  The landlord under the FRM Associates Lease consented to this sublease, subject to the guarantee of Brad D. Wenzel, our current Chairman of the Board, and Ronald G. Wenzel, a former officer and director of Storage.

On April 23, 2007, we leased approximately 8,736 square feet, consisting of floors three and four of the building located at 266 East 7th  Street, St. Paul, MN 55101 (the “Upper Corner Lease”), for a term of four years and seven months, ending on December 31, 2011, for $4,450 per month from June 1, 2007, to December 31, 2007; $6,450 from January 1, 2008, to December 31, 2008; and at a lease rate to be determined in line with other commercial properties in the downtown area, including yearly increases, from January 1, 2009, until December 31, 2011.

For additional information about our facilities, see the heading “Introduction” of the heading “Business,” Item 1.

Copies of the XO Communications Contract, the FRM Associates Lease, as amended, the EBC Minneapolis, Inc. Sublease Agreement and the Upper Corner Lease are filed as Exhibits to this Registration Statement.  See Items 13 and 15.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth the share holdings of those persons who own more than five percent (5%) of our common stock as of the date of this Registration Statement, respectively based upon 25,081,444 shares being outstanding as of May 13, 2008:

Ownership of Principal Shareholders

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (2)
Common Stock	Pamela J. and Jonathan S. Miner (3) 600 Queensland Lane N. Plymouth, MN 55447	2,015,635 (2)	8.04%
Common Stock	Michael S. Kelly 13911 Ridgedale Drive, Suite 375 Minnetonka, MN 55305	1,723,419	6.87%
Common Stock	Brad D. Wenzel (4) 266 East 7th Street, Floor 4 St. Paul, MN 55101	4,604,302 (3)	17.32%
Common Stock	Ronald G. and Laura Wenzel(5) 5064 Stewart Avenue White Bear Lake, MN 55110	2,024,729 (4)	8.07%

                       (1)   Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

                       (2)   Excludes shares of our common stock underlying outstanding convertible securities; assumes that all Storage shareholders have exchanged their respective shares under the Storage Merger and that there are currently 25,081,444 outstanding shares of our common stock, except in the case of the computations reflecting the percentage of beneficial ownership of Brad D. Wenzel, which computations include the 1,500,000 shares underlying his employee stock option grant in his ownership and in the total number of outstanding  shares.  See Note (3) below.  For information about shares of our common stock underlying outstanding convertible securities, see our consolidated financial statements and related notes that are filed as a part of this Registration Statement, in Item  13 and 15, and the caption “Recent Sales of Unregistered Securities,” Item 10.

                        (3)  1,801,349 of these shares of common stock are owned of record by Pamela J. Miner; and 214,286 of these shares of common stock are owned jointly by these two persons.

                        (4)  These computations include the 1,500,000 shares underlying the 1,500,000 $0.385 five year employee stock options granted to Mr. Wenzel, in his holdings and in the outstanding shares utilized for computation of his holdings.  That outstanding figure is the sum of 25,081,444 and 1,500,000 or  26,581,444.

                        (5)  2,024,729 of these shares of common stock are jointly owned by these persons.

Security Ownership of Management

The following table sets forth the share holdings of management as of the date of this Registration Statement, based upon 25,081,444 shares being outstanding as of May 13 , 2008:

Ownership of Officers and Directors

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
Common Stock	Pamela J. and Jonathan S. Miner (3) 600 Queensland Lane N. Plymouth, MN 55447	2,015,635 (2)	8.04%
Common Stock	Mark Savage 13911 Ridgedale Drive, Suite 375 Minnetonka, MN 55305	783,419	3.12%
Common Stock	Brad D. Wenzel (4) 266 East 7th Street, Floor 4 St. Paul, MN 55101	4,604, 302 (3)	17.32%
Common Stock	Ronald G. and Laura Wenzel(5) 5064 Stewart Avenue White Bear Lake, MN 55110	2, 024 ,729 (4)	8. 07%
All Directors and Officers as a group (5)		9, 428 ,084 (5)	35.47%

                      (1)   Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

                       (2)   Excludes shares of our common stock underlying outstanding convertible securities; assumes that all Storage shareholders have exchanged their respective shares under the Storage Merger and that there are currently 25,081,444 outstanding shares of our common stock, except in the case of the computations reflecting the percentage of beneficial ownership of Brad D. Wenzel, which computations include the 1,500,000 shares underlying his employee stock option grant in his ownership and in the total number of outstanding shares.  See Note (3) below.  For information about shares of our common stock underlying outstanding convertible securities, see our consolidated financial statements and related notes that are filed as a part of this Registration Statement, in Items 13 and 15, and the caption “Recent Sales of Unregistered Securities,” Item 10.

                        (3)  1,801,349 of these shares of common stock are owned of record by Pamela J. Miner; and 214,286 of these shares of common stock are owned jointly by these two persons.

                        (4)  These computations include the 1,500,000 shares underlying the 1,500,000 $0.385 five year employee stock options granted to Mr. Wenzel, in his holdings and in the outstanding shares utilized for computation of his holdings.  That outstanding figure is the sum of 25,081,444 and 1,500,000 or 26,581,444.

                         (5)  2,024,729 of these shares of common stock are jointly owned by these persons.  Ronald G. Wenzel is not currently an executive officer or director.

                        (6)  The total percentage of the five management members includes the 1,500,000 shares underlying the 1,500,000 $0.385 five year employee stock options granted to Mr. Wenzel, in total holdings and in the outstanding  shares utilized for computation of these five persons holdings.

Changes in Control

There are no present arrangements or pledges of our securities which may result in a change in control.

Item 5.  Directors and Executive Officers, Promoters and Control Persons.

Identification of Directors and Executive Officers

The following table sets forth the names of all of our current directors and executive officers. These persons will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified, or their prior resignation or termination.

Name	Positions Held	Date of Election or Designation Storage/Digitiliti	Date of Termination or Resignation
Larry D. Ingwersen	President, CEO a Director	04/08 04/08 04/08	* * *
Mark Savage	President Director	12/06 08/07 10/06 08/07	04/08 *
Brad D. Wenzel	President CEO Chairman Director	10/03 10/03 08/07 04/08 10/03 08/07	12/06 04/08 * *
Laura Wenzel	Director Vice President CFO Treasurer Secretary	04/06 08/07 10/06 08/07 10/06 08/07 10/03 08/07 10/03 08/07	* * 04/08 04/08 *
Pamela J. Miner	Director	4/06 08/07	*
Jonathan S. Miner	Director	11/05 08/07	*
	CFO	10/03	10/06
	Vice President	10/03	10/06
	Treasurer	10/03	10/06
William McDonald	CFO	04/08	*
Roderick D. Johnson	COO	04/08	*

*

These persons presently serve in the capacities indicated.  Each previously served during the dates and in the capacities indicated at Storage; and those continuing, with the exception of Larry D. Ingwersen, William McDonald and Roderick D. Johnson, were elected after the effective date of the Storage Merger on August 17, 2007.

Business Experience

Larry D. Ingwersen.   Mr. Ingwersen has a 40-year career focused on growth initiatives.  He joined Digitiliti in 2008 as its President and CEO. Since the early 1990’s, Mr. Ingwersen has been a self-employed consultant, utilizing his entrepreneurial experience to assist young technology companies in planning, financing and implementing growth-related corporate development initiatives.  By 2003, Mr. Ingwersen was forming teams of senior consultants into limited partnerships that fit the specific needs of each major corporate development client.  In 2006, he became a founding partner in 5X Partners, LLC, a business development firm that built five new corporations from start-up to IPO.  Mr. Ingwersen has worked on more than 45 corporate development programs.  As needed by these programs, he has been an active board member (in 10 companies), or elected CEO (in six companies).  Mr. Ingwersen attended the University of Nebraska and South Dakota School of Mines and Technology, graduating with a Degree in

Electrical Engineering.  He has also completed post-graduate work in Engineering and Management.  Mr. Ingwersen is 63 years of age.

Brad D. Wenzel .  Mr. Wenzel is the founder of Storage.  Mr. Wenzel founded Storage in 2003 and is currently Chairman of the Board.  Prior to Storage, Mr. Wenzel was a founding partner in Wenzel Data, Inc. (“WDI”), which he started in 1997.  For over 17 years, Mr. Wenzel has been involved at virtually every level in the storage market from manufacturer to OEM to reseller.  He has acted in many roles including sales, engineer, developer and owner/President/CEO of both Storage and WDI.  He has architected and installed some of the largest Storage Area Networks in the country.  Mr. Wenzel earned a B.A. in Business Administration from the University of St. Thomas and is 41 years old.

Mark Savage .  Mr. Savage has over 20 years experience in investments, mergers and acquisitions.  He is currently the President and principal owner of M2 Capital Advisers, Inc., a financial consulting firm he started in 2005 (“M2”).  Prior to M2, Mr. Savage was sole owner of Corporate Capital Management, a financial consulting firm he started in 2001.  Since starting Corporate Capital Management, he has been involved in over 60 transactions with a total value of approximately $500 million in the software, technology and telecommunication industry.   Mr. Savage has worked for IDS Financial Services, Shearson Lehman Brothers, Craig Hallum, Inc. and Hayne, Miller Financial at different points in his career.  Mr. Savage has been a director of Digitiliti since 2006.  Mr. Savage is 41 years old.

Laura Wenzel .  Ms. Wenzel has been an officer of Storage since its inception and a board member since 2006.   She has been the CFO and Secretary of Just 4 Fun Corporation, a kids and family marketing firm, since 2001.  She has served as the Secretary and a board member of the Chateauguet Condominium Association since in 2006.  Ms. Wenzel is 55 years of age.

Pamela J. Miner .  Ms. Miner was a founding shareholder of Storage and has been a director of Storage since 2006.  Since 2004, she has been an officer and director of Just 4 Fun Corporation and a 60% owner in that firm since 2003.  From 2000 to 2004, she was Special Projects Coordinator for The Miner Group, Limited, a marketing company.  Ms. Miner is 55 years of age.

Jonathan S. Miner .  Mr. Miner has served as a director of Storage beginning in 2005.  From 1980 to 2004, he was the President/Owner/Founder of The Miner Group, Limited, a marketing company, which included various businesses such as Advanced Web, Mello Smello and North Print Int’l.  All divisions of this enterprise were sold as of 2004.   Since 2001, Mr. Miner has been Chairman of the Board of Just 4 Fun Corporation.  Mr. Miner is 67 years of age.

William McDonald.    Mr. McDonald joined Digitiliti in July of 2007as its Controller.  In 2008, he became our CFO and Treasurer.  He has over 20 years experience in the public accounting and finance arena.  Prior to joining Digitiliti, Mr. McDonald was a Vice President of Commercial Loans for North Star Bank for approximately 18 months and Vice President of Special Asset Group for US Bank for six months.  He holds a J.D. from William Mitchell College of Law and is a licensed attorney in the State of Minnesota.  He spent 2003 clerking at Henretta, Cross, Ness and Dolan law firm.  He holds a CPA certificate (currently inactive) and graduated from Augsburg College with a B.A. Degree in Accounting and Finance.  Mr. McDonald is 44 years old.

Roderick D. Johnson.   Mr. Johnson joined Digitiliti as its COO in 2008. Mr. Johnson has over 33 years of business experience focused on revenue and business development.  In 2006, he became a founding partner of 5X Partners, LLC, a business development firm that facilitates rapid growth of technology clients.  In early 2003, Mr. Johnson operated as a solo consultant providing marketing, sales and operational assistance to technology businesses including data centers, telecommunications companies, electric coops and utilities.  In 2004, he started and continues to operate 2nd Perspective, LLC, to accommodate the need to acquire senior level talent for these types of projects.  Mr. Johnson spent a combined 12 years at Minnesota Power as Director of Business Development and  Sales and as a Marketing Principal for Business Development.  Mr. Johnson attended the University of Minnesota and received his Degree in Mechanical Engineering.  He is 55 years old.

Directorships held in other reporting issuers under the Exchange Act

None of our directors or executive officers is currently a director of any other reporting issuer under the Exchange Act.

Significant Employees

Jeffrey Ringer, Consultant and Principal Accounting Officer.  Mr. Ringer founded Bent Tree Financial Consulting in 2005 and joined Storage in June, 2006, as a consultant.  He has over 17 years of financial management experience serving primarily in positions of CFO and COO.  He served as COO and CFO of Arthur Shuster Inc. from July, 2004 to July, 2005; and as CFO at Twin City Fan Companies, Ltd from March, 2001, to July, 2004.  He held VP and CFO positions at Game Financial Services from September, 1995 to July, 2000.  Mr. Ringer was a senior auditor with Arthur Andersen & Co. for over three years.  He is a CPA (inactive status) and graduated from the University of Minnesota, Carlson School of Management with a B.S. Degree in Accounting.  Mr. Ringer is 44 years old.

Kris Caulfield, VP Corporate Relations.   Ms. Caulfield has been with Storage since its incorporation in 2003.  Prior to her position at Storage, she spent six years as Operations Director at Wenzel Data, Inc.  Ms. Caulfield has 18 years of analyst experience at the Minnesota Department of Revenue, where she supervised expenditures of $1 billion biennial budgets in state property tax relief to governmental units and determined the impact of legislative property tax law proposals.  She holds a Bachelor of Science Degree from the University of Minnesota.  Ms. Caulfield is 51 years old.

Chris Miller, VP Customer Operations .  Mr. Miller joined the Digitiliti team in 2006 as its CTO, where he managed the Digitiliti vaults and supervised the engineering staff.  He has 12 years experience in the data storage sector, where he held a variety of technical and management roles.  Beginning in 2005 until joining Digitiliti, he worked in the Special Projects office of the CTO at Apparent Networks, performing network diagnostics and analysis.   From 1996 to 2005, he was a Principal Engineer at Veritas Software, where he architected key aspects of their data protection suite of products and helped develop support processes for their top-tier customers.  Mr. Miller is 32 years old.

Ken Peters, Exec VP Sales.   Mr. Peters joined Digitiliti in May 2008.  He has been in the technology sector for the past twenty years with expertise in the Security, Network Management, Business Intelligence and Storage Management markets.  Prior to joining Digitiliti, Mr. Peters was Vice President of Sales at New Boundary Technologies for five years.  In his career, he built sales organizations for two high-growth companies that achieved IPO status: ShowCase Corporation (SPSS, Inc.) and LaserMaster Technologies.  Mr. Peters earned a Bachelor of Arts Degree from the University of Wisconsin.  He is 42 years old.

Family Relationships

There are no family relationships between our directors and executive officers except that Ronald G. Wenzel is the father and Laura Wenzel is the stepmother of Brad D. Wenzel; and Jonathan S. and Pamela J. Miner are husband and wife.

Involvement in Certain Legal Proceedings

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of ours:

(1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 6.  Executive Compensation

Compensation

The following table sets forth the aggregate compensation paid by us for services rendered during the periods and in the capacities indicated:

Summary Compensation Table

Name and Principal Position (a)	Year or Period (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
Mark Savage, President & Director	123107 123106 123105	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	18,000 * 0 0	18,000 0 0
Laura Wenzel, VP, CFO/ Treasurer, Secretary & Director	123107 123106 123105	6,625 47,167 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	6,625 47,167 0
Ronald G. Wenzel, Director	123107 123106 123105	6,000 32,000 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	6,000 32,000 0
Pamela J. Miner, Director	123107 123106 123105	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Jonathan S. Miner, Director	123107 123106 123105	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Brad D. Wenzel CEO & Director	123107 123106 123105	231,230 189,578 30,683	0 0 0	0 0 0	1,500,000 0 0	0 0 0	0 0 0	0 0 0	231,230 189,578 30,683

*

$18,000 was paid to M2 Capital Advisors, Inc., that is principally owned by Mark Savage and of which he is the President, for the services of Mr. Savage as our President.

Outstanding Equity Awards

Outstanding Equity Awards Table At Fiscal Year-End

Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Vested Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Brad D. Wenzel	1,500,000 (fully vested)	0	0	$0.385	7/23/2012	0	0	0	0

Compensation of Directors

Director Compensation

All Directors	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
None	None	None	None	None	None	None	None

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

T here were no material transactions or series of similar transactions during the years ended December 31, 2007, or 2006, or to the date hereof, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest, except:

Management and Founders Share Issuances

The following shares have been issued to our management and founders:

Name	No. of Shares	Consideration
Brad D. Wenzel	5,397,302	Nominal Consideration
Ronald G. & Laura Wenzel	1,801,349	Nominal Consideration
Pamela J. Miner	1,801,349	$250,000
Ronald G. & Laura Wenzel	536,237	$0.35 - $187,683
Jonathan S. & Pamela J. Miner	214,286	$0.35 - $75,000

For further information, see the “Common Stock Table” and Note 1 to the table of the heading “Storage Elements, Inc.,” Item 10.

For information regarding the current ownership of these persons, see the table “Ownership of Officers and Directors,” Item 4.

For information regarding Mark Savage, one of our directors and our former President, and Larry D. Ingwersen (our  CEO and President) and Roderick D. Johnson (our Chief Operating Officer), see the heading “Management and Founders Agreements” of this Item below.

Management and Founders Agreements

M2 Capital Advisors, Inc.

On May 3, 2006, Storage executed a Consulting Agreement with M2, a related party of which Mark Savage, our former President and a current director (see Item 5), is the President and a principal shareholder, to render various consulting services, including introducing it to various sources of funding and providing management consulting services.  As consideration for these services, M2 was to be paid $3,000 per month for one year; 10% fee for introduction of funding sources that actually provided  funding; receive 1,050,000 seven year $0.50 warrants, subject to the introduction and receipt of not less than the sum of $750,000; 1.4 seven year warrants for every additional $1.00 of funding introduced and received; piggy-back registration and “cashless” rights on all warrants; and other fees based upon a sliding scale for the introduction of a merger or acquisition to which Storage was introduced and that was actually completed.  An Addendum to this Consulting Agreement was entered into in March, 2007, effective May 6, 2006, that raised the monthly fee from $3,000 to $5,000, as compensation to Mr. Savage for filling the role as President of Storage; reduced the warrant exercise price to $0.35, which coincided with the then current offering price of Storage common stock; and that indicated that the total warrants issuable under the Consulting Agreement were 3,726,520.  This Consulting Agreement was extended by us on February 28, 2008, until May 31, 2008.  M2 was paid approximately $350,000 under this Consulting Agreement for funding introduced and received by Storage in the approximate amount of $3,500,000 in connection with the offer and sale of certain shares of Storage common stock that were restricted securities and was (it and its designees) issued the 3,726,520 warrants to acquire shares of common stock of Storage as outlined in Item 10.  In September and October, 2007, warrants for 3,643,270 shares were exercised cashless with the issuance of 3,359,397 shares of our common stock in accordance with our assumption of these warrants under the Storage Merger.

M2 was also paid $319,955 through December 31, 2007, in connection with the introduction of persons who acquired $3,199,550 in 12% convertible notes in an aggregate offering of up to $5.5million commenced by Storage in the first quarter of 2007and extended by us following the closing of the Storage Merger on August 17, 2007; this 12% convertible note offering is presently being continued by us.

Effective on or about April 25, 2007, Storage executed and completed a Consulting Agreement with M2 whereby it agreed to issue 750,000 shares of Storage common stock that were restricted securities to M2 and its associates for the introduction of us as a potential reverse merger candidate to Storage.  297,166 of these shares were issued directly to Mr. Savage.  All of these shares were exchanged under the Storage Merger.  All of these securities were restricted securities.

M2 was also paid a 5% introduction fee of $28,550 for a computer lease executed by us in November, 2006; $15,448.50 for the introduction of two additional computer equipment leases executed by us in January and February, 2007; and $13,600 for the introduction of an additional computer equipment lease we executed in December, 2007.

A Letter Agreement was entered into between M2 and us on June 19 , 2008, to cover compensation for M2 for any additional funding source introductions made by M2 to us in completion with our current 12% convertible note offering, anticipated to be completed by the end of our third quarter.  M2 will be paid a 10% introduction fee on any funds realized from any introductions; all sales efforts in connection with these introductions will be conducted by us.  See Item 15 for reference to a copy of this Letter Agreement.

These Consulting Agreements contain various provisions regarding independent contractor status, confidentiality, due performance and care in performing services and mutual indemnification, among other provisions.

See the headings “Recent Sales of Unregistered Securities,” Item 10, for additional information on securities issued under these two Consulting Agreements and the 12% convertible note offering by Storage and us.  Copies of these Consulting Agreements are filed as Exhibits to this Registration Statement.  See Item 15.

5X Partners, LLC.

We executed a Corporate Development Services Agreement (the “Agreement”) with 5X Partners on August 20, 2007, that was extended by an Addendum on November 15, 2007 (the “First Addendum”), and by an additional Addendum effective April 17, 2008 (the “Second Addendum”).  This Agreement and the Addendums focus on services in senior leadership, business development , sales and marketing, product packaging, infrastructure scaling methods and other key areas of management, business assessment and strategies.  5X Partners will apply its implementation skills to fill in needed strengths and improve functional areas including corporate strategy and revenue generation (sales, marketing, pricing, positioning, partnering, etc).  5X Partners will add value in business development by leading M&A or divestiture functions as needed.  It is also anticipated that 5X Partners will assist us in financing, investor relations and company positioning. Compensation under the initial Agreement was $16,800, divided between Larry D. Ingwersen (who became our CEO and President on April 17, 2008 [see Item 5]) and Roderick D. Johnson (who became our Chief Operating Officer on April 17 [see Item 5]), two of its principals, $8,400 to each for 25% of the time of each; the First Addendum increased this amount to $30,241, $15,121 to each for 50% of the time of each, with a provision to discuss deferred compensation in the form of warrants; and the Second Addendum, a 12 month extension, provides that we will pay 5X Partners $60,484 consisting of a 50% cash payment and 50% converted into common stock with a price of $0.35 per share. We will also pay a monthly fee of $28,000 of which $8,000 will be deferred until reaching a financial funding goal, and issuance of 2,850,000 shares of stock options at a strike price of $0.385 per share, which will vest over 24 months.  These securities are all restricted securities.  These two principals of 5X Partners were elected as our new CEO/President and COO, respectively; no additional compensation is presently anticipated for service in these capacities.

5X Partners was instrumental in the introduction, negotiation, due diligence process and the closing of the transactions with StorageSwitch, LLC and the introduction of Vision to Practice, Inc. to us.

The Agreement and these Addendums contain various provisions regarding independent contractor status, confidentiality, due performance and care in performing services, notice of disputes and time for correction, arbitration of disputes and indemnification by 5X Partners, among other provisions.

Copies of the initial Agreement and the First and Second Addendums are filed as Exhibits to this Registration Statement.  See Items 13 and 15.

In April 2008, the Board of Directors approved a 24-month extension of a consulting agreement with 5X Partners.  5X Partners has provided market assessment, product positioning, pricing and sales channel assessment, financial modeling and shareholder enhancement to us.  5X Partners assisted with the negotiation of our purchase of the

StorageSwitch technology software and will assist us in developing differentiated product initiatives to bring to the marketplace.  During this product development phase, 5X Partners will assist us in securing our required financing.

Stock Option Grants

The following members of management have been issued options under the “Digitiliti Stock Option Plan”:

Name	No. of Options	Date of Grant
Brad D. Wenzel	1,500,000	7/23/2007
Mark Savage	250,000	4/17/2008
William McDonald	150,000	7/23/2007
William McDonald	150,000	4/17/2008
Larry D. Ingwersen	1,425,000	4/17/2008
Roderick D. Johnson	1,425,000	4/17/2008

For further information, see the heading “Increase and Additional Grants in Shares under 2007 Stock Plan” of the heading “Recent Events in 2008” under “Business Development,” Item 1; and the heading “Securities Authorized for Issuance under Equity Compensation Plans,” Item 9.

Other Management and Founder Transactions

In January 2006, we entered into two leases for computer equipment, one of which expired in 2007 and one of which will expire in 2008.  One of the leasing companies, Wenzel Data, Inc., is owned by Ronald G. Wenzel, a former officer and director of Storage and a current stockholder of ours, and Brad D. Wenzel, our current Chairman of the Board of Directors.  The lease payments are guaranteed by Messrs. Wenzel and Wenzel.  The amount outstanding for the capital lease obligation to Messrs. Wenzel and Wenzel was $121,877 and $71,686 at December 31, 2007, and 2006, respectively.  See Note 7 of our consolidated financial statements that accompany this Registration Statement, in Items 13 and 15.

We have a $250,000 promissory note with Jonathan S. Miner, one of our directors, dated December 15, 2005.  The note mirrors a promissory note between him and his bank, which matured on December 15, 2007, and had an interest rate .5% above the bank’s index rate (8.00% and 8.75% at December 31, 2007, and 2006, respectively).  In December 2007, the note was renewed to December 31, 2008.  The balance of the note was $241,540 and $248,276 at December 31, 2007, and 2006, respectively.  Interest expense was $22,656 and $19,542 for 2007 and 2006, respectively.

During February, 2006, we entered into a promissory note for $150,000 with Mr. Miner bearing interest at 12.25% and due in monthly payments of $5,000.  In January 2007, he converted $75,000 of the debt into 214,286 shares of our common stock.  The remaining balance of the note was paid in full in November 2007.  Interest expense was $3,863 and $16,278 for 2007 and 2006, respectively.

We and two stockholders, Ronald G. and Laura Wenzel (Ms. Wenzel is our Vice President, Secretary and a director), were guarantors on a bank promissory note of a stockholder (Pamela J. Miner, a current director) totaling $250,000 plus interest.  The proceeds from the promissory note were used by these stockholders to purchase 1,801,349 additional shares of our common stock.  If these stockholders defaulted on any part of the note and we had to pay a portion of the note, then the parties would have calculated the amount of such payment as a percentage of the original note.  These stockholders’ shares previously received would be reduced by that percentage, but not below 94,453 common shares.  The note and accrued interest were approximately $230,000 at December 31, 2006.  In March 2007, the bank released us as a guarantor on the note.

In March 2006, we entered into an office space lease with Ronald G. Wenzel and Laura Wenzel. The lease term was for five years with a monthly charge of $4,000.  We also agreed to pay all operating expenses with respect to the lease.  Rent expense was $40,000 during 2006.  The lease was terminated effective December, 2006.

The Company made lease payments on a building and computer equipment that was leased by Wenzel Data, Inc. which is owned by Brad D. Wenzel, our Chairman of the Board of Directors, and used by us. The building lease expired in 2006 and the equipment lease expired in 2007.  Related party rent expense for 2007 and 2006 was $ 3,851 and $4,517 , respectively.

In May 2007, we were named as a defendant in a lawsuit along with Wenzel Data, Inc.  A vendor is seeking to enforce its rights to obtain payment of a 2005 promissory note signed by WDI and us.  The note was also guaranteed by Brad D. Wenzel.  In June, 2007, the parties agreed to a settlement amount of approximately $26,000, which was paid by the Mr. Wenzel.

Transactions with Founders and Control Persons

Except as indicated under the heading “Transactions with Related Persons,” above, in this Item 7, there were no other material transactions involving persons in these categories.

Parents of the Issuer

We have no parents.

Item 8.  Legal Proceedings

We are not a party to any pending legal proceeding. To the knowledge of our management, no federal, state or local governmental agency is presently contemplating any proceeding against us.  To the knowledge of our management, no director, executive officer or affiliate of ours or owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The following table sets forth, for the periods indicated, the high and low bid information for our common stock on the Pink Sheets for the quarterly periods commencing January 1, 2006, and ending March 31, 2008. These quotations do not reflect actual transactions or retail mark-ups, mark-downs or commissions.  Our Pink Sheets trading symbol is “DIGI.”  There has never been a public market for shares of common stock of Storage.

	Closing Bid		Closing Ask
Quarter Ended	High	Low	High	Low
March 31, 2006	$.005	$.005	$.02	$.02
June 30, 2006	$.02	$.05	$.04	$.02
September 30, 2006	$.01	$.01	$.02	$.02
December 31, 2006	$.01	$.01	$.02	$.015
March 31, 2007*	$1.75	$1.05	$11.00	$6.00
June 30, 2007*	$4.05	$1.25	$11.00	$2. 69
September 30, 2007*	$3.00	$2.50	$10.01	$5.00
December 31, 2007*	$2.50	$1.25	$6.00	$3.00
March 31, 2008*	$1.50	$1.05	$3.00	$1.50

*

Reflects the Recapitalization that was comprised first of the 40,000 for one reverse split with rounding up to the nearest whole share, and second the 200 for one dividend.  See the heading “Company Recapitalization” of the heading “Business Development,”  Item 1.

Presently, there are only 105,462 of our outstanding shares that are freely publicly tradable; however, 12 months from the filing of this Registration Statement, if it becomes effective in the normal course of events in 60 days from its filing as anticipated and provided that we are “current” in the filing of all of our reports that are then required to have been filed with the Securities and Exchange Commission, all shares of our common stock that have been held for at least six months will be available for public sale under Rule 144.  That will substantially increase the shares available to be freely publicly traded.  See the heading “Recent Sales of Unregistered Securities, Item 10, for information about the number of shares that may become available for resale under Rule 144.  Also, see the heading “Rule 144,” of this Item 9, directly below, for information about the possibility of certain shares of common stock that are restricted securities as defined in Rule 144 being available for public resale under Section 4(1) of the Securities Act

Rule 144

The following is a summary of the current requirements of Rule 144:

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Issuers

During six-month holding period – no resales under Rule 144 Permitted.

After Six-month holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers

During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Shell Companies

The following is an excerpt from Rule 144(i) regarding resales of securities of shell companies:

“(i)

Unavailability to securities of issuers with no or nominal operations and no or nominal non-cash assets.

(1)

This section is not available for the resale of securities initially issued by an issuer defined below:

(i)

An issuer, other than a business combination related shell company, as defined in §230.405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB (§229.1101(b) of this chapter), that has:

(A)

No or nominal operations; and

(B)

Either:

(1)

No or nominal assets;

(2)

Assets consisting solely of cash and cash equivalents; or

(3)

Assets consisting of any amount of cash and cash equivalents and nominal other assets; or

(ii)

An issuer that has been at any time previously an issuer described in paragraph (i)(1)(i).

(2)

Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issue was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

(3)

The term “Form 10 information” means the information that is required by Form 10 or Form 20-F (§249.220f of this chapter), as applicable to the issuer of the securities, to register under the Exchange Act each class of securities being sold under this rule.  The issuer may provide the Form 10 information in any filing of the issuer with the Commission.  The Form 10 information is deemed filed when the initial filing is made with the Commission.”

Securities of a shell company cannot be publicly sold under Rule 144 in the absence of compliance with this subparagraph .

Section 4(1) of the Securities Act

Since we are a former shell company as defined in subparagraph (i) of Rule 144, our shares of common stock that were issued while or after we became a shell company cannot be publicly resold under Rule 144 until we comply with the requirements outlined above under the heading “Shell Companies.”  Until those requirements have been satisfied, any resales of our shares of common stock must be made in compliance with the provisions of the exemption from registration under the Securities Act provided in Section 4(1) thereof, applicable to persons other than “an issuer, underwriter or a dealer.”  That will require that such shares of common stock be sold in “routine trading transactions,” which would include compliance with substantially all of the requirements of Rule 144, including the availability of “current public information” about us as required by subparagraph c(2) of Rule 144, regardless of its availability; and such resales may be limited to our non-affiliates.  It has been the position of the Securities and Exchange Commission that the Section 4(1) exemption is not available for the resale of any securities of an issuer that is or was a shell company, by directors, executive officers, promoters or founders or their transferees.  See NASD Regulation, Inc., CCH Federal Securities Law Reporter, 1990-2000 Decisions, Paragraph No. 77,681, the so-called “Worm-Wulff Letter.”  The current position of the Securities and Exchange Commission that is contained in Securities Act Release No. 33-8899, effective February 15, 2008, and that codified the position of the Securities and Exchange Commission set forth in the Worm-Wulff Letter and revised Rule 144 as outlined above, is that Rule 144 now defines what resales can be made under Section 4(1) of the Securities Act, and with limited exceptions, which are set forth in footnote 172 of that Release, shares of shell companies must be sold in compliance with Rule 144(i) that is quoted above.

Holders

The number of record holders of our common stock as of the date of this Registration Statement is approximately 319.

Dividends

We have not declared any cash dividends with respect to our common stock, and do not intend to declare dividends in the foreseeable future.  Our future dividend policy cannot be ascertained with any certainty, because we are presently involved in funding our business operations and our intended Plan of Operations.  See Item 2.  There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,816,000*	$0.374	2,184,000
Equity compensation plans not approved by security holders	None	None	None
Total	6,816,000(1)	$0.374	2,184,000(2)

                 (1)  Reflects 2,916,000 outstanding five year options that vest over various periods, the cancellation, effective April 17, 2008, of an option to purchase 525,000 shares granted to an employee who is no longer employed by us and the grant of 3,900,000 additional five year options on that date, that vest over pro rata periods of between 24 and 36 months, along with an increase in the number of shares allowed for grants under the Digitiliti, Inc. Stock Option Plan from 4,000,000 shares to 9,000,000 shares.  See the heading “Recent Events in 2008,” of the heading “Business Development,” Item 1.  Also see note 19 of our consolidated financial statements that accompany this Registration Statement.  See Items 13 and 15.

(2)  Based upon 9,000,000 shares being authorized for issuance.

Purchases of Equity Securities by Us and Affiliated Purchasers

There were no purchases of our equity securities by us during the years ended December 31, 2007, and 2006.  Further, except as outlined under the caption “Recent Sales of Unregistered Securities,” Item 10, none of our affiliates purchased any of our equity securities during the periods indicated.

Item 10.  Recent Sales of Unregistered Securities

Quarterly Period ended March 31, 2008

The following restricted securities were sold by us during the quarter ended March 31, 2008:

We sold $808,500 of our 12% convertible notes through March 31, 2008 (see the heading “Digitiliti Bridge Loan” below under this Item 10).  Additionally, we issued the following shares of our common stock that are restricted securities as defined by Rule 144:

Name	Date	No. of Shares Issued
Jeffrey Ringer (1)	3/3/2008	10,571
Martin Janis & Co. (2)	4/29/2008	70,000
Storage Switch , LLC (3)	4/29/2008	299,920

                (1)   Prior to the completion of the Storage Merger, Storage had authorized the issuance of 10,571 shares of its common stock to be issued to Mr. Ringer for services provided to Storage.  Such shares were not issued to Mr. Ringer prior to the completion of the Storage Merger and were authorized to be issued by us on March 26, 2008, and issued on March 3, 2008.

                (2)   On April 17, 2008, our Board of Directors authorized the issuance of 70,000 shares of our common stock to Martin Janis & Company, Inc. that are a portion of an aggregate total of 94,000 shares reserved for issuance to this party under its Letter Agreement as described below in Note 2 of the Common Stock Table under the heading “Storage Elements, Inc.” in this Item 10.

                (3)   On February 1, 2008, we executed a Consulting Services Agreement with StorageSwitch, LLC, of Lyons, Colorado.  The Consulting Services Agreement has a term of six months and provides for compensation of 250,000 shares of our common stock on execution and up to an additional 24,960 shares of our common stock per month for the term of the Consulting Agreement for an aggregate total of up to 149,760 shares.  On April 17, 2008, our Board of Directors authorized the issuance of the 250,000 shares and 49,920 shares representing two months of the six month term.

Inception to December 31, 2007

During the last three years, we or our predecessor, Storage, issued the following unregistered securities.  The information provided below is as of December 31, 2007, unless indicated otherwise.  It is presented to reflect our sales of unregistered securities from our inception to the effective date of the Storage Merger and the sales of unregistered securities by Storage since from its inception.  The consolidated financial statements that are filed with this Registration Statement account for the Storage Merger as a capital transaction in substance (and not a business combination of two operating entities) that would be equivalent to Storage issuing securities to us in exchange for our net monetary liabilities, accompanied by a recapitalization, and, as a result, no goodwill relating to the Storage Merger was recorded.  For additional information about our sales of securities for the years ended December 31, 2007, and 2006, see our consolidated statement of stockholders’ equity (deficit) in our consolidated financial statements.  See Items 13 and 15.

Digitiliti

Miscellaneous

Name or Group	No. of Shares	Consideration
Themescapes Merger Outstanding at Court Ordered Meeting 11/16/05 (1)	104,638	Previously outstanding
Issued to Erik S. Nelson (“Nelson”) and SEC Consulting LLC (“SEC”) 1/13/06 (1)	150,000	Services (1)

Issued to Alan Shelton & Edgar Thomas 3/17/06 (2)	14,573	Payment of a liability (2)
Issued to Nelson & SEC Consulting Group LLC 5/31/06 (3)	100,000	Services (3)
Total:	369,211

                 (1)  At a court ordered meeting of Themescapes held November 16, 2005, there were 36,097 shares outstanding.  At that meeting, an aggregate of 75,000 shares were approved for issuance to Erik S. Nelson under an Engagement for Employment & Consulting Services Agreement and 75,000 shares to SEC Consulting Group LLC under an Engagement Agreement.  These shares were not issued until January 13, 2006.

                 (2)  On March 17, 2006, 6,784 shares were issued to Alan Shelton and 7,789 shares were issued to Edgar Thomas in payment of our liabilities in the amount of $14,250.

                 (3)  On May 31, 2006, we issued 50,000 shares to Erik S. Nelson and 50,000 shares to SEC Consulting Group LLC for services rendered in addition to and outside of the scope of the services rendered under their respective agreements with us.

From mid-summer 2006 through January, 2007, we (Storage) offered and sold 10,011, 455 shares of our common stock that are “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission at a price of $0.35 per share, for total aggregate proceeds of $3,504,010 to certain “accredited investors” as that term is defined in Rule 501 of Regulation D,

We assumed an agreement for public relations/marketing services of Storage with JPR Communications (“JPR”) dated March 27, 2007, and amended on January 7, 2008, partial consideration of which was the issuance of certain warrants to JPR.  The warrants are exercisable on issuance at $0.50 per share and have a five year term.  JPR has been issued the following warrants by us after the Storage Merger :

September 30, 2007

  8,000

December 31, 2007

12,000

Total:

20,000

We assumed an agreement with Jeffrey Ringer, Storage’s Chief Accounting Officer, pursuant to which we agreed to issue certain warrants to Mr. Ringer for services rendered.  Mr. Ringer has been issued the following warrants by us after the Storage Merger :

September 30, 2007

  4,300

December 31, 2007

  8,944

Total:

13,244

On December 19, 2007, our Board of Directors authorized the issuance of 136,250 warrants to purchase 136,250 shares of our common stock to Data Sales Co., Inc. which are exercisable at $0.75 per share and have a seven year term and “piggy-back” registration rights.

On February 1, 2008, we executed a Consulting Services Agreement with StorageSwitch, LLC, of Lyons, Colorado. The Consulting Services Agreement has a term of six (6) months and provides for compensation of 250,000 shares of our common stock that are restricted securities on execution and up to an additional 24,960 shares of our common stock that are restricted securities per month for the term of the Consulting Agreement for an aggregate total of up to 149,760 shares.  On April 17, 2008, our Board of Directors authorized the issuance of the 250,000 shares and 49,920 shares representing two months of the six month term.

On April 17, 2008, our Board of Directors also authorized the issuance of 70,000 shares of our common stock that are restricted securities to Martin Janis & Company, Inc. that are a portion of an aggregate total of 80 ,000 shares reserved for issuance to this party under its Letter Agreement as described below under in this Item 10 under the heading “Storage Elements, Inc.”

Storage Merger

Pursuant to the Storage Merger, we agreed to issue the following shares and outstanding convertible securities in exchange for the outstanding shares and convertible securities of Storage:

Digitiliti Pre-Merger Outstanding Shares	Storage Pre-Merger Outstanding Shares (1)	Storage Pre-Merger Outstanding Convertible Securities (2)	Digitiliti Post-Merger Outstanding Shares (3)	Digitiliti Post-Merger Outstanding Convertible Securities (2)
369,211 Shares	21,320,216 Shares	12,415,014 Shares	21,439,427 Shares	12,415,014 Shares

                        (1)  Includes 10,571 shares issued by us to Storage’s Chief Accounting Officer that were required to have been issued before closing; 4,000 shares issued by us to Storage’s public relations firm pursuant to a Letter Agreement executed prior to the closing of the Storage Merger that were required to have been issued before closing; 20,614 shares issued at $0.35 per share to four stockholders who had pre-emptive rights to acquire additional shares of common stock of Storage at the closing of the Storage Merger; and 3,051 shares issued pursuant to rounding in connection with the Recapitalization.

                        (2)  We assumed (i) 4,118,364 outstanding Storage warrants to acquire 4,118,364 shares of common stock at $0.35 - $0.50 per share; (ii) $1,618,550 in 12% convertible notes which are convertible into shares of our common stock at a conversion price of $0.50 per share (3,237,100 shares), and one (1) warrant for each $1.00 invested (1,618,550 warrants), half at an exercise price of  $1.50 per share and half at exercise price $2.25 per share; and (iii) 3,441,000 options to purchase shares of our common stock for shares underlying stock options granted by Storage pursuant to its 2007 Stock Option Plan, with the latter being subject to vesting requirements of the respective stock option grants.

                        (3)  Takes into account the one for one exchange of our shares of common stock for outstanding shares of common stock of Storage under the Storage Merger and the cancellation of 250,000 post-Recapitalization shares of our common stock owned and acquired by Storage on January 5, 2007, which were cancelled under the Storage Merger.

Digitiliti Bridge Loan

12% Convertible Note Offering

From the effective date of the Storage Merger to December 31, 2007, we sold $1,531,000 of our 12% Convertible Notes (Storage had sold $1,618,550 of its identical 12% Convertible Notes to the effective date of the Storage Merger, for a combined total of $3,149,550 [see the heading “Storage Bridge Loan” below under this Item 10]). The 12% Convertible Notes (the “Convertible Notes”) were restricted securities as defined in Rule 144 of the Securities and Exchange Commission and are convertible into shares of our common stock at $0.50 per each share, subject to there being an effective registration statement covering the underlying shares that has been filed with the Securities and Exchange Commission.  The unit (the “Unit”) was comprised of the Convertible Note, one-half warrant to acquire one-half share of our common stock for each $1.00 invested, with a five year term and exercisable at $1.50 per share of common stock, and with no exercise during the first six months and one day following issuance, unless there is an effective registration statement covering the underlying common stock that has been filed with the Securities and Exchange Commission (callable at $0.01 per warrant, if our common stock trades for 20 consecutive days on its principal market above $2.25 per share, also provided there is an effective registration statement covering the underlying shares that has been filed with the Securities and Exchange Commission); and one-half warrant to acquire one-half share of our common stock for each $1.00 invested, with a five year term and exercisable at $2.25 per share under the same terms and conditions, but callable at $0.01 per warrant if our common stock trades for 20 consecutive days on its principal market above $3.00 per share.  The Convertible Notes have a maturity date that is 18 months from the date of issuance.  Convertible Note holders are not considered shareholders until the notes are converted; and are not entitled to vote on any matter submitted to shareholders by us.  The current offering, to a maximum of $5.5 million is continuing.

We also issued additional $50,000 in Convertible Notes to a vendor for an account payable on October 1, 2007.

Exemptions from Registration for Sales of Restricted Securities.

We issued all of these securities to persons who were “accredited investors” as those terms are defined in Rule 501 of Regulation D of the Securities and Exchange Commission; and each such person had prior access to all material information about us. We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission.  Registration of sales to “accredited investors” are preempted from state regulation, though states may require the filing of  notices, a fee and other administrative documentation like consents to service of process and the like.

Some of these securities that we assumed under the Storage 2007 Stock Option Plan were issued pursuant to Rule 701 of the Securities and Exchange Commission, and the issuance of these securities were registered with the State of Minnesota pursuant to Minn. Stat. §80A.15 Subd. 2(s).

Storage Elements, Inc.

Common Stock Table

Name or Group	No. of Shares	Consideration
Founders (1)	9,000,000	(1)
Private Offering Investors	10,011, 455	$0.35 - $3,504,010
Ronald G. & Laura Wenzel	536,237	$0.35 - $187,683
Jonathan S. & Pamela J. Miner	214,286	$0.35 - $75,000
Martin Janis & Co., Inc. (2)	24,000	Services (2)
Consultants (3)	1,500,000	Services (3)
Total	21,285,980

                 (1)  Brad D. Wenzel and Ronald G. and Laura Wenzel, his father and step mother, respectively, founders of Storage, acquired 5,397,302 and 1,801,349 shares of Storage at inception for nominal consideration; Pamela J. Miner acquired 1,801,349 shares of  at or near inception of Storage for the sum of $250,000 or approximately $0.14 per share, by executing a bank loan in that amount that is still outstanding and that was guaranteed by Storage, with the understanding that if Storage had to repay any of the loan, a proportionate share of these shares would be returned to Storage, subject to a floor of 94,453 shares.  For example, if Storage was required to pay $125,000 of this loan, 50% of Ms. Miner’s shares would be returned.   See note 12 to our consolidated financial statements that accompany this Registration Statement.  See Items 13 and 15.  In March, 2007, the bank released Storage as a guarantor of the note.

                  (2)  Martin Janis & Company, Inc., a public relations firm, agreed to provide public relations services to Storage for the period from September 1, 2006, to and including August 31, 2007, in consideration of these shares; subject to full performance of these services, 20,000 of these shares were issued on July 3, 2007, and 4,000 of these shares were issued on October 31, 2007 (authorized for issuance in April, 2007), of an aggregate total of 24 ,000 shares reserved for these services.  These shares are valued at $1.00 under the Letter Agreement with this party.

                  (3)  Storage agreed to cause to be issued for services rendered in connection with the acquisition of its controlling interest in us and for other consulting services, an amount of shares of Storage that would represent not less than 1,500,000 post-Storage Merger shares of our common stock. These services were valued at $0.35 per share. 500,000 of these shares were issued for non-capital raising consulting services under Rule 701 of the Securities and Exchange Commission, for services related to the merger structure of Storage and other corporate matters of Storage. An aggregate of 716,667 of these shares was issued to the employees of M2, including 135,916 701 shares and 161,250 non-701 shares (an aggregate total of 297,166 shares) to Mark Savage, our current President.  M2 is 50% owned by Mr. Savage.  With the adoption of the new amendments to Rule 144, effective February 15, 2008, some of the benefits of Rule 701 are no longer applicable, though this registration exemption can still be claimed.  See the headings “Rule 144,” Item 9, and “Certain Relationships and Related Transactions, and Director Independence,” Item 7, for further information on the Consulting Agreements respecting the issuance of these 1,500,000 shares of Storage common stock.  The following persons were issued these 1,500,000 shares:

M2 Consulting Agreement Share Issuances totaling 750,000 shares under its Consulting Agreement:

701 Shares: Mark Savage, 135,916 shares; Michael Kelly 135,916 shares; Dan Ryweck, 59,835 shares; Lou Reid, 33,333 shares; and Jim Braseth, 10,000 shares.

Other Restricted Securities: Mark Savage, 161,250 shares; Michael Kelly, 161,250 shares; Dan Ryweck, 42,500 shares; and Jim Braseth, 10,000 shares.

Travis T. Jenson Consulting Agreement Share Issuances totaling 750,000 shares under his Consulting Agreement:

701 Shares: Travis T. Jenson, 62,500 shares; and Thomas J. Howells, 62,500 shares.

Other Restricted Securities: Leonard W. Burningham, Esq., special counsel to Storage and now our legal counsel, 150,000 shares; Kelly Trimble, 150,000 shares; Jeff VanOs, 150,000 shares; Thomas J. Howells, 87,500 shares; and Travis T. Jenson, 87,500 shares.

Warrant Table

Name or Group	No. of Warrants	Consideration	Exercise Price	Expiration Date
M2 & Assoc. (1)	3,726,520	Services	$0.35 (1)	2013
Data Sales (2)	307,990	Financing	$0.35 (2)	2014
J. Ringer, CPA (3)	67,854	Services	$0.35 (3)	2012
JPR Communications (4)	16,000	Services	$0.50 (4)	2012
Note Offering (5)	1, 618 ,550	12% Notes (5)	(5)	2012

                   (1)  These warrants were issued to M2 or its associates for services rendered in raising approximately $3,500,000.  They had a seven year term; piggy-back registration rights to be included in any registration statement filed by us at no cost; and they had a “cashless” feature meaning, for example, that so long as our common stock is not traded on a nationally recognized exchange, that the “Fair Market Value” for purposes of a “cashless” exercise is determined from the average of closing bid and asked prices of the shares.  For example, if the average of the bid and asked prices of our common stock was $1.05, one-third of the warrants could be exchanged as full payment of two-thirds of the shares issuable under such warrants.  The warrant holder gets the value of our common stock in the public market, if any.  1,391,635 of these warrants were issued to Mark Savage, and 100,000 to M2.  See the heading “Certain Relationships and Related Transactions,” Item 7, for further information on the Consulting Agreement respecting the issuance of these warrants. Currently, the holders of 3,643,270 of these warrants have elected to use their right to a “cashless exercise” and have been issued 3,359,397 shares of our common stock in exchange therefor.

                   (2)  These warrants were issued under an agreement by which Data Sales Company, Inc. (“Data

Sales”) provided financing services regarding certain leased equipment for Storage.  All other provisions of these warrants are the same as those described in Note (1).  Data Sales has elected to use its right to a “cashless exercise” and has received 282,625 shares of our common stock in exchange therefor.

                    (3)  Issued for consulting services, primarily accounting services.  All other provisions of these warrants are the same as those described in Note (1), except the term is five years.

                    (4)  Issued for pubic relations and marketing services.  These warrants are callable, have piggy-back registration rights on the underlying shares, have a five year term and can be exercised at $0.50 per share.

                    (5)  The 12% Convertible Notes were restricted securities as defined in Rule 144 of the Securities and Exchange Commission and are convertible into shares of our common stock under the Storage Merger at $0.50 per each share, subject to there being an effective registration statement covering the underlying shares that has been filed with the Securities and Exchange Commission.  The Unit was comprised of the Convertible Note, one-half warrant to acquire one-half share of Storage common stock for each $1.00 invested, with a five year term and exercisable at $1.50 per share of common stock, and with no exercise during the first six months and one day following issuance, unless there is an effective registration statement covering the underlying common stock that has been filed with the Securities and Exchange Commission (callable at $0.01 per warrant, if the Storage common stock traded for 20 consecutive days on its principal market above $2.25 per share, also provided there is an effective registration statement covering the underlying shares that had been filed with the Securities and Exchange Commission); and one-half warrant to acquire one-half share of Storage common stock for each $1.00 invested, with a five year term and exercisable at $2.25 per share under the same terms and conditions, but callable at $0.01 per warrant if the Storage common stock trades for 20 consecutive days on its principal market above $3.00 per share.  The Convertible Notes have a maturity date that is 18 months from the date of issuance.  Convertible Note holders are not considered shareholders until the notes are converted; and are not entitled to vote on any matter submitted to shareholders.  We agreed to issue our common stock in conversion or exercise of the Convertible Notes and warrants under the Storage Merger.

Warrants Description

Seven Year $0.35 Warrants

These warrants have an exercise price of $0.35; a seven (7) year term; piggy-back registration rights to be included in any registration statement filed by us at no cost; and they have a cashless feature meaning, for example, that so long as our common stock is not traded on a nationally recognized exchange, that the Fair Market Value for purposes of a cashless exercise is determined from the average of closing bid and asked prices of the shares.  For example, if the average of the bid and asked prices of the common stock was $1.05, one-third of the warrants could be exchanged as full payment of two-thirds of the shares issuable under such warrants.  The warrant holder gets the value of the common stock in the public market, if any.  Also, if warrants are exercised with the cashless feature, the holding period for sales under Rule 144 could tack back to the date of the warrant issuance, because these warrants were not exchanged for new warrants under the Storage Merger, but remained outstanding and have been assumed by us.  Warrant holders are not considered shareholders until the warrants are exercised; and are not entitled to vote on any matter submitted to shareholders by us.  Recently, the holders of 3,951,260 of these warrants have elected to use their right to a cashless exercise and have been issued 3,642,022 shares of our common stock in exchange therefor.

Five Year $1.50 Warrants

These warrants have a five year term and are exercisable at $1.50 per share with no exercise during the first six months and one day following issuance, unless there is an effective registration statement covering the underlying common stock that has been filed with the Securities and Exchange Commission. The warrants are callable at $0.01 per warrant, if the our common stock trades for 20 consecutive days on its principal market above $2.25 per share, provided there is an effective registration statement covering the underlying common stock that has been filed with the Securities and Exchange Commission.  Warrant holders are not considered shareholders until the warrants are exercised; and are not entitled to vote on any matter submitted to shareholders by us.

Five Year $2.25 Warrants

These warrants have a five year term and are exercisable at $2.25 per share with no exercise during the first six months and one day following issuance, unless there is an effective registration statement covering the underlying common stock that has been filed with the Securities and Exchange Commission. The warrants are callable at $0.01 per warrant, if the common stock of the Company trades for 20 consecutive days on its principal market above $3.00 per share, provided there is an effective registration statement covering the underlying common stock that has been filed with the Securities and Exchange Commission.  Warrant holders are not considered shareholders until the warrants are exercised; and are not entitled to vote on any matter submitted to shareholders by us.

Storage Bridge Loan

12% Convertible Note Offering

See the heading “Digitiliti Bridge Loan,” of this Item 10, above.

Exemptions from Registration for Sales of Restricted Securities.

Storage issued all of these securities to persons who were “accredited investors” as those terms are defined in Rule 501 of Regulation D of the Securities and Exchange Commission; and each such person had prior access to all material information about Storage. Storage believed that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission.  Registration of sales to “accredited investors” are preempted from state regulation, though states may require the filing of  notices, a fee and other administrative documentation like consents to service of process and the like.

Some of these securities that Storage issued under the Storage 2007 Stock Option Plan were issued pursuant to Rule 701 of the Securities and Exchange Commission, and the issuance of these securities were registered with the State of Minnesota pursuant to Minn. Stat. §80A.15 Subd. 2(s).

Digitiliti, Inc. Stock Option Plan

On July 23, 2007, the Board of Directors of Storage adopted the 2007 Stock Option Plan that reserved 4,000,000 shares of its common stock for issuance or grant to employees, directors and consultants.   3,441,000 stock option grants had been made as of the effective date of the Storage Merger.  Effective April 17, 2008, a grant for 525,000 shares was cancelled because the employee to whom the grant had been made was no longer an employee and the options had not vested.  All of these stock options have an exercise price of $0.35 per share, with the exception of the stock options granted to Brad D. Wenzel, our current Chairman of the Board, whose stock options have a price of 110% of the Board determined Fair Market Value of $0.35 on the date of grant, or $0.385 per share, and all are for a term of five years.  1,500,000 stock options were granted to Mr. Wenzel.  Effective April 17, 2008, the Board of Directors and persons owning a majority of our outstanding voting securities increased the shares available for grant from 4,000,000 shares to 9,000,000 shares and changed the name of the 2007 Stock Option Plan to the “Digitiliti, Inc. Stock Option Plan.  See the headings “Recent Events in 2008,” of the heading “Business Development,” Item 1, and the heading “Securities Authorized for Issuance under Equity Compensation Plans,” Item 9.

Use of Proceeds of Registered Securities

Neither we nor Storage have offered or sold any registered securities, with the exception of options granted under the 2007 Stock Option Plan by Storage, that were registered by notification with the State of Minnesota.  No proceeds were received in connections with the grant of these stock options.

Item 11.  Description of Registrant’s Securities to be Registered

We are registering our common stock under this Registration Statement.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.  The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our shareholders. There are no rights to cumulative voting in the election of directors or otherwise.

Our shareholders have no pre-emptive rights to acquire additional shares of our common stock or other securities.  Our common stock is not subject to redemption rights and carries no subscription or conversion rights.  In the event of our liquidation, the holders of our shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.  All shares of our common stock now outstanding are fully paid and non-assessable.

For additional information regarding our common stock, see our Amended and Restated Certificate of Incorporation, a copy of which is filed as an Exhibit to this Registration Statement.  See Item 15.

Item 12.  Indemnification of Directors and Officers

State Law

Under the Delaware General Corporation Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Amended and Restated Certificate of Incorporation

Article Sixth of our Amended and Restated Certificate of Incorporation states:  “Directors of the corporation shall not be liable to either the corporation or its shareholders for monetary damages for a breach of fiduciary duties unless the breach involves (1) a directors duty of loyalty to t he corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

Bylaws

Article VIII of our Bylaws states:

“Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.”  Article VIII also includes provisions for the advancement of expenses by us; the right of the indemnitee to bring suit against us in the event a claim has been made and we have not responded within specific time periods; that the indemnification granted in not exclusive; a provision for insurance, at our election; and a provision for indemnification of our employees and agents, in the discretion of our Board of Directors.

Item 13.  Financial Statements and Supplementary Data

DIGITILITI, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

C O N T E N T S

Page(s)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

60

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets

61

Consolidated Statements of Operations

62

Consolidated Statements of Stockholders’ Equity (Deficit)

63

Consolidated Statements of Cash Flows

64

Notes to Consolidated Financial Statements

65 - 80

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Digitiliti, Inc.

St. Paul, Minnesota

We have audited the accompanying consolidated balance sheets of Digitiliti, Inc as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a stockholders’ deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digitiliti, Inc. as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United State of America.

/s/ Lurie Besikof Lapidus & Company, LLP

Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota

May 13, 2008

DIGITILITI, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS	December 31,
	2007	2006
CURRENT ASSETS
Cash	$241,333	$188,670
Accounts receivable	292,542	101,954
Other current assets	95,527	124,563
TOTAL CURRENT ASSETS	629,402	415,187

PROPERTY AND EQUIPMENT	1,433,482	957,086

SOFTWARE LICENSES	1,153,999	399,537

DEFERRED FINANCING COST	242,906	-

DEPOSIT – INVESTMENT IN CYCLONE HOLDINGS, INC.	-	50,000

TOTAL ASSETS	$3,459,789	$1,821,810

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Current maturities of note payable	$45,906	$-
Current maturities of capital lease obligations	687,159	348,321
Current maturities of notes payable – related parties	241,540	60,000
Current maturities of convertible debt	1,062,631	-
Trade accounts payable	92,000	442,216
Accrued expenses	377,308	83,873
Due to stockholder	60,176	54,473
Stock rescission payable	-	105,000
TOTAL CURRENT LIABILITIES	2,566,720	1,093,883

NOTE PAYABLE, net of current maturities	439,094	-

CAPITAL LEASE OBLIGATIONS, net of current maturities	198,162	378,266

NOTES PAYABLE – RELATED PARTY, net of current maturities	-	312,676

CONVERTIBLE DEBT, net of current maturities	1,054,290	-

DEFERRED RENT	21,153	12,654
TOTAL LIABILITIES	4,279,419	1,797,479

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.001 par value; 100,000,000 shares authorized, 25,081,444 and 17,172,520 shares issued and outstanding	25,081	17,172
Additional paid-in capital	6,206,496	2,961,358
Accumulated deficit	(7,051,207)	(2,954,199)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(819,630)	24,331

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,459,789	$1,821,810

See notes to consolidated financial statements.

DIGITILITI, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2007	2006

REVENUES	$1,329,386	$402,638

COST OF REVENUES	1,454,529	585,393

GROSS MARGIN	(125,143)	(182,755)

OPERATING EXPENSES
Selling and marketing	794,431	320,451
General and administrative	2,606,977	1,304,540
Research and development	24,784	150,214
Total Operating Expenses	3,426,192	1,775,205

LOSS FROM OPERATIONS	(3,551,335)	(1,957,960)

INTEREST EXPENSE	545,673	80,674

NET LOSS	$(4,097,008)	$(2,038,634)

NET LOSS PER SHARE – BASIC AND DILUTED	$(0.19)	$(0.16)

WEIGHTED-AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	21,885,026	12,622,144

See notes to consolidated financial statements.

DIGITILITI, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional		Stockholders’
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

BALANCE AT DECEMBER 31, 2005	9,000,000	$9,000	$304,667	$(915,565)	$(601,898)

Issuance of common stock, net of $267,296 fee	7,636,284	7,636	2,397,794	-	2,405,430
Conversion of debt to equity	536,236	536	187,146	-	187,682
Issuance of warrants	-	-	71,751	-	71,751
Net loss	-	-	-	(2,038,634)	(2,038,634)

BALANCE, DECEMBER 31, 2006	17,172,520	17,172	2,961,358	(2,954,199)	24,331

Issuance of common stock, net of $83,131 fee	2,395,783	2,396	752,997	-	755,393
Conversion of debt to equity	224,857	225	78,475	-	78,700
Stock issued for services	1,524,000	1,524	547,476	-	549,000
Merger of investment in Cyclone Holdings, Inc.	122,262	122	(230,622)	-	(230,500)
Warrants exercised cashless	3,642,022	3,642	(3,642)	-	-
Warrants issued for:
Services	-	-	113,596	-	113,596
Capital leases	-	-	367,252	-	367,252
Convertible debts	-	-	1,260,412	-	1,260,412
Employee stock option compensation expense	-	-	359,194	-	359,194
Net loss	-	-	-	(4,097,008)	(4,097,008)

BALANCE, DECEMBER 31, 2007	25,081,444	$25,081	$6,206,496	$(7,051,207)	$(819,630)

See notes to consolidated financial statements.

DIGITILITI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2007	2006
OPERATING ACTIVITIES
Net loss	$(4,097,008)	$(2,038,634)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	542,638	147,808
Amortization of software licenses	167,193	53,410
Amortization of deferred financing cost	77,049	-
Amortization of discount on convertible debt	177,783	-
Common stock issued for services	525,000	-
Employee stock option compensation expense	359,194	-
Warrants issued for services	113,596	8,751
Interest added to due to related party	5,703	35,820
Accounts payable written off	(76,140)	-
Changes in operating assets and liabilities:
Accounts receivable	(190,588)	30,427
Other current assets	29,036	(149,739)
Trade accounts payable	(220,376)	306,339
Accrued expenses	311,935	(3,053)
Due to related parties	-	10,568
Deferred rent	8,499	2,748
Net cash used by operating activities	(2,266,486)	(1,595,555)

INVESTING ACTIVITIES
Purchases of property and equipment	(44,629)	(234,304)
Purchases of software licenses	(436,655)	(366,577)
Investment in Cyclone Holdings, Inc.	(175,000)	(50,000)
Net cash used by investing activities	(656,284)	(650,881)

FINANCING ACTIVITIES
Proceeds from issuance of convertible debt	3,149,550	-
Financing costs	(319,955)	-
Payments on capital lease obligations	(448,419)	(59,689)
Proceeds from bank note	-	30,000
Payments on long-term debt and bank note	-	(209,970)
Proceeds from note payable – related party	-	150,000
Payments on notes payable – related party	(56,136)	(63,144)
Proceeds from sales of common stock	755,393	2,499,929
Payments on stock rescission payable	(105,000)	-
Net cash provided by financing activities	2,975,433	2,347,126

NET INCREASE IN CASH	52,663	100,690

CASH
Beginning of year	188,670	87,980

End of year	$241,333	$188,670

See notes to consolidated financial statements.

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

Summary of Significant Accounting Policies –

The Company and Nature of Operations

    Digitiliti, Inc. (the Company or Digitiliti (f/k/a Cyclone Holdings, Inc.) provides cost effective data protection solutions to the small to medium businesses and markets in the United States. The Company is also developing software products to offer data storage solutions for Apple networks.

In December 2006, Storage Elements, Inc. (Storage) agreed to acquire a controlling interest in Cyclone Holdings, Inc. for $225,000 and made an initial payment of $50,000 toward the purchase. On January 5, 2007, Storage paid the remaining balance of $175,000. Digitiliti is publicly traded on the “pink sheets” though it is not currently filing with the Securities and Exchange Commission.  The purpose of acquiring a controlling interest was to effect a “reverse” merger of Storage with Digitiliti under which Storage would become a publicly traded company. On August 16, 2007, Storage held a special meeting of its stockholders and approved an Agreement and Plan of Merger among Storage, a Minnesota corporation; Cyclone Acquisition Corp., a wholly-owned subsidiary of Digitiliti, Inc., a Minnesota corporation (Subsidiary); and Digitiliti, Inc., a Delaware corporation formerly known as Cyclone Holdings, Inc. (Digitiliti).

The consolidated financial statements account for the merger as a capital transaction in substance (and not a business combination of two operating entities) that would be equivalent to Storage issuing securities to Digitiliti in exchange for the net monetary liabilities of Digitiliti, accompanied by a recapitalization and, as a result, no goodwill relating to the merger was recorded. Additionally, the merger entities retained the Digitiliti name.

Principles of Consolidation

The consolidated financial statements included the accounts of Storage prior to the merger and Digitiliti, Inc., a Delaware corporation and its wholly owned subsidiary, Cyclone Acquisition Corp., a Minnesota corporation since the merger. All significant intercompany balances and transactions were eliminated.

Use of Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the consolidated financial statements and accompanying notes. The significant estimates relate to the collectability of accounts receivable, useful lives of software licenses, valuation of beneficial conversion feature on convertible debts, valuation of warrants and stock options, and valuation allowance for deferred income taxes.  Actual results could differ from those estimates.

Credit Risk

Cash is maintained in bank accounts which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

(continued)

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

Summary of Significant Accounting Policies – (continued)

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on the aging, historical experience and management’s judgment of the individual accounts receivable.  Accounts receivable are written off against the allowance when management determines a balance is uncollectible and no longer actively pursues collection.  Accounts receivable is presented net of the allowance for doubtful accounts of $1,990 and $0 at December 31, 2007 and 2006, respectively. No accounts receivable were written off as uncollectible during 2007 and 2006.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.  Computer equipment and furniture and fixtures are depreciated over three to five years.  Maintenance and repairs are charged to operations when incurred.

Software Licenses

Certain software is licensed from two vendors to facilitate the secure online data storage solution. The licenses are nonexclusive. The term of the licenses is for three years after which the agreements automatically renew for additional one year periods. Either party may terminate the agreements if notice is received sixty days prior to the renewal date. The license fees are amortized over five years.

Long-Lived Assets

All long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable.  An impairment loss is recognized when estimated undiscounted cash flows that can be generated by those assets are less than the carrying value of the assets.  When an impairment loss is recognized, the carrying amount is reduced to its estimated fair value based on appraisals or other reasonable methods to estimate fair value.

Revenue Recognition

Data storage revenue is recognized in the month the service is provided. Customers are invoiced based on the amount of data stored on the Company's secure vault system. Service agreements with customers are typically 36-months and allow for termination upon 30 days written notice.

Research and Development Costs

Research and development costs are expensed as incurred. The Company expensed third party development costs totaling $24,784 and $150,214 in 2007 and 2006, respectively.

(continued)

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

Summary of Significant Accounting Policies – (continued)

Income Taxes

Storage was organized as an S corporation for income tax purposes. Effective April 2006, Storage terminated its S corporation election and became a C corporation.

Deferred income tax assets and liabilities are recognized for the expected future income tax consequences of events that have been included in the consolidated financial statements or income tax returns.  Deferred income tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities using tax rates in effect for the years in which the differences are expected to reverse.

In evaluating the ultimate realization of deferred income tax assets, management considers whether it is more likely than not that the deferred income tax assets will be realized. Management establishes a valuation allowance if it is more likely than not that all or a portion of the deferred income tax assets will not be utilized. The ultimate realization of deferred income tax assets is dependent on the generation of future taxable income, which must occur prior to the expiration of the net operating loss carryforwards.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. (FIN) 48, “Accounting for Uncertainty in Income Taxes (as amended),” which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.”  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  Any change in the net assets or liabilities recognized as a result of adopting the provisions of FIN 48 would be recorded as an adjustment to the opening balance of retained earnings. FIN 48 is effective for the Company as of January 1, 2007.  The adoption of FIN 48 did not have a significant impact on the Company's consolidated financial statements.

It is the Company's practice to recognize penalties and/or interest related to income tax matters in interest and penalties expense.

The Company is subject to income taxes in the U.S. federal jurisdiction and various states and local jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company is not currently under examination by any taxing jurisdiction

Share-Based Payment

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123 (R), “Share-Based Payment (as amended),” which establishes the accounting treatment for transactions in which an entity exchanges its equity instruments for goods or services.  Under the provisions of SFAS No. 123 (R), share-based payment compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period (generally the vesting period).

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding.  Diluted net loss per share is computed based on the weighted-average number of common shares outstanding increased by dilutive common stock equivalents.  Due to the net loss for the years ended December 31, 2007 and 2006, all common stock equivalents were excluded from diluted net loss per share.  For the year ended December 31, 2007, diluted net loss per share excluded potentially dilutive vested and unvested common stock equivalents totaling 6,399,100 convertible debt, 3,536,148 warrants and 3,441,000 employee stock options and for the year ended December 31, 2006, warrants totaling 4,025,484 were excluded.

(continued)

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

Summary of Significant Accounting Policies – (continued)

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements (as amended),” which defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements.

Adoption is required as of the beginning of the first fiscal year that begins after November 15, 2007. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. Management is evaluating the impact the adoption of SFAS No. 157 will have on the Company's consolidated financial statements.  On November 14, 2007, the FASB provided a one year deferral for the implementation of SFAS No. 157 for nonfinancial assets and liabilities.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities (as amended)." SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the impact of the provisions of SFAS No. 159 on its consolidated financial statements.

Reclassification

Certain reclassifications were made to the 2006 consolidated financial statements in order to conform to the presentation of the 2007 consolidated financial statements. The reclassifications did not have any effect on previously reported stockholders’ equity, net loss or net cash flows.

2.

Going Concern –

The Company continues to be dependent on its ability to generate future revenues, positive cash flows and additional financing.  During 2006 and through May 12, 2008, the Company received net proceeds of approximately $3.2 million from the sale of common stock, issued debt of $150,000 and issued convertible debt of $4.5 million towards raising a total of $5.5 million of convertible debt.  Management acknowledges that its ability to continue executing its current business plan, even on a short-term basis, is dependent on its ability to obtain additional debt or equity financing.  There can be no guarantee that the Company will be successful in generating future revenues, in obtaining additional debt or equity financing, or that such additional debt or equity financing will be available on terms acceptable to the Company.

3.

Note Receivable –

During August 2006, the Company entered into a promissory note formalizing the payment terms related to $25,000 owed to the Company.  The payments were not made in accordance with the original promissory note.  During September 2007, the Company entered into a promissory note with another party to repay the entire $25,000 in periodic installments of $4,000 beginning November 1, 2007, with a final payment of $5,000 due on April 1, 2008.  No interest will be charged.  The Company has fully reserved the balance of the note.

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.

Property and Equipment –

Property and equipment consisted of the following:

	December 31,
	2007	2006

Computer equipment	$2,126,479	$1,107,445
Furniture and fixtures	14,511	14,511
Total cost	2,140,990	1,121,956
Less accumulated depreciation	707,508	164,870

Property and Equipment	$1,433,482	$957,086

5.

Software Licenses –

Software licenses consisted of the following:

	December 31,
	2007	2006

Software licenses	$1,387,110	$465,455
Less accumulated amortization	233,111	65,918

Software Licenses	$1,153,999	$399,537

Future amortization expense is estimated to be $277,400, $277,400, $264,900, $223,800 and $39,600 for 2008, 2009, 2010, 2011 and 2012, respectively.

6.

Note Payable –

In December 2007, the Company entered into a Software Purchase Agreement (SPA) with Exanet, Inc. The terms of the SPA reflect the financing of $485,000 of software over 36-months at 12% interest. Commencing on January 15, 2008, the Company is obligated to make minimum monthly interest only payments of $4,850 that increase to $20,000 effective October 15, 2008. The terms of the SPA include a possible $2,500 increase to the minimum monthly interest only payments predicated on performance goals. The Company has the right to prepay the outstanding balance without penalty throughout the term of the agreement.

Future principal payments on the note are as follows:

Year	Amount

2008	$45,906
2009	197,962
2010	241,132

Total	$485,000

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.

Capital Leases Obligations –

In January 2006, the Company entered into two leases for computer equipment that expire in 2007 and 2008. One of the leasing companies is owned by related parties. The lease payments are guaranteed by the CEO and stockholder.  The present value of the monthly lease payments was capitalized using an imputed interest rate of 10%.  The amount outstanding for the capital lease obligation to related parties was $121,877 and $71,686 at December 31, 2007 and 2006, respectively.

In November 2006, the Company entered into a lease for computer equipment that expires in 2008. The present value of the monthly lease payments was capitalized using an imputed interest rate of 10%.  In addition, the Company issued warrants to purchase 262,500 shares of common stock at $0.35 per warrant to the lessor.  The warrants have a seven-year term and include a cashless exercise provision. The fair value of the warrants was $63,000 and was capitalized in the cost of assets under capital leases. The warrants were exercised cashless in September 2007 with the issuance of 240,882 shares of common stock.

During January and February 2007, the Company entered into two leases for computer equipment. The present value of the monthly lease payments was capitalized using an imputed interest rate of 10%.  In addition, the Company issued warrants to purchase 45,490 shares of common stock at $0.35 per warrant.  The warrants have a seven-year term and include a cashless exercise provision. The fair value of the warrants was $10,918 and was capitalized in the cost of assets under capital leases.  The warrants were exercised cashless in September 2007 with the issuance of 41,743 shares of common stock.

In December 2007, the Company entered into a 24-month lease for computer equipment. The present value of the monthly lease payments was capitalized using an imputed interest rate of 10%.  The lease payments are guaranteed by the CEO and stockholder. In addition, the Company issued warrants to purchase 136,250 shares of common stock at $0.75 per warrant. The warrants have a seven-year term.  The fair value of the warrants was $356,335 and was capitalized in the cost of assets under capital leases.

M2 Capital Advisors, Inc. (M2), a related party as the CEO of M2 was also the Company’s president in 2006 and 2007, charged the Company a finders fee equal to 5% of the computer equipment leases.

Amortization of capital lease property is included in depreciation expense and was $453,932 and $100,717 in 2007 and 2006, respectively.

Assets under capital leases, included in property and equipment, consisted of the following:

	December 31,
	2007	2006

Computer equipment	$1,826,150	$849,276
Less accumulated depreciation	554,649	100,717

Assets under Capital Leases	$1,271,501	$748,559

(continued)

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.

Capital Leases – (continued)

The following are the minimum future lease payments for the capital leases:

Year	Amount

2008	$742,318
2009	207,991
Minimum lease payments under capital leases	950,309
Less amount representing interest	(64,988)
Less current maturities	(687,159)

Capital Lease Obligations, net of current maturities	$198,162

8.

Notes Payable – Related Parties –

The Company has a $250,000 promissory note with a stockholder dated December 15, 2005.  The note mirrors a promissory note between the stockholder and his bank, which matured on December 15, 2007 and had an interest rate .5% above the bank’s index rate (8.00% and 8.75% at December 31, 2007 and 2006, respectively).  In December 2007, the note was renewed to December 31, 2008. The balance of the note was $241,540 and $248,276 at December 31, 2007 and 2006, respectively. Interest expense was $22,656 and $19,542 for 2007 and 2006, respectively.

During February 2006, the Company entered into a promissory note for $150,000 with a stockholder, bearing interest at 12.25% and due in monthly payments of $5,000.  In January 2007, the stockholder converted $75,000 of the debt into 214,286 shares of Company common stock. The remaining balance of the note was paid in full in November 2007. Interest expense was $3,863 and $16,278 for 2007 and 2006, respectively.

9.

Convertible Debt –

In March 2007, the Company engaged M2, a related party, to raise up to $5.5 million from the sale of 12% convertible notes and warrants.  The notes can be converted into the Company's common stock at $0.50 per share, subject to an effective registration statement covering the underlying common stock that has been filed with the Securities and Exchange Commission.  For each $1 invested, the investor receives one half warrant to acquire one half of a share of common stock with a five year term at $1.50 per share.  In addition, the investor receives one half warrant to acquire one half share of common stock with a five year term at $2.25 per share.  Each warrant cannot be exercised during the first 6-months and one day following issuance, unless there is an effective registration statement covering the underlying common stock that has been filed with the Securities and Exchange Commission.  The warrants are callable at $0.01 per warrant, if the common stock of the Company trades for 20 consecutive days on its principal market above $2.25 for the first one half warrant and $3.00 for the second one half warrant, provided there is an effective registration statement covering the underlying common stock that has been filed with the Securities and Exchange Commission.

(continued)

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.

Convertible Debt – (continued)

The Company will pay M2 a 10% introductory fee pursuant to a Consulting Agreement entered into between the Company and M2.  As of December 31, 2007, the Company had issued $3,199,550 in convertible debt and 1,599,775 warrants at $1.50 and 1,599,775 warrants at $2.25. Included in this issuance of convertible debt is a $50,000 conversion of an account payable to a vendor into convertible debt on October 1, 2007.  The Company paid a 10% introductory fee of $319,955, which was recorded under deferred financing cost and is being amortized over the term of the convertible debt. The Company recorded $1,260,412 as a discount to the convertible debt related to the issuance of the warrants, which is also being amortized over the term of the convertible debt.

As of August 17, 2007, the effective merger date, the fair value of the stock was based on the closing price of Digitiliti stock as traded on the “pink sheets”.  Between the merger date and December 31, 2007, the closing price fluctuated between $1.40 and $6.00.  As a result of the market price exceeding the conversion price associated with the convertible debt issued, the Company identified and calculated additional discount related to a beneficial conversion feature in accordance with Emerging Issues Task Force (EITF) 98-1 and 00-27.  The amount of the discount associated with the beneficial conversion feature for debt issued prior to December 31, 2007, was approximately $579,000. Additional discount of approximately $889,000 is associated with debt issued subsequent to December 31, 2007 and through May 12, 2008. In accordance with EITF 00-27, this discount will be recognized upon an effective registration statement being filed with the Securities and Exchange Commission.

During 2007, the Company recorded $177,783 in interest expense related to the amortization of the discount related to the warrants.

As of May 12, 2008, the Company had cumulatively issued $4,508,550 of convertible debt and issued 2,254,275 warrants at $1.50 and 2,254,275 warrants at $2.25.

10.

Income Taxes –

The Company did not have income tax expense during the 9-months ended December 31, 2006, as it was an S corporation and did not have taxable income during that period.

Income tax computed at the U.S. federal statutory rate reconciled to the effective tax rate consisted of the following:

	Years Ended December 31,
	2007		2006

Federal tax benefit at statutory rate	$(1,393,000)	(34.0)%	$(627,500)	(34.0)%
Merger related costs	227,500	5.6	-	-
Stock options	40,500	1.0	-	-
State income taxes, net of federal tax benefit	(200,200)	(4.9)	(103,800)	(5.6)
Valuation allowance for deferred tax assets	1,303,100	31.8	709,500	38.4
Other	22,100	0.5	21,800	1.2

Income Tax	$-	-%	$-	-%

(continued)

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.

Income Taxes – (continued)

The components of deferred income taxes consisted of the following:

	December 31
	2007	2006
Current Deferred Income Tax Assets
Vacation accrual	$13,300	$5,800
Allowance for uncollectible accounts	10,500	9,900
Stock options and warrants	143,300	-
Accrued expenses	-	10,300
Total	167,100	26,000

Noncurrent Deferred Income Tax Assets
Net operating loss carryforward	2,005,500	775,400

Noncurrent Deferred Income Tax Liabilities
Depreciation	(150,800)	(90,800)
Deferred rent	(3,300)	(1,100)
Deferred revenue	(5,900)	-
Total	(160,000)	(91,900)

Valuation Allowance	(2,012,600)	(709,500)

Net Deferred Income Tax	$-	$-

The Company established a valuation allowance to fully offset the net deferred income tax assets due to the uncertainty of the Company’s ability to generate the future taxable income necessary to realize those net deferred income tax assets, considering the Company’s history of significant operating losses.  In addition, future utilization of the available net operating loss carryforward may be limited under Internal Revenue Code Section 382 as a result of changes in ownership that have or may result from the issuance of common stock, and from options and warrants for the purchase of common stock.

The Company’s federal net operating loss carryforward of approximately $5,100,000 and state net operating loss carryforward of approximately $4,100,000 begin to expire in 2026.

The Company has not filed its federal and state corporate income tax returns for 2007 and 2006.

11.

Stockholders' Equity (Deficit) –

On February 7, 2005, the Board of Directors of Storage amended the Articles of Incorporation to increase the authorized shares to 50,000. On April 25, 2006, the Board of Directors again amended the Articles of Incorporation to increase the authorized shares from 50,000 to 50,000,000. The accompanying consolidated financial statements and related notes give retroactive effect to this increase in authorized shares.

Effective April 25, 2006, the Board of Directors approved a stock split for 6,745.626 shares of common stock for every share owned by the stockholders. The accompanying consolidated financial statements and related notes give retroactive effect to this stock split.

(continued)

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.

Stockholders' Equity (Deficit) – (continued)

On January 3, 2007, the Board of Directors amended the Articles of Incorporation to change the par value per share to $.0001. The par value designation was made retroactive to the inception of the Company.  The accompanying consolidated financial statements and related notes give retroactive effect to this change.

During 2006, the Company initiated a private placement to raise capital by offering common stock at approximately $0.35 per share.  As of December 31, 2006, the Company had raised $2,405,430 by issuing 7,636,284 shares of common stock, including 724,713 shares subscribed and paid for in 2006, but issued in March 2007.  The private placement was completed in January 2007 with a total of $3,504,010 received through the sale of 10,011,455 shares of common stock and the issuance of 3,726,520 warrants to M2 (Note 15). The Company also paid M2 a fee of $350,401 related to the private placement.

At December 31, 2006, the Board of Directors approved rescission of 300,000 shares of common stock at $0.35 per share. The Company recorded a stock rescission payable of $105,000 as of December 31, 2006.  The rescission payable was paid in February 2007.

In April 2007, the Company issued 750,000 restricted shares to M2 for additional consulting services for the introduction of Digitiliti as a “reverse” merger candidate for Storage.  The shares are restricted as to when they can be sold.

In April 2007, the Company issued 750,000 restricted shares to a consultant to assist the Company in achieving several corporate and financial goals and activities. The shares are restricted as to when they can be sold.

During September 2007, certain shareholders exercised their preemptive rights and acquired 20,612 shares of common stock at $0.35 per share.

Effective August 17, 2007, pursuant to the Agreement and Plan of Merger, Digitiliti, just prior to the merger, completed a reverse split of its then outstanding common stock on the basis of one share for 40,000 shares with an immediate 200 for one dividend to all shareholders of record. Digitiliti issued a total of 122,262 shares just prior to the merger. Storage then had a one for one exchange of its common stock at a par value of $.0001 per share for the Digitiliti common stock at a par value of $.001 per share.

12.

Related Parties Transactions –

The Company and two stockholders were guarantors on a bank promissory note of a stockholder totaling $250,000 plus interest. The proceeds from the promissory note were used by the stockholder to purchase 1,801,082 additional shares of common stock of the Company. If the stockholder defaulted on any part of the note and the Company had to pay a portion of the note, then the parties would have calculated the amount of such payment as a percentage of the original note. The stockholder's shares previously received would be reduced by that percentage, but not below 94,439 common shares. The note and accrued interest were approximately $230,000 at December 31, 2006.  In March 2007, the bank released the Company as a guarantor on the note.

(continued)

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.

Related Parties Transactions – (continued)

In March 2006, the Company entered into an office space lease with a related party and stockholder. The lease term was for five years with a monthly charge of $4,000.  The Company also agreed to pay all operating expenses with respect to the lease.  Rent expense was $40,000 during 2006.  The lease was terminated effective December 2006.

Due to stockholder of $60,176 and $54,473 at December 31, 2007 and 2006, respectively, bears interest at 2% above the prime rate and is due on demand. Interest expense on this debt was $5,704 and $5,237 for 2007 and 2006, respectively.

13.

Operating Leases –

The Company leases office space in Minneapolis that expires in October 2010 with monthly base rentals plus common area maintenance and operating charges. The monthly base rentals increase over the term of the lease. The Company is recording deferred rent to equalize the monthly payments during the lease term. This lease was guaranteed by certain officers and stockholders of the Company. This office space was vacated in August 2007. In March 2008, the Company entered into a sublease agreement which expires in October 2010 with monthly rental income that range from $3,607 to $3,865 including all common area maintenance and operating charges.

In addition, the Company made lease payments on a building and computer equipment that was leased by Wenzel Data, Inc., a related party, and used by the Company. The building lease expired in 2006 and the equipment lease expired in 2007.  Related party rent expense for 2007 and 2006 was $3,851 and $4,517, respectively.

In April 2007, the Company entered into a lease for office space. The lease expires December 2011 and requires monthly payments that range from $4,450 to $6,450 through December 2008.  Thereafter the rent will be determined consistent with other similar commercial properties. The Company is recording deferred rent to equalize the monthly payments during the lease term.

Rent expense for 2007 and 2006 was $126,040 and $135,289, respectively.

Approximate future minimum lease payments are as follows:

Year	Amount

2008	$114,504
2009	37,104	*
2010	33,497	*
2011	-	*

Total	185,105
Less sublease income	105,386
Net	$79,719

* The future minimum lease payments will be determined consistent with other similar commercial properties.

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.

Legal Costs –

In June 2006, the Company was included as one of the defendants in a patent infringement lawsuit related to software it licensed to facilitate its secure online data storage solution. In October 2006, the parties settled the lawsuit. The settlement grants the Company and the other defendants immunity from suit and a covenant not to sue under the covered patent in exchange for an agreement to settle.  The Company contributed approximately $122,000 to the payment of the settlement and related defense costs in 2006.

In May 2007, the Company was named as a defendant in a lawsuit along with Wenzel Data, Inc. (an affiliated entity).  A vendor is seeking to enforce its rights to obtain payment of a 2005 promissory note signed by Wenzel Data and the Company. The note was also guaranteed by the Company's CEO. In June 2007, the parties agreed to a settlement amount of approximately $26,000, which was paid by the CEO and stockholder of the Company.

15.

Professional Services –

During May 2006, the Company hired M2 as a consultant. The duties of M2 include introducing the Company to the financial community; researching and identifying potential business partners, executives, consultants and Board of Director candidates; assisting with securing leases or equipment financing; and other general business consulting services. This agreement was amended March 2007, effective May 6, 2006. The monthly fee was increased from $3,000 to $5,000, the warrant exercise price was reduced from $0.50 to $0.35 per share and M2 or their assignee were issued a warrant to purchase 3,726,520 shares of the Company's common stock with a standard cashless exercise conversion feature and a term of seven years from the date of issuance. In September and October 2007, warrants for 3,643,270 shares were exercised cashless with the issuance of 3,359,397 shares of common stock. The Company recorded warrant cost of $894,365 in 2006, which was offset against additional paid-in capital.

The agreement also provide that if M2 introduces the Company to a lender or equity purchaser with whom the Company ultimately secures funding, the Company agreed to compensate M2 with a 10% finder’s fee of the total gross proceeds received by the Company from the sale of such securities. If M2 introduces the Company to an acquisition/merger candidate, which candidate ultimately merges with or acquires the Company or substantially all of the Company's assets, the Company agreed to compensate M2 with a 5% finders fee of total gross consideration provided by such transaction for the first $1,000,000, 4% for the next $1,000,000, 3% for the third $1,000,000, 2% for the fourth $1,000,000, and 1% of the consideration above $4,000,000. This amended agreement was renewed for another 12-months ending May 2008. In connection with the amended agreement, if the Company enters into an equipment and/or software agreement or a straight loan transaction, as defined, and the Company was introduced to the lessor or lender by M2, the Company will pay M2 a finders fee equal to 5% of the acquisition cost of such equipment and/or software or the loan amount funded.

During June 2006, the Company hired a financial consultant to act as the temporary controller.  The consultant's duties include assisting the Company with preparation of financial statements, financial analysis, budget preparation and other financial matters. The Company issued the consultant warrants to purchase shares of common stock at a price of $0.35 per share.  The number of warrants to be issued is based on the work performed. The warrants have a five-year term and include a cashless exercise provision. For 2007 and 2006, the Company recorded warrant cost of $51,511 for 44,634 warrants and warrant cost of $8,751 for 36,464 warrants, respectively. In January 2007, a $3,700 payable to the consultant was converted into 10,571 shares of common stock.

(continued)

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.

Professional Services – (continued)

During September 2006, the Company hired a public relations consultant whose duties include assisting the Company in planning and executing a public relations/publicity strategy.  The Company will pay a $3,000 monthly fee, issue 24,000 shares of restricted stock for services rendered and issue an additional 70,000 shares of restricted stock upon completion of certain specified events.  During 2006, the consultant earned 8,000 shares that were subsequently issued to the consultant on July 31, 2007. During 2007, the consultant earned an additional 24,000 shares, of which 16,000 shares were issued in 2007.  In April 2008, the Board of Directors approved the issuance of 70,000 shares of restricted stock to the consultant as a publicity media fee.

During July 2006, the Company entered into a Manufacturers Representative Agreement with MarketLink Technologies, LLC (MarketLink). The agreement required the Company to make minimum monthly payments of $30,000. However, the Company terminated the agreement in February 2007.  In June 2007, the Company was named as a defendant in a lawsuit filed by MarketLink alleging breach of contract. The Company recorded a settlement in principal for $60,000 as an agreement has been partially executed by delivery of a payment.

During March 2007, the Company entered into a Public Relations/Marketing Services Agreement with JPR Communications, Inc. (JPR). JPR’s duties include development and maintenance of editorial and special interests mailing lists, editorial discussions and meetings, and ongoing publication of news releases. The agreement requires the Company to make monthly payments of $6,000 through July 2007 followed by monthly payments of $9,000. In addition, the Company will issue 4,000 warrants each month throughout the first 12-months of the agreement at $0.50 per share. The warrants have a five-year term. The agreement will be reviewed for renewal in May 2008. The Company recorded warrant cost of $62,085 in 2007.

In June 2007, the Company entered into a Service Order Agreement with XO Communication Services, Inc. for data storage space and communications. The agreement is for three years with monthly payments of $3,915.

16.

Stock Option Plans –

On December 29, 2006, the Company adopted the 2006 Stock Option Plan which reserved 2,000,000 shares for issuance under this plan.  No options were issued under the Plan during 2006.

On July 23, 2007, the Company adopted the 2007 Stock Option Plan to replace the 2006 Stock Option Plan.  The 2007 plan is substantially identical to the 2006 Plan except that 4,000,000 shares of common stock were reserved for issuance. On April 17, 2008, the Company increased the shares reserved to 9,000,000 shares.

The term of the options is five years and the options vest over various periods. As of  December 31, 2007, the Company had granted 3,441,000 options with a weighted-average exercise price of $0.37.  All options granted to date have an exercise price of $0.35 per share except for those granted to the CEO and director, whose options have a price of 110% of the Board determined fair value of $0.35 or $0.385 per share. Stock option expense for 2007 was $359,194. As of December 31, 2007, there was approximately $160,444 of unrecognized cost which is expected to be recorded through July 2010.

(continued)

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.

Stock Option Plans – (continued)

All options issued in 2007 were outstanding at December 31, 2007. Options totaling 2,345,333, with a weighted-average exercise price of $0.37 and a remaining contractual life of 4.57 years, were exercisable at December 31, 2007.

The weighted-average remaining contractual life of all options outstanding at December 31, 2007, was 4.55 years. The weighted-average grant date fair value of options granted in 2007 was $0.15.

The weighted-average fair value of options granted in 2007 was estimated at grant date using the Black-Scholes-Merton option pricing model with the following weighted-average assumptions:

Weighted-average expected life	2.96 years
Risk free interest rate	5.0%
Volatility	65.6%
Dividend yield	0.0%

A summary of nonvested stock options was as follows:

	Options	Weighted-Average Grant Date Fair Value

Outstanding at December 31, 2006	-	$-
Granted	3,441,000	0.15
Vested	(2,345,333)	0.14
Outstanding at December 31, 2007	1,095,667	0.17

In April 2008, the Board of Directors approved the cancellation of 525,000 shares of unvested stock options due to termination of an employee in March 2008.

In April 2008, the Company granted 3,900,000 options to various employees and consultants with exercise prices ranging from $0.35 to $0.385 per share and vesting over various periods. Included in the total 3,900,000 shares of options were the 2,850,000 stock options issued to 5X Partners, LLC and 225,000 stock options issued to Vision to Practice, Inc. (Note 19).

17.

Warrants –

A summary of warrant activity was as follows:

	Warrants	Weighted-Average Exercise Price

Outstanding at December 31, 2005	-	$-
Granted	4,025,484	0.35
Outstanding at December 31, 2006	4,025,484	0.35
Granted	3,461,924	1.78
Exercised	(3,951,260)	0.35
Outstanding at December 31, 2007	3,536,148	1.75

(continued)

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.

Warrants – (continued)

All warrants were fully vested and exercisable at December 31, 2007.

The weighted-average remaining contractual life of warrants outstanding at December 31, 2007, was 5.12 years. The weighted-average grant date fair value of warrants granted in 2007 and 2006 was $0.51 and $0.24, respectively.

The weighted-average fair value of warrants granted was estimated at grant date using the Black-Scholes-Merton option pricing model with the following weighted-average assumptions:

	Years Ended December 31,
	2007	2006

Weighted-average expected life	5.10 years	6.99 years
Risk free interest rate	5.0%	5.0%
Volatility	65.6%	65.6%
Dividend yield	0.0%	0.0%

18.

Supplementary Disclosures of Cash Flow Information –

Additional cash flow information consisted of the following:

	Years Ended December 31
	2007	2006

Cash paid for interest	$113,946	$73,124

Noncash financial and investing activities:
Equipment acquired under capital lease, including issuance of warrants for capital lease of $367,252 and $63,000	974,405	849,276
Conversion of debt and accounts payable to equity	78,700	187,683
Warrants exercised cashless	3,642	-
Issuance of common stock through accrued expense	24,000	-
Issuance of warrants for convertible debt	1,260,412	-
Merger of investment in Cyclone Holdings, Inc.	225,000	-
Software licenses purchased with note payable	485,000	-
Reclassification of common stock and additional paid-in-capital due to change in par value from merger	15,456	-
Conversion of payables to convertible debt	50,000	-
Settlement of amount due from/to related party	-	43,818
Stock rescission payable	-	105,000
Issuance of warrants for professional services	-	894,365

DIGITILITI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.

Subsequent Events –

In January 2008, the Company executed a nonbinding Letter of Intent (LOI) with StorageSwitch, LLC (StorageSwitch) to purchase selective existing software technology.  In addition, this LOI addresses the compensation paid for any related software product development consulting services and sales/marketing consulting services.  The LOI has a due diligence period to confirm required compatibility with the Company’s present technology base.  The due diligence process was completed in March 2008 and the Company signed a Technology Purchase Agreement for a purchase of technology software with a total payment of $250,000 cash and 500,000 shares of restricted stock. The Company also entered into a 6-month Consulting Service Agreement with a monthly payment of $25,000 and monthly issuance of 24,960 shares of the Company’s restricted stock.

In February 2008, the Company entered into a consulting agreement with Vision to Practice, Inc. to assist in bringing new product initiatives to market utilizing the technology software purchased from StorageSwitch. The Company will pay semi-monthly payments of $7,680 based on full-time service provided to the Company.  The Company will also issue to the consultant 225,000 stock options at $0.35 per share, which vest over 36-months.

In April 2008, the Board of Directors approved a 24-month extension of a consulting agreement with 5X Partners, LLC (5X). 5X has provided market assessment, product positioning, pricing and sales channel assessment, financial modeling and shareholder enhancement to the Company. 5X assisted with the negotiation of the Company’s purchase of the StorageSwitch technology software and will assist the Company in developing differentiated product initiatives to bring to the marketplace. During this product development phase, 5X will assist the Company in securing the required financing. The Company will pay 5X $60,484 consisting of a 50% cash payment and 50% converted into restricted common stock  at $0 . 35 per share. The Company will also pay a monthly fee of $28,000 of which $8,000 will be deferred until reaching a financial funding goal.  The Company will also issue to two principals of 5X 2,850,000 stock options at $0.385 per share, which vest over 24-months. No options can be exercised for 6-months from April 17, 2008. Two principals of 5X were appointed as the new CEO/President and COO of the Company.

In April 2008, the Company amended and restated its Certificate of Incorporation to add a class of preferred stock with 10,000,000 shares authorized at a par value of $0.001 per share.

CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets

8 2

Condensed Consolidated Statements of Operations

8 3

Condensed Consolidated Statements of Cash Flows

8 4

Notes to Condensed Consolidated Financial Statements

8 5 - 8 8

DIGITILITI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

ASSETS	March 31, 2008	December 31, 2007
CURRENT ASSETS
Cash	$54,042	$241,333
Accounts receivable	382,606	292,542
Other current assets	158,159	95,527
TOTAL CURRENT ASSETS	594,807	629,402

PROPERTY AND EQUIPMENT	1,318,228	1,433,482

SOFTWARE LICENSES	1,291,578	1,153,999

DEFERRED FINANCING COST	274,536	242,906

TOTAL ASSETS	$3,479,149	$3,459,789

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Current maturities of note payable	$93,203	$45,906
Current maturities of capital lease obligations	640,134	687,159
Current maturities of notes payable – related parties	231,540	241,540
Current maturities of convertible debt	1,760,288	1,062,631
Trade accounts payable	329,712	92,000
Accrued expenses	606,207	377,308
Due to stockholder	75,693	60,176
TOTAL CURRENT LIABILITIES	3,736,777	2,566,720

NOTE PAYABLE, net of current maturities	391,797	439,094

CAPITAL LEASE OBLIGATIONS, net of current maturities	107,945	198,162

CONVERTIBLE DEBT, net of current maturities	905,641	1,054,290

DEFERRED RENT	24,132	21,153
TOTAL LIABILITIES	5,166,292	4,279,419

STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value; 100,000,000 shares authorized, 25,439,448 and 17,172,520 shares issued and outstanding	25,439	25,081
Additional paid-in capital	7,136,506	6,206,496
Accumulated deficit	(8,849,088)	(7,051,207)
TOTAL STOCKHOLDERS’ DEFICIT	(1,687,143)	(819,630)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,479,149	$3,459,789

See accompanying notes to condensed consolidated financial statements

DIGITILITI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2008	2007

REVENUES	$563,206	$210,301

COST OF REVENUES	(427,621)	(338,949)

GROSS MARGIN	135,585	(128,648)

OPERATING EXPENSES
Selling and marketing	161,690	280,008
General and administrative	769,864	374,299
Research and development	670,079	784
Total Operating Expenses	1,601,633	655,091

LOSS FROM OPERATIONS	(1,466,048)	(783,739)

INTEREST EXPENSE	331,833	42,243

NET LOSS	$(1,797,881)	$(825,982)

NET LOSS PER SHARE – BASIC AND DILUTED	$(0.07)	$(0.04)

WEIGHTED-AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	25,149,884	19,343,972

See accompanying notes to condensed consolidated financial statements

DIGITILITI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2008	2007
OPERATING ACTIVITIES
Net loss	$(1,797,881)	$(825,982)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	254,032	144,847
Amortization of deferred financing costs	49,220	1,283
Amortization of discount on convertible debt	112,459	1,642
Common stock issued for services	124,312	6,000
Employee stock option compensation expense	21,412	-
Common stock issued for purchased research and development	375,000	-
Warrants issued for services	-	4,706
Changes in operating assets and liabilities:
Accounts receivable	(90,064)	(28,710)
Other current assets	(62,632)	(99,758)
Accounts payable and accrued expenses	505,821	131,516
Deferred rent	2,979	-
Net cash used by operating activities	(505,342)	(662,633)

INVESTING ACTIVITIES
Purchases of property, equipment and software	(276,357)	(632,901)
Investment in Cyclone Holdings, Inc.	-	(175,000)
Net cash used by investing activities	(276,357)	(807,901)

FINANCING ACTIVITIES
Proceeds from issuance of convertible debt	808,500	401,500
Financing costs	(80,850)	-
Payments on capital lease obligations	(156,207)	(35,018)
Proceeds from bank note	18,965	322,782
Proceeds from note payable – related party	14,000	(9,834)
Payments on notes payable – related party	(10,000)	(63,144)
Proceeds from sales of common stock	-	748,179
Payments on stock rescission payable	-	(105,000)
Net cash provided by financing activities	594,408	1,322,609

NET DECREASE IN CASH	(187,291)	(148,375)

CASH
Beginning of year	241,333	188,670

End of year	$54,042	$40,295

See accompanying notes to condensed consolidated financial statements

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.

Organization, Basis of Presentation and Significant Accounting Policies

The accompanying unaudited interim financial statements of Digitiliti, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Digitiliti’s audited financial statements for the year ended December 31, 2007, included elsewhere in this R egistration S tatement. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited financial statements, included elsewhere in this registration statement, have been omitted.

The Company and Nature of Operations

Digitiliti, Inc. (the Company) began operations in 2004 and provides secure online data storage solutions to companies in the United States and Canada. The Company is also developing software products to offer data storage solutions for Apple networks and to other small, medium and enterprise level markets.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, Fair Value Measurements , as amended in February 2008 by FASB Staff Position (“FSP”) FAS 157-2, Effective Date of FASB Statement No. 157 . SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FSP FAS 157-2 defers the effective date of SFAS 157 for all nonfinancial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, until January 1, 2009. As such, we partially adopted the provisions of SFAS 157 effective January 1, 2008. The partial adoption of this statement did not have a material impact on our financial statements. We expect to adopt the remaining provisions of SFAS 157 beginning in 2009. We do not expect this adoption to have a material impact on our financial statements.

In February 2007, FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities–including an Amendment of FASB Statement No. 115 . This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in SFAS 159 are elective; however the amendment to SFAS 115, Accounting for Certain Investments in Debt and Equity Securities , applies to all entities with available-for-sale securities. The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. We have adopted this statement as of January 1, 2008. The adoption created no impact to our financial statements.

2.

Going Concern

The accompanying condensed consolidated financial statements for the three months ended March 31, 2008 and 2007 have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As shown in the accompanying financial statements, we have incurred a net loss of $1,797,881 for the three months ended March 31, 2008. In addition, we have an accumulated deficit of $8,849,088 and a working capital deficit of $3,141,970 as of March 31, 2008. These conditions raise substantial doubt as to our ability to continue as a going concern.

Management acknowledges that its ability to continue executing its current business plan, even on a short-term basis, is dependent on its ability to obtain additional debt of equity financing. There can be no guarantee that the Company will be successful in generating future revenues, in obtaining additional debt of equity financing, or that such additional debt of equity financing will be available on terms acceptable to the Company.  Management plans to raise additional funding through the issuance of convertible debt and the sale of common stock. Our longer term plans include expanding our customer base to generate cash from our operating activities.

3.

Acquisition of Research and Development Software

On March 13, 2008, Digitiliti executed a Technology Purchase Agreement (“TPA”) with StorageSwitch, LLC, a Colorado limited liability company (“StorageSwitch”), to acquire a commercially-proven technology software. This technology software compliments Digitiliti’s current business model and also provides a base layer that Digitiliti will build upon to develop enhanced storage service offerings.

In connection with the purchase, we made initial cash payment of $10,000 upon execution of the Letter of Intent in January 2008, and a cash payment of $200,000 on the date of closing. In addition, we will make a  $40,000 cash payment payable when the software is fully developed and in production. We also issued 250,000 shares of common stock in connection with the purchase, valued at $375,000 based upon the quoted market price of our stock on the date of the purchase. We will issue an additional 250,000 shares when the software is fully developed and in production. These shares will be valued based on the quoted market price of our stock on the date of issuance.

The software was not technologically feasible on the date of the acquisition. As a result, this transaction was accounted for as purchased research and development costs and was expensed as research and development expense in accordance with SFAS No. 2.

In conjunction with the execution of the TPA, Digitiliti and StorageSwitch also signed the following agreements; (1) a Non-Compete Agreement, (2) a Non-Disclosure Agreement, (3) a Statement of Work Agreement and (4) a Consulting Services Agreement. Under the Consulting Service Agreement, we will make the following payments to 2 principals of StorageSwitch: (1) semi-monthly cash payments of $6,250 (totaling $25,000 per month) and (2) the issuance of 12,480 shares of Digitiliti common stock (totaling 24,960 share of common stock per month). Stock issued under this arrangement is accounted for in accordance with EITF 96-18 and valued using the quoted market price of our common stock at the end of each month.

4.

Options, Warrants and Restricted Stock Awards

In April 2008, the Board of Directors approved a modification of the Company’s Stock Option Plan increasing the total number of shares issuable under the Plan from 4,000,000 shares to 9,000,000 shares.

No employee stock options were granted, exercised or expired during the three months ended March 31, 2008. However, we recognized $21,412 of compensation expense related to employee stock options granted in a prior period. The weighted average exercise price of employee stock options outstanding at March 31, 2008 was $0.37 ..

During the three months ended March 31, 2008, the Company issued 4,008,050 warrant in conjunction with the sale of convertible debt.  The weighted average exercise price of stock warrants outstanding at March 31, 2008 was $1.75.

            On March 13, 2008, we issued 250,000 shares of restricted stock in connection with the purchase of software. (see Note 3)

On March 15, 2008, we issued 108,004 shares of restricted stock, valued at $162,006 using the grant-date quoted stock price, in settlement of $37,801.50 of outstanding debt with a related party. The difference between the fair value of the stock and the outstanding debt was recorded as gain or loss on settlement of debt and is included as a separate line item under Loss from Operations in our accompanying financial statements.  See Note 7, Subsequent Events for additional information regarding the issuance of employee stock options, stock warrants and restricted stock.

5.

Convertible Debt

During the three months ended March 31, 2008, we issued $808,500 in convertible debt, along with 404,250 warrants with an exercise price of $1.50 and 404,250 warrants with an exercise price of $2.25. We recorded a debt discount of $371,950, based on the relative fair value of the warrants, which is being amortized using the effective interest rate over the term of the convertible debt. For the three months ended March 31, 2008, we amortized $112,459 of the discount into interest expense. In addition, we incurred fees of $80,850, which were recorded as deferred financing cost and are also being amortized using the effective interest method over the term of the convertible debt.

On January 1, 2008, we evaluated the assumptions used in the Black-Scholes model in light of new information obtained after the year end. Based on this new information, we used an expected volatility assumption of 113% in computing the fair value of warrants issued with convertible debt in the first quarter of 2008. We are accounting for this change in volatility as a change in accounting estimate under SFAS No. 154, which requires us to apply this change prospectively. Consequently, we are not restating or retrospectively adjusting amounts reported in our prior financial statements.

The following summarizes the financial presentation of our convertible debt at March 31, 2008:

Face value of convertible debt	$ 4,008,050
Adjustments:
Discount for warrants issued	(1,625,692)
Amortization of debt discount	283,571
Convertible notes balance, net	$ 2,665,929

6.

Supplementary Disclosures of Cash Flow Information

Additional cash flow information consisted of the following:

Three Months Ended March 31,	2008	2007
Cash paid for interest	$18,875	$ 70,086
Cash paid for income taxes	-	-
Noncash financing and investing activities:

Conversion of debt to equity	-	78,678
Insurance of warrants for professional services	-	78,790
Issuance of warrants in connection with convertible debt	371,950	-

Stock rescission payable	105,000	-

7.

Subsequent Events

In April 2008, the Board of Directors approved a modification of the Company’s Stock Option Plan increasing the total number of shares issuable under the Plan from 4,000,000 shares to 9,000,000 shares. Concurrently, the Board of Director approved the issuance of 3,900,000 in employee stock options to various employees, valued at $4,200,000 using the Black Scholes option pricing model. The value of these stock options will be expensed over the service period of the respective employee.

Subsequent to March 31, 2008, we issued $1,070,500 in convertible debt, along with 535,250 warrants with an exercise price of $1.50 and 535,600 warrants with an exercise price of $2.25. In connection with the issuance of these warrants, we recorded a debt discount of $446,287, based on the relative fair value of the warrants on the date of grant. In addition, we paid fees of $107,050 related to these debt issuances, which was recorded as deferred financing costs. The discount and deferred financing cost will be amortized over the 18-month maturity period using the effective interest rate.

In April 2008, the Company amended and restated its Certificate of Incorporation to add a class of preferred stock with 10,000,000 shares authorized at a par value of $0.001 per share.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes or disagreements with our accountants on accounting and financial disclosure; however, effective June 10, 2008, our Board of Directors terminated Lurie Besikof Lapidus & Company, LLP (“Lurie Besikof Lapidus”) as our auditors, and engaged Malone & Bailey, PC (“Malone & Bailey”) to audit our consolidated financial statements for the year ended December 31, 2008.  Lurie Besikof Lapidus were the auditors of Storage, and audited our consolidated financial statements for the years ended December 31, 2007, and 2006, that are filed with this Registration Statement.  Malone & Bailey were our prior auditors, before the completion of the Storage Merger, and audited our financial statements for the years ended December 31, 2006, and 2005, prior to the Storage Merger.

There have been no disagreements between us and Lurie Besikof Lapidus, during our two most recent fiscal years or to the date of termination, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved, would have caused Lurie Besikof Lapidus to make reference to the subject matter of the disagreement in connection with their reports.

The reports of Lurie Besikof Lapidus did not contain any adverse opinion or disclaimer of opinion, and with the exception of a standard “going concern” qualification because we have suffered recurring losses from operations and have a substantial stockholders’ deficit and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years, and since then, neither Lurie Besikof Lapidus nor Malone & Bailey has advised us that any of the following exists or is applicable:

(1)

That the internal controls necessary for us to develop reliable financial statements do not exist, that information has come to their attention that has lead them to no longer be able to rely on our management’s representations, or that has made them unwilling to be associated with the financial statements prepared by management;

(2)

That we need to expand significantly the scope of our audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on our management’s representations or be associated with our financial statements for the foregoing reasons or any other reason; or

(3)

That they have advised us that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

During our two most recent fiscal years and since then, we have not consulted Malone & Bailey regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or any other financial presentation whatsoever.

We have provided  Lurie Besikof Lapidus with a copy of the disclosure provided under this heading of this Registration Statement and have advised them to provide us with a letter addressed to the Securities and Exchange Commission as to whether they agree or disagree with the disclosures made herein.  A copy of their response is filed as Exhibit 16.1 to this Registration Statement.  See 15.

Item 15.  Financial Statements and Exhibits

Financial Statements

Sequential Page Number
Report of Independent Registered Public Accounting Firm	60

Consolidated Financial Statements for the years ended December 31, 2007, and 2006*
Consolidated Balance Sheets	6 1
Consolidated Statements of Operations	6 2
Consolidated Statements of Stockholders’ Equity (Deficit)	6 3
Consolidated Statements of Cash Flows	6 4
Notes to Consolidated Financial Statements	6 5 - 8 0
* See Item 14 regarding the June 10, 2008, change in our auditors.

Sequential Page Number
Condensed Consolidated Financial Statements for the quarters ended March 31, 2008, and 2007, and the year ended December 31, 2007 (unaudited)*	81
Condensed Consolidated Balance Sheets (unaudited)	82
Condensed Consolidated Statements of Operations (unaudited)	8 3
Condensed Consolidated Statements of Cash Flows (unaudited)	8 4
Notes to Condensed Consolidated Financial Statements (unaudited)	8 5 - 8 8
* See Item 14 regarding the June 10, 2008, change in our auditors.

Description of Exhibits

Exhibit No.	Title of Document
3.1	* Initial Certificate of Incorporation filed March 31, 2006.
3.2	* Bylaws.
3.3	* Certificate of Amendment regarding the name change to “digitiliti, inc.” and the Recapitalization.
3.4	* Certificate Correction regarding the name change to “Digitiliti, Inc.”
3.5	* Amended and Restated Certificate of Incorporation filed May 13, 2008 .
10.1	* Stock Purchase Agreement between Storage and our former principal shareholders under which Storage acquired a controlling interest in us.
10.2	* Agreement and Plan of Merger between us, Themescapes and Bulldog under which we became a holding company.
10.3	* Agreement and Plan of Merger, as amended, between us, Cyclone Acquisition and Storage under which Storage became our wholly-owned subsidiary.
10.4	* XO Communications Contract .
10.5	* FRM Associates Lease, as amended .
10.6	* EBC Minneapolis, Inc. Sublease Agreement ..
10.7	* Upper Corner Venture, LLC Lease Agreement ..
10.8	* M2 Consulting Agreement of May 2006, with Addendums .
10.9	* M2 Consulting Agreement of April 2007 .
10.10	* 5X Partners Corporate Development Services Agreement with Addendums .
10.11	* StorageSwitch Consulting Services Agreement .
10.12	* StorageSwitch Non-Compete Agreement .
10.13	* StorageSwitch Technology Purchase Agreement .
10.14	* Vision to Practice, Inc. Development Services Agreement .
10.15	Form of 12% Convertible Note.
10.16	Form of A Warrant for 12% Convertible Note Offering.

10.17	Form of B Warrant for 12% Convertible Note Offering.
10.18	Letter Agreement with M2 of June, 2008.
16.1	Letter of Auditors regarding termination.
21	*Subsidiaries.
99.1	*Digitiliti, Inc. Stock Option Plan.
*	Incorporated by reference from initial filing on May 13, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITILITI, INC.

Date: July 11, 2008

.

By /s/Brad Wenzel

     Brad Wenzel, Chairman of the Board and Director

Date: July 11, 2008

By /s/Larry D. Ingwersen

     Larry D. Ingwersen, President and CEO and Director

Date: July 11, 2008

By /s/Laura Wenzel

     Laura Wenzel, Vice President, Secretary and Director

Date: July 11, 2008

By /s/William McDonald

     William McDonald, CFO/Treasurer

Date: July 11, 2008

By /s/Mark Savage

      Mark Savage, Director